     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 2, 2000



                                                      REGISTRATION NO. 333-92005

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-4


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                      WEIGHT WATCHERS INTERNATIONAL, INC.

             (Exact name of Registrant as specified in its charter)

               VIRGINIA                                  7299                                 11-6040273
   (State or other jurisdiction of           (Primary Standard Industrial                  (I.R.S. Employer
    incorporation or organization)           Classification Code Number)                Identification Number)

                            ------------------------

                            175 CROSSWAYS PARK WEST
                            WOODBURY, NEW YORK 11797
                                 (516) 390-1400

              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                         ------------------------------

                            ROBERT W. HOLLWEG, ESQ.
                      WEIGHT WATCHERS INTERNATIONAL, INC.
                            175 CROSSWAYS PARK WEST
                            WOODBURY, NEW YORK 11797
                                 (516) 390-1400

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                WITH A COPY TO:

                              RISE B. NORMAN, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017
                                 (212) 455-2000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration number of the earlier effective Registration Statement for the same offering. / /____________


    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Registration Statement number of the earlier effective Registration Statement for the same offering. / /____________

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                   TABLE OF ADDITIONAL REGISTRANT GUARANTORS


       EXACT NAME OF           STATE OR OTHER        I.R.S.              ADDRESS INCLUDING ZIP CODE,
    REGISTRANT GUARANTOR      JURISDICTION OF       EMPLOYER      AND TELEPHONE NUMBER INCLUDING AREA CODE,
        AS SPECIFIED          INCORPORATION OR   IDENTIFICATION           OF REGISTRANT GUARANTOR'S
       IN ITS CHARTER           ORGANIZATION         NUMBER              PRINCIPAL EXECUTIVE OFFICES
       --------------           ------------         ------              ---------------------------
58 WW Food Corp.              New York            13-2895206      175 Crossways Park West
                                                                  Woodbury, NY 11797
                                                                  (516) 390-1400

Waist Watchers, Inc.          Delaware               N/A          175 Crossways Park West
                                                                  Woodbury, NY 11797
                                                                  (516) 390-1400

Weight Watchers Camps, Inc.   New York            11-2193880      175 Crossways Park West
                                                                  Woodbury, NY 11797
                                                                  (516) 390-1400

W.W. Camps and Spas, Inc.     Delaware               N/A          175 Crossways Park West
                                                                  Woodbury, NY 11797
                                                                  (516) 390-1400

Weight Watchers Direct, Inc.  Delaware            11-3172982      175 Crossways Park West
                                                                  Woodbury, NY 11797
                                                                  (516) 390-1400

W/W Twentyfirst Corporation   New York            13-2592960      175 Crossways Park West
                                                                  Woodbury, NY 11797
                                                                  (516) 390-1400

W.W. Weight Reduction         New York            11-2393074      175 Crossways Park West
  Services, Inc.                                                  Woodbury, NY 11797
                                                                  (516) 390-1400

W.W.I. European Services,     New York            11-2530535      175 Crossways Park West
  Ltd.                                                            Woodbury, NY 11797
                                                                  (516) 390-1400

W.W. Inventory Service Corp.  Delaware            11-3025305      175 Crossways Park West
                                                                  Woodbury, NY 11797
                                                                  (516) 390-1400

Weight Watchers North         Delaware            52-1656141      175 Crossways Park West
  America, Inc.                                                   Woodbury, NY 11797
                                                                  (516) 390-1400

Weight Watchers UK Holdings   United Kingdom         N/A          Kidswell Park House
  Ltd                                                             Kidswell Park Drive
                                                                  Maidenhead, Berkshire
                                                                  SL6 8YT England
                                                                  44-1628-415200

Weight Watchers               United Kingdom         N/A          Kidswell Park House
  International Holdings Ltd                                      Kidswell Park Drive
                                                                  Maidenhead, Berkshire
                                                                  SL6 8YT England
                                                                  44-1628-415200

       EXACT NAME OF           STATE OR OTHER        I.R.S.              ADDRESS INCLUDING ZIP CODE,
    REGISTRANT GUARANTOR      JURISDICTION OF       EMPLOYER      AND TELEPHONE NUMBER INCLUDING AREA CODE,
        AS SPECIFIED          INCORPORATION OR   IDENTIFICATION           OF REGISTRANT GUARANTOR'S
       IN ITS CHARTER           ORGANIZATION         NUMBER              PRINCIPAL EXECUTIVE OFFICES
       --------------           ------------         ------              ---------------------------
Weight Watchers (U.K.)        United Kingdom         N/A          Kidswell Park House
  Limited                                                         Kidswell Park Drive
                                                                  Maidenhead, Berkshire
                                                                  SL6 8YT England
                                                                  44-1628-415200

Weight Watchers               United Kingdom         N/A          Kidswell Park House
  (Accessories &                                                  Kidswell Park Drive
  Publications) Ltd                                               Maidenhead, Berkshire
                                                                  SL6 8YT England
                                                                  44-1628-415200

Weight Watchers               United Kingdom         N/A          Kidswell Park House
  (Food Products) Limited                                         Kidswell Park Drive
                                                                  Maidenhead, Berkshire
                                                                  SL6 8YT England
                                                                  44-1628-415200

Weight Watchers               New Zealand            N/A          c/o Davies Accountants
  New Zealand Limited                                             Park View Tower, 4(th) Floor
                                                                  28 Davies Avenue
                                                                  Manakau City, New Zealand
                                                                  64-9-262-2304

Weight Watchers               Australia              N/A          98 Arthur Street
  International Pty Limited                                       10(th) Floor
                                                                  North Sydney
                                                                  2060 NSW Australia
                                                                  61-2-9928-1300

Fortuity Pty Ltd              Australia              N/A          98 Arthur Street
                                                                  10(th) Floor
                                                                  North Sydney
                                                                  2060 NSW Australia
                                                                  61-2-9928-1300

Gutbusters Pty Ltd            Australia              N/A          98 Arthur Street
                                                                  10(th) Floor
                                                                  North Sydney
                                                                  2060 NSW Australia
                                                                  61-2-9928-1300

Prospectus


$150,000,000
[EURO]100,000,000                                [LOGO]

WEIGHT WATCHERS INTERNATIONAL, INC.

Offer to Exchange All Outstanding 13% Senior Subordinated Notes due 2009 for 13% Senior Subordinated Notes due 2009, which have been registered under the Securities Act of 1933

The Exchange Offer

- We will exchange all old notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

- You may withdraw tenders of old notes at any time prior to the expiration of the exchange offer.


- The exchange offer expires at 5:00 p.m., New York City time, on March 31, 2000, unless extended. We do not currently intend to extend the expiration date.


  The Exchange Notes

  - The terms of the exchange notes to be issued in the exchange offer are substantially identical to the old notes, except that the exchange notes will be freely tradeable.

  Resales of Exchange Notes


  - The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods.


                             ---------------------

You should consider carefully the risk factors beginning on page 17 of this prospectus before participating in the exchange offer.

                             ---------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                             ---------------------


                 The date of this prospectus is March 3, 2000.

                                 --------------

                               TABLE OF CONTENTS


                                           PAGE
                                         --------
PROSPECTUS SUMMARY.....................      1
RISK FACTORS...........................     17
EXCHANGE RATE INFORMATION..............     26
SOURCES AND USES OF FUNDS..............     27
CAPITALIZATION.........................     28
UNAUDITED PRO FORMA CONDENSED
  CONSOLIDATED STATEMENTS OF INCOME....     29
SELECTED HISTORICAL CONDENSED COMBINED
  FINANCIAL INFORMATION................     37
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS...........................     39
INDUSTRY...............................     47
BUSINESS...............................     49
MANAGEMENT.............................     63
PRINCIPAL STOCKHOLDERS.................     69
DESCRIPTION OF CAPITAL STOCK...........     71



CERTAIN RELATIONSHIPS AND RELATED
                                           PAGE
                                         --------
  TRANSACTIONS.........................     72
THE EXCHANGE OFFER.....................     77
DESCRIPTION OF NOTES...................     87
DESCRIPTION OF NEW CREDIT FACILITIES...    133
CERTAIN U.S. FEDERAL TAX
  CONSIDERATIONS.......................    135
PLAN OF DISTRIBUTION...................    139
LUXEMBOURG LISTING INFORMATION.........    140
WHERE YOU CAN FIND MORE INFORMATION....    141
LEGAL MATTERS..........................    141
EXPERTS................................    141
INDEX TO COMBINED FINANCIAL STATEMENTS
  AND FINANCIAL STATEMENT SCHEDULE.....    F-1
VALUATION AND QUALIFYING ACCOUNTS
  SCHEDULE.............................    S-1


                                 --------------

                               PROSPECTUS SUMMARY


    THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT IS NOT COMPLETE AND MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES IN THIS PROSPECTUS TO "US," "WE" OR "OUR" ARE TO WEIGHT WATCHERS INTERNATIONAL, INC. AND ITS SUBSIDIARIES. REFERENCES TO PRO FORMA DATA REFLECT THE TRANSACTIONS DESCRIBED UNDER "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME" WHICH WE REFER TO AS THE "TRANSACTIONS". HISTORICAL FINANCIAL INFORMATION IN THIS PROSPECTUS IS DERIVED FROM THE COMBINED FINANCIAL STATEMENTS OF OUR CLASSROOM BUSINESS, WHICH CONSISTS OF WEIGHT WATCHERS INTERNATIONAL, INC. AND ITS SUBSIDIARIES AND SUBSIDIARIES OF H.J. HEINZ COMPANY THAT CONDUCT THE WEIGHT WATCHERS BUSINESS IN AUSTRALIA AND NEW ZEALAND. PRIOR TO THE TRANSACTIONS, WE ACQUIRED THE WEIGHT WATCHERS BUSINESSES IN AUSTRALIA AND NEW ZEALAND AND THEIR RESULTS ARE INCLUDED IN OUR COMBINED FINANCIAL STATEMENTS.


                      WEIGHT WATCHERS INTERNATIONAL, INC.

    We are the largest provider of weight control programs in the world. We operate in 29 countries through a network of company-owned and franchise operations. At the core of our business are our weekly meetings, in which we present our scientifically designed program, incorporating group support and education about healthy eating patterns, behavior modification and physical activity. In our fiscal year ended April 24, 1999, we estimate we held an average of approximately thirty-three thousand meetings worldwide each week and our average weekly attendance exceeded one million members. An estimated 9,000 classroom leaders, all of whom have lost weight on and are specially trained to teach our program, run our meetings.

    We have developed the WEIGHT WATCHERS program through continuous improvement over our 36 year history, and we believe our brand name is recognized as the standard for healthy, safe and drug free weight control. Careful management of our brand identity and reputation is a fundamental element of our long-term success. According to a Gallup study conducted in 1998, more than 84% of adults and 94% of dieting adults in the United States recognize our brand. In an independent survey of U.S. doctors in 1998, among those doctors who had recommended weight loss programs in the preceding year, 65% recommended WEIGHT WATCHERS. The next most frequently recommended program received recommendations from less than 13% of those doctors. We believe the combination of our brand recognition, extensive global network and our 9,000 trained classroom leaders provides us with a significant competitive advantage.

    We believe the quality, flexibility and effectiveness of our program enable us to attract new members and contribute to the high level of repeat enrollments.

    Our flexible program:

    - allows members to attend on a pay-as-you-go basis at an average cost of less than $10 per weekly meeting

    - allows our members to choose any food they want and does not require the purchase or consumption of prepackaged meals

    - offers meetings at multiple and convenient locations

    Our members demonstrate consistent and predictable repeat enrollment patterns that support our belief that weight control is a life-long challenge. For example, in our North American company-owned (NACO) operations:

    - our members attend an average of 8 weekly sessions in an enrollment cycle

    - approximately 75% of returning members re-enroll in the future

    - since 1991, our members have enrolled in an average of four separate program cycles

    For the twelve months ended, October 23, 1999 on a pro forma basis, we generated revenue of $406.0 million and adjusted EBITDA (as defined) of $102.6 million.


COMPETITIVE STRENGTHS

    We believe that we will be able to develop our business because we possess the following attributes:

    - entrepreneurial management;

    - continual program enhancement and development;

    - strong domestic and international franchise operations; and

    - a variable cost structure with a high return on invested capital.

                               INDUSTRY OVERVIEW

    The demographics of overweight people drive the demand for our programs. The number of overweight and obese people in the United States and other developed countries has increased greatly over the past four decades due to improving living standards, the aging of the population (as people tend to gain weight with age) and increasingly sedentary lifestyles. The National Institute of Health recently issued a report indicating that approximately 55% of American adults are overweight or obese. A 1997 World Health Organization publication titled, "Obesity: Preventing and Managing the Global Epidemic," reported that the world's population is becoming overweight at a rapid pace and that there exists an urgent need to deal with this problem. In addition, the health risks associated with being overweight are becoming increasingly recognized. The World Health Organization stated: "The prevalence of overweight and obesity is escalating rapidly worldwide" and that "obesity should be regarded as today's principal neglected public health problem."

    In addition, our market is growing because of the following other trends:

    - greater awareness that achieving/maintaining a healthy weight will reduce the risk of serious medical problems and significantly improve the quality of life

    - the recognition that drugs are not an effective stand-alone remedy and may have undesirable side effects

    - an increasing willingness of employers and insurers to promote and contribute towards the cost of weight loss programs

                                    HISTORY

    Since our founding in 1963, we have grown to be the leading commercial weight control program in the world. We have developed our program around the core principles of group support, behavior modification, diet and exercise and have implemented these principles in our programs world-wide.

    Heinz acquired us in 1978. In fiscal year 1990, Heinz altered our successful model by introducing the sale of prepackaged meals through the NACO network. These changes forced our group leaders to become food sales people and retail managers for food products, detracting from their function as role models and motivators for our members. This caused a significant drop in customer satisfaction and employee morale, and NACO's attendance declined. Prior to the introduction of prepackaged meals sales in fiscal year 1990, NACO's annual classroom attendance was 12.9 million, but by fiscal year 1997, attendance had dropped to 7.8 million. In contrast, in our international operations where the prepackaged meals sales strategy was not implemented, our attendance remained stable over this period. As we turned our North American focus to promoting and selling our prepackaged meals, our program development began to suffer. In response, we shifted to a more decentralized management approach allowing the management of our international operations to begin to develop on their own local business strategies and program innovations. This approach was successful and by 1996 our international growth began to accelerate rapidly.

    Beginning in 1997, we restructured our NACO operations by eliminating the prepackaged meals program, improving customer service, restoring employee morale and introducing 1-2-3 SUCCESS and LIBERTY/LOYALTY. 1-2-3 SUCCESS is our state-of-the-art diet that helps guide dieters to low fat foods instead of high fat foods. LIBERTY/LOYALTY is a pricing structure that provides members the option of committing to consecutive weekly attendance and paying a lower weekly fee and missed meeting fees (Loyalty) or paying a higher weekly fee without the missed meeting fees (Liberty). In connection with the discontinuation of our prepackaged meals program, we eliminated over $18.0 million in costs. As a result of these efforts, we have grown NACO attendance by 40% from 7.8 million in fiscal year 1997 to 10.9 million in fiscal year 1999. Our near-term objective is to surpass the NACO attendance level of 12.9 million experienced prior to the introduction of our prepackaged meals program.

                                GROWTH STRATEGY

    We believe we have multiple opportunities for growth which will be enhanced by our new focus on the sharing of best practices across our world-wide network. These opportunities include:

    - increasing attendance through our existing classroom network;

    - expanding our customer base;

    - growing product sales and licensing royalties;

    - expanding our geographic presence; and

    - participating in Internet growth.

                                THE TRANSACTIONS


    On July 22, 1999, we and our then-existing parent company, Heinz, entered into a recapitalization and stock purchase agreement with Artal Luxembourg S.A. and one of its affiliates.


    Under the agreement, on September 29, 1999:

    - we effected a stock split in which each share of our common stock, par value $0.25 per share, was split into 58,747.60 shares of our common stock, no par value per share;

    - we redeemed a portion of our shares of our common stock held by Heinz for $349.5 million (the "Redemption"), which we paid for with $324.5 million of cash and $25.0 million of our redeemable preferred stock which was issued to Heinz; and

    - after the Redemption, Artal purchased 94% of our remaining common stock from Heinz for $223.7 million (the "Equity Purchase").

    After the completion of the Redemption and the Equity Purchase, Artal owned 94% of our common stock and Heinz owned 6% of our common stock. On
September 30, 1999, Artal sold 4.1% of our common stock to five investors.

    In order to finance the foregoing transactions, we:


    - entered into and made initial borrowings of $237.0 million under, new senior secured bank credit facilities (the "New Credit Facilities") which provide for borrowings of up to $267.0 million, and


    - issued the notes.

    We used the proceeds from the notes and the New Credit Facilities to finance the cash portion of the Redemption, to refinance debt incurred in connection with the acquisition of the businesses that conduct our business in Australia and New Zealand and to pay transaction fees and expenses.

    As a result of the Transactions, we have a stepped-up tax basis in our assets, which is expected to reduce our future cash tax payments by $72.1 million.

                           SOURCES AND USES OF FUNDS

    The following table sets forth the sources and uses of funds in connection with the foregoing transactions.


                                    (IN                                           (IN
SOURCES:                          MILLIONS)   USES:                             MILLIONS)

Available cash..................   $  4.0
                                              Recapitalization
New Credit Facilities(1)........    237.0     consideration(2)................   $573.2
Senior Subordinated Notes                     Refinancing of debt(4)..........    147.5
  due 2009......................    255.0     Heinz rollover equity(3)........     14.3
Artal Equity Purchase(2)........    223.7     Transaction fees and expenses...     24.0
                                   ------                                        ------
    Total cash sources..........    719.7
Redeemable preferred stock
  issued to Heinz(2)............     25.0
Heinz rollover equity(3)........     14.3
                                   ------
        Total Sources...........   $759.0     Total Uses......................   $759.0
                                   ======                                        ======


------------------------


(1) Represents borrowings under the New Credit Facilities made on the closing date of the Transactions, consisting of $75.0 million under the term loan A facility, $75.0 million under the term loan B facility and $87.0 million under the transferable loan certificate ("TLC") facility.

    Upon consummation of the Transactions, we had $30.0 million of additional borrowing capacity under the revolving credit facility.


(2) The recapitalization consideration consisted of (a) $349.5 million for the Redemption, which we paid for with $324.5 million of cash and $25.0 million of redeemable preferred stock issued to Heinz and (b) $223.7 million for the Equity Purchase of 94% of our common stock by Artal.

(3) Represents the imputed value of Heinz's remaining ownership, which we refer to as rollover equity, of 6% of our issued and outstanding common stock following the recapitalization.


(4) Reflects the refinancing of debt which we incurred prior to the Transactions relating to the acquisition of the businesses that conduct our business in Australia and New Zealand.


                                  THE SPONSOR

    In 1985, The Invus Group, Ltd. was independently formed in New York and engaged by Artal Luxembourg S.A., a private European investment company, to develop and implement a private equity investment strategy. Over the past fifteen years, Invus has focused on creating value primarily through building and enhancing strong branded businesses. Invus works actively with its management teams in developing the portfolio company's strategic and operational plans.

    Invus' diverse experience with branded businesses includes the creation of the $100 million Polaner All Fruit brand, revitalization and growth of the Keebler cookies and cracker brand, and the development and enhancement of license relationships with a number of brands including DKNY and Timberland. Keebler Foods Company and the Sunshine Biscuit Company were acquired in 1996 for approximately $650 million and the combined company achieved growth, synergies and cost savings ahead of schedule, completing a successful initial public offering in January 1998 and a second equity offering in 1999.

                                   THE ISSUER

    Weight Watchers International, Inc. is a Virginia corporation incorporated in 1974. Our executive offices are located at 175 Crossways Park West, Woodbury, NY 11797. Our telephone number is 516-390-1400.

                     SUMMARY OF TERMS OF THE EXCHANGE OFFER

    On September 29, 1999, we completed the private offering of the old notes. References to "notes" in this prospectus are references to both the old notes and the exchange notes.

    We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver to you this prospectus and we agreed to complete the exchange offer within 220 days after the date of original issuance of the old notes. You are entitled to exchange in the exchange offer your old notes for exchange notes which are identical in all material respects to the old notes except that:

    - the exchange notes have been registered under the Securities Act;

    - the exchange notes are not entitled to certain registration rights which are applicable to the old notes under the registration rights agreement; and

    - certain contingent interest rate provisions are no longer applicable.

The Exchange Offer...................  We are offering to exchange up to $150.0 million aggregate principal amount of dollar-denominated exchange notes for up to $150.0 million aggregate principal amount of
                                       dollar-denominated old notes, and we are offering to
                                       exchange up to [EURO]100.0 million aggregate principal
                                       amount of euro-denominated exchange notes for up to
                                       [EURO]100.0 million aggregate principal amount of euro-
                                       denominated old notes. Old notes may be exchanged only in
                                       integral multiples of $1,000 or [EURO]1,000.

Resales..............................  Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe
                                       that the exchange notes issued pursuant to the exchange
                                       offer in exchange for old notes may be offered for resale, resold and otherwise transferred by you, unless you are an
                                       "affiliate" of Weight Watchers International, Inc. within
                                       the meaning of Rule 405 under the Securities Act, without
                                       compliance with the registration and prospectus delivery
                                       provisions of the Securities Act, provided that you are
                                       acquiring the exchange notes in the ordinary course of your business and that you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange
                                       notes.

                                       Each participating broker-dealer that receives exchange
                                       notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired as a result of
                                       market-making or other trading activity must acknowledge
                                       that it will deliver a prospectus in connection with any
                                       resale of the exchange notes. See "Plan of Distribution."

                                       Any holder of old notes who

                                       -  is an affiliate of Weight Watchers International, Inc.;

                                       -  does not acquire exchange notes in the ordinary course of its business; or

                                       -  tenders in the exchange offer with the intention to
                                          participate, or for the purpose of participating, in a
                                          distribution of exchange notes,

                                       cannot rely on the position of the staff of the Commission enunciated in Exxon Capital Holdings Corporation, Morgan
                                       Stanley & Co. Incorporated or similar no-action letters and, in the absence of an exemption, must comply with the
                                       registration and prospectus delivery requirements of the
                                       Securities Act in connection with the resale of the exchange notes.

Expiration Date; Withdrawal of
  Tenders............................  The exchange offer will expire at 5:00 p.m., New York City time, on March 31, 2000, or on a later date and time to
                                       which we may extend it, referred to as the "expiration
                                       date". We do not currently intend to extend the expiration date. A tender of old notes pursuant to the exchange offer may be withdrawn at any time prior to the expiration date.
                                       Any old notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offer.

Certain Conditions to the Exchange
  Offer..............................  The exchange offer is subject to customary conditions, which we may waive. Please read the section captioned "The
                                       Exchange Offer--Certain Conditions to the Exchange Offer" of
                                       this prospectus for more information regarding the
                                       conditions to the exchange offer.

Procedures for Tendering Old Notes...  If you wish to accept the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal, according to the
                                       instructions contained in this prospectus and the letter of transmittal. You must also mail or otherwise deliver the
                                       letter of transmittal, or a facsimile of the letter of
                                       transmittal, together with the old notes and any other
                                       required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal. If you hold old notes through The Depository Trust Company ("DTC")
                                       and wish to participate in the exchange offer, you must
                                       comply with the Automated Tender Offer Program procedures of
                                       DTC, by which you will agree to be bound by the letter of
                                       transmittal. By signing, or agreeing to be bound by, the
                                       letter of transmittal, you will represent to us that, among other things:

                                       -  any exchange notes that you receive will be acquired in the ordinary course of your business;

                                       -  you have no arrangement or understanding with any person or entity to participate in a distribution of the
                                          exchange notes;

                                       -  if you are a broker-dealer that will receive exchange
                                       notes for your own account in exchange for old notes that
                                          were acquired as a result of market-making activities,
                                          that you

                                          will deliver a prospectus, as required by law, in
                                          connection with any resale of such exchange notes; and

                                       -  you are not an "affiliate," as defined in Rule 405 of the
                                          Securities Act, of Weight Watchers International, Inc.
                                          or, if you are an affiliate, you will comply with any
                                          applicable registration and prospectus delivery
                                          requirements of the Securities Act.

Special Procedures for Beneficial
  Owners.............................  If you are a beneficial owner of old notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender the old notes in the exchange offer, you should contact the
                                       registered holder promptly and instruct the registered
                                       holder to tender on your behalf. If you wish to tender on
                                       your own behalf, you must, prior to completing and executing the accompanying letter of transmittal and delivering your old notes, either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the registered holder. The
                                       transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery
  Procedures.........................  If you wish to tender your old notes and your old notes are not immediately available or you cannot deliver your old
                                       notes, the accompanying letter of transmittal or any other documents required by the accompanying letter of transmittal or comply with the applicable procedures under DTC's
                                       Automated Tender Offer Program prior to the expiration date, you must tender your old notes according to the guaranteed delivery procedures set forth in this prospectus under "The
                                       Exchange Offer--Guaranteed Delivery Procedures."

Effect on Holders of
  Old Notes..........................  As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of the exchange offer, we will have fulfilled a
                                       covenant contained in the registration rights agreement and, accordingly, we will not be obligated to pay liquidated
                                       damages as described in the registration rights agreement.
                                       If you are a holder of old notes and you do not tender your old notes in the exchange offer, you will continue to hold the old notes and you will be entitled to all the rights and limitations applicable to the old notes in the indentures, except for any rights under the registration rights
                                       agreement that by their terms terminate upon the
                                       consummation of the exchange offer.

                                       To the extent that old notes are tendered and accepted in
                                       this exchange offer, the trading market for old notes could be adversely affected.

Consequences of Failure to
  Exchange...........................  All untendered old notes will continue to be subject to the restrictions on transfer provided for in the old notes and in the

                                       indentures. In general, the old notes may not be offered or sold, unless registered under the Securities Act, except
                                       pursuant to an exemption from, or in a transaction not
                                       subject to, the Securities Act and applicable state
                                       securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act.

Certain U.S. Federal Income Tax
  Considerations.....................  The exchange of old notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income
                                       tax purposes. See "Certain U.S. Federal Tax Considerations."

Use of Proceeds......................  We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Exchange Agent.......................  Norwest Bank Minnesota, National Association is the exchange agent for the exchange offer. The address and telephone
                                       number of the exchange agent are set forth in the section
                                       captioned "Exchange Offer--Exchange Agent" of this
                                       prospectus.

                     SUMMARY OF TERMS OF THE EXCHANGE NOTES


Issuer...............................  Weight Watchers International, Inc.

Securities Offered

  Dollar Notes.......................  $150,000,000 aggregate principal amount of 13% Senior
                                       Subordinated Notes Due 2009.

  Euro Notes.........................  [EURO]100,000,000 aggregate principal amount of 13% Senior
                                       Subordinated Notes Due 2009.

Dollar Notes

    Interest.........................  13% per year.

    Interest Payment Dates...........  April 1 and October 1 of each year, commencing April 1,
                                       2000.

    Maturity.........................  October 1, 2009.

Euro Notes

    Interest.........................  13% per year.

    Interest Payment Dates...........  April 1 and October 1 of each year, commencing April 1,
                                       2000.

    Maturity.........................  October 1, 2009.

Guarantees...........................  We will cause each subsidiary (other than certain special purpose vehicles used to lend cash to guarantors under the
                                       New Credit Facility) that is a guarantor under the New
                                       Credit Facility (the "subsidiary guarantors") to jointly and severally guarantee the old notes and the exchange notes on full and unconditional basis on or before the later of

                                       -  the date the subsidiary becomes a guarantor under the New
                                          Credit Facility and

                                       -  July 29, 2000.

                                       As of the date of this prospectus, the notes are guaranteed by the subsidiaries listed under "Description of
                                       Notes--Guarantees".

Ranking..............................  The notes are unsecured and subordinated in right of payment to all of our existing and future senior indebtedness,
                                       including all of our borrowings under the New Credit
                                       Facility. The notes rank equally in right of payment with
                                       all of our existing and future senior subordinated
                                       indebtedness and senior to all of our existing and future
                                       subordinated obligations. We are a holding company and
                                       therefore we derive a significant proportion of our
                                       operating income and cash flow from our subsidiaries. The
                                       note guarantees are unsecured and subordinated in right of payment to all existing and future senior indebtedness of
                                       the subsidiary guarantors, including all guarantees of the subsidiary guarantors under the New Credit Facility. The
                                       guarantees rank equally in right of payment with all of the existing and future senior subordinated indebtedness of the subsidiary guarantors and senior to all of the existing and future subordinated obligations of the subsidiary
                                       guarantors.

                                       As of October 23, 1999, we had outstanding:

                                       -  $237.0 million of senior indebtedness, all of which would have been secured indebtedness, excluding unused commitments under the New Credit Facility;

                                       -  no senior subordinated indebtedness (other than the
                                       notes) and no indebtedness that is subordinate or junior in right of repayment to the notes; and

                                       -  $49.4 million in total liabilities, excluding accrued
                                       restructuring costs and deferred revenues;

                                       and the subsidiary guarantors had outstanding:

                                       -  no senior indebtedness, excluding their guarantees of
                                          indebtedness under the New Credit Facility;

                                       -  no senior subordinated indebtedness (other than the
                                       guarantees) and no indebtedness that is subordinate or
                                          junior in right of payment to the guarantees; and

                                       -  $19.6 million in total liabilities, excluding accrued
                                       restructuring costs and deferred revenues.

                                       As of October  23, 1999, our subsidiaries that are not
                                       guaranteeing the notes had total liabilities, excluding
                                       accrued restructuring costs and deferred revenues, of
                                       $8.9 million. The indentures permit us and our subsidiaries to incur a significant amount of additional senior
                                       indebtedness.

Optional Redemption..................  We cannot redeem the notes until October 1, 2004, except as described below. After that date, we can redeem some or all of the notes at the redemption prices listed under the
                                       heading "Description of Notes--Optional Redemption" in this prospectus, plus accrued interest.

                                       At any time and from time to time before October 1, 2002, we can choose to redeem up to 35% of the original principal
                                       amount of each of the dollar and euro notes, including
                                       original principal amount of any additional notes, with
                                       money that we raise in equity offerings, as long as:

                                       -  we pay to holders of the notes a redemption price of 113%
                                       of the principal amount of the notes we redeem, plus accrued interest,

                                       -  we redeem the notes within 90 days of completing the
                                       equity offering, and

                                       -  at least 65% of the original principal amount of each of the dollar and euro notes, including the original principal amount of any additional notes, issued remains
                                          outstanding after each redemption.

Change of Control....................  If there is a change of control, we must give holders of the notes the opportunity to sell to us their notes at a
                                       purchase price of 101% of their principal amount, plus
                                       accrued interest, unless (1) we have previously provided to the trustee under the indentures governing the notes an
                                       irrevocable notice of redemption to redeem all outstanding notes at a time when such redemption is permitted

                                       under the indentures or (2) we have exercised our optional change of control call. See "Description of Notes--Change of
                                       Control".

Optional Change of Control Call......  At any time prior to October 1, 2004, we may redeem all of the notes upon a change of control at a redemption price
                                       equal to 100% of the principal amount of the notes plus a
                                       premium equal to the greater of (1) 1.0% of the principal
                                       amount of the notes or (2) the excess of (a) the present
                                       value of (i) the redemption price of the notes on
                                       October 1, 2004 plus (ii) all required interest payments due on the notes through October 1, 2004, computed using a
                                       discount rate equal to the Treasury Rate, in the case of the dollar notes, and the Bund Rate, in the case of the euro
                                       notes, plus 0.50%, over (b) the principal amount of the
                                       notes.

Restrictive Covenants................  The indentures governing the notes contain covenants that limit our ability and that of our restricted subsidiaries
                                       to:

                                       -  incur additional indebtedness,

                                       -  pay dividends or distributions on, or redeem or
                                       repurchase, our capital stock,

                                       -  make investments,

                                       -  engage in transactions with affiliates,

                                       -  transfer or sell assets,

                                       -  create restrictions on the payment of dividends or other amounts to us and

                                       -  consolidate, merge or transfer all or substantially all of our assets and the assets of subsidiaries.

                                       For more details, see "Description of Notes--Certain
                                       Covenants."

Absence of a Public Market for the
 Exchange Notes......................  The exchange notes generally will be freely transferable but will also be new securities for which there will not
                                       initially be a market. Accordingly, we cannot assure you
                                       whether a market for the exchange notes will develop or as to the liquidity of any such market. The initial purchasers in the private offering of the old notes have advised us
                                       that they currently intend to make a market in the exchange notes. However, they are not obligated to do so, and any
                                       market making with respect to the exchange notes may be
                                       discontinued without notice.

Use of Proceeds......................  There will be no cash proceeds to us from the exchange offer.

                                  RISK FACTORS

    You should carefully consider the information under the caption "Risk Factors" and all other information in this prospectus before tendering your old notes.

    SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION



    The following Summary Unaudited Pro Forma Condensed Consolidated Financial Information has been derived from the Unaudited Pro Forma Condensed Consolidated Statements of Income and the related notes included elsewhere in this prospectus. The summary unaudited pro forma consolidated statement of income information and other financial information for the fiscal year ended April 24, 1999 and the six months ended October 24, 1998 and October 23, 1999 give effect to the Transactions as if they had occurred at April 26, 1998. The Summary Unaudited Pro Forma Condensed Consolidated Financial Information is for informational purposes only. It does not purport to represent the results of our operations that would have actually been obtained had the Transactions in fact occurred as of the assumed dates or for the periods presented, nor purport to be indicative of, or a projection for, our results of operations for any future period or date. The pro forma adjustments, as described in the notes to the Unaudited Pro Forma Condensed Consolidated Statements of Income included elsewhere, are based on available information and upon certain assumptions which we believe are reasonable.



    You should read the following Summary Unaudited Pro Forma Condensed Consolidated Financial Information in conjunction with "Unaudited Pro Forma Condensed Consolidated Statements of Income," "Selected Historical Condensed Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our combined financial statements and the related notes included elsewhere in this prospectus.

    SUMMARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


                                                             SIX MONTHS ENDED
                                FISCAL YEAR ENDED   -----------------------------------   TWELVE MONTHS ENDED
                                 APRIL 24, 1999     OCTOBER 24, 1998   OCTOBER 23, 1999    OCTOBER 23, 1999
                                -----------------   ----------------   ----------------   -------------------
                                                        (IN MILLIONS, EXCEPT RATIOS)
STATEMENT OF INCOME
  INFORMATION:
Total revenue.................       $  399.5           $  178.3           $  184.8            $   406.0
Cost of revenues..............          177.1               83.8               86.0                179.3
                                     --------           --------           --------            ---------
  Gross profit................          222.4               94.5               98.8                226.7
Marketing expenses............           92.7               35.6               30.6                 87.7
Selling, general and
  administrative expenses.....           42.6               19.8               20.3                 43.1
                                     --------           --------           --------            ---------
  Operating income............           87.1               39.1               47.9                 95.9
Interest income...............            1.0                0.4                0.5                  1.1
Interest expense..............          (57.5)             (28.7)             (27.8)               (56.6)
Other expenses, net...........           (2.5)              (1.2)              (3.5)                (4.8)
                                     --------           --------           --------            ---------
  Income before income taxes
    and minority interests....           28.1                9.6               17.1                 35.6
Provision for income taxes....           13.3                3.4                6.6                 16.5
                                     --------           --------           --------            ---------
  Income before minority
    interests.................           14.8                6.2               10.5                 19.1
Minority interests............             .3                0.1                0.3                  0.5
                                     --------           --------           --------            ---------
  Net income..................           14.5                6.1               10.2                 18.6
Dividends on preferred
  stock.......................            1.5                0.8                0.8                  1.5
                                     --------           --------           --------            ---------
  Net income attributable to
    common stockholders.......       $   13.0           $    5.3           $    9.4            $    17.1
                                     ========           ========           ========            =========

OTHER FINANCIAL INFORMATION:
EBITDA(1).....................       $   94.6           $   42.8           $   49.0            $   100.8
Adjusted EBITDA(2)............           95.3               45.0               52.5                102.6
Depreciation and
  amortization................           10.0                4.9                4.6                  9.7
Capital expenditures..........            2.5                1.1                1.0                  2.4
Cash interest expense(3)......           55.4               27.7               26.8                 54.5
Ratio of earnings to fixed
  charges(4)..................            1.5x               1.3x               1.6x                 1.6x
Ratio of Adjusted EBITDA to
  cash interest expense.......            1.7x               1.6x               2.0x                 1.9x
Ratio of Adjusted EBITDA less
  capital expenditures to cash
  interest expense............            1.7x               1.6x               1.9x                 1.8x
Ratio of total debt to
  Adjusted
  EBITDA......................                                                                       4.8x


------------------------

(1) EBITDA represents income before income taxes and minority interest plus depreciation, amortization and net interest expense. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities, as determined in accordance with generally accepted accounting principles. We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. However, our method of computation may or may not be comparable to other similarly titled measures of other companies.


(2) Adjusted EBITDA equals EBITDA less (a) the amount of revenue recognized under the Warnaco licensing agreement in the fiscal year ended April 24, 1999, net of the average minimum annual cash receipts from that agreement, plus (b) the amount of cost savings that management believes can be achieved as a stand-alone entity, which include savings resulting from certain Heinz related expenses and the reversal of certain one-time charges, and (c) the amount of management incentive bonus expense which would not have been incurred, had a new plan, with higher budgeted performance hurdles, which will be implemented after the closing of the Transactions, been in effect. While we consider the numerical specificity of the foregoing preliminary estimates and the anticipated cost savings to be reasonable, these estimates and savings are based on various assumptions that are subject to inherent uncertainty. The actual cost savings could vary from these estimates. See
    Note 2 of the Unaudited Pro Forma Condensed Consolidated Statements of Income for the reconciliation of EBITDA to Adjusted EBITDA.


(3) Cash interest expense represents pro forma interest expense less amortization of deferred debt issuance costs.

(4) Earnings used in computing the ratio of earnings to fixed charges consist of income before income tax expense and minority interest plus fixed charges. Fixed charges consist of interest expense, which includes amortization of deferred financing costs, and one-third of the rental expense from operating leases, which management believes is a reasonable approximation of the interest component of rental expense.

          SUMMARY HISTORICAL CONDENSED COMBINED FINANCIAL INFORMATION


    The following tables set forth certain of our historical combined financial information and the related notes. The Summary Historical Condensed Combined Financial Information as of and for the fiscal years ended April 26, 1997, April 25, 1998 and April 24, 1999 has been derived from, and should be read in conjunction with, our audited historical combined financial statements and the related notes, which are included elsewhere in this prospectus. The Summary Historical Condensed Combined Financial Information as of and for the six months ended October 24, 1998 and October 23, 1999 has been derived from, and should be read in conjunction with, our unaudited combined financial statements and the related notes included elsewhere in this prospectus. In our opinion, all adjustments (which consist only of normal recurring entries) considered necessary for a fair presentation have been included in our unaudited combined financial statements. Interim results for the six months ended October 23, 1999 are not necessarily indicative of, and are not projections for, the results to be expected for the full fiscal year. You should read the following Summary Historical Condensed Combined Financial Information in conjunction with "Selected Historical Condensed Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our combined financial statements and the related notes included elsewhere in this prospectus.



                                                         FISCAL YEAR ENDED                            SIX MONTHS ENDED
                                          ------------------------------------------------   -----------------------------------
                                          APRIL 26, 1997   APRIL 25, 1998   APRIL 24, 1999   OCTOBER 24, 1998   OCTOBER 23, 1999
                                          --------------   --------------   --------------   ----------------   ----------------
                                                                       (IN MILLIONS, EXCEPT RATIOS)
STATEMENT OF INCOME INFORMATION:
Total revenue...........................     $  332.7         $  334.3         $  404.8          $  180.5           $  186.6
Cost of revenues(1).....................        230.4            160.0            178.9              84.7               86.7
                                             --------         --------         --------          --------           --------
  Gross profit..........................        102.3            174.3            225.9              95.8               99.9
Marketing expenses......................         88.8             86.3             93.1              35.8               30.7
Selling, general and administrative
  expenses(1)...........................         45.5             44.1             48.9              23.0               22.2
Transaction costs.......................           --               --               --                --                8.3
                                             --------         --------         --------          --------           --------
  Operating income (loss)...............        (32.0)            43.9             83.9              37.0               38.7
Interest income.........................         12.8             13.5             16.0               7.4                4.6
Interest expense........................        (13.8)            (8.6)            (8.9)             (4.4)              (6.5)
Other expenses, net.....................         (3.3)            (4.3)            (5.2)             (2.5)              (4.3)
                                             --------         --------         --------          --------           --------
  Income (loss) before income taxes and
    minority interests..................        (36.3)            44.5             85.8              37.5               32.5
Provision for (benefit from) income
  taxes.................................        (12.9)            19.9             36.4              15.9               12.6
                                             --------         --------         --------          --------           --------
  Income (loss) before minority
    interests...........................        (23.4)            24.6             49.4              21.6               19.9
Minority interests......................           .6               .8              1.5               0.7                0.6
                                             --------         --------         --------          --------           --------
  Net income (loss).....................     $  (24.0)        $   23.8         $   47.9          $   20.9           $   19.3
                                             ========         ========         ========          ========           ========
OTHER FINANCIAL INFORMATION:
Net cash provided by operating
  activities............................     $    9.7         $   36.2         $   59.2          $   21.5           $   17.1
Net cash used in investing activities...         (1.4)            (4.9)            (3.0)             (1.5)             (15.7)
Net cash provided by (used in) financing
  activities............................         (4.4)           (30.5)           (48.9)            (19.7)              11.6
EBITDA(2)...............................        (21.1)            48.4             88.3              39.2               39.0
Depreciation and amortization...........         14.2              8.8              9.6               4.7                4.6
Capital expenditures....................          2.7              3.4              2.5               1.1                1.0
Ratio of earnings to fixed charges(3)...           --              4.5x             7.8x              7.3x               5.0x

BALANCE SHEET INFORMATION (AT END OF
  PERIOD):
Working capital (deficit)...............     $   64.9         $   65.8         $   91.2          $  112.2           $   (9.5)
Total assets............................        373.0            370.8            371.4             373.0              329.6
Total debt..............................         97.0             41.1             39.6              42.3              496.0
Total parent company
  investment(stockholders' deficit).....        188.9            229.1            248.9             271.0             (251.2)


----------------------------------
(1) Includes non-recurring restructuring costs of $49.7 million included in cost of revenues and $2.0 million, included in selling, general and administrative expenses for the fiscal year ended April 26, 1997 which reflect the discontinuation of the prepackaged meals program and the elimination of related fixed costs, rationalization of certain product lines and termination and severance costs relating to the reorganization of classroom operations.

(2) EBITDA represents income before income taxes and minority interest plus depreciation, amortization and net interest expense. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities, as determined in accordance with generally accepted accounting principles. We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. However, our method of computation may or may not be comparable to other similarly titled measures of other companies.


(3) Earnings used in computing the ratio of earnings to fixed charges consist of income (loss) before income tax expense (benefit) and minority interest plus fixed charges. Fixed charges consist of interest expense, which includes amortization of deferred financing costs, and one-third of the rental expense from operating leases, which management believes is a reasonable approximation of the interest component of rental expense. For the year ended April 26, 1997, earnings were insufficient to cover fixed charges by $36.3 million.

                                  RISK FACTORS

    BEFORE YOU PARTICIPATE IN THE EXCHANGE OFFER, YOU SHOULD BE AWARE THAT THERE ARE VARIOUS RISKS, INCLUDING THOSE DESCRIBED BELOW. YOU SHOULD CAREFULLY CONSIDER THESE RISK FACTORS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS, BEFORE YOU DECIDE TO PARTICIPATE IN THE EXCHANGE OFFER.

THERE MAY BE ADVERSE CONSEQUENCES IF YOU DO NOT EXCHANGE YOUR OLD NOTES.

    If you do not exchange your old notes for exchange notes under the exchange offer, then you will continue to be subject to the transfer restrictions on the old notes as set forth in the offering memorandum distributed in connection with the offering of the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the exchange and registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. You should refer to "Prospectus Summary--Summary of Terms of the Exchange Offer" and "The Exchange Offer" for information about how to tender your old notes.

    The tender of old notes under the exchange offer will reduce the principal amount of the old notes outstanding, which may have an adverse effect upon, and increase the volatility of, the market price of the old notes due to a reduction in liquidity.

OUR SUBSTANTIAL LEVERAGE AND DEBT SERVICE OBLIGATIONS COULD IMPEDE OUR
  OPERATIONS AND FLEXIBILITY.


    As a result of the Transactions, we incurred a substantial amount of debt. As of October 23, 1999, we have total debt and redeemable preferred stock of $521.0 million and stockholders' deficit of $251.2 million. We also have additional availability under our revolving credit facility of $30.0 million. After giving pro forma effect to the Transactions, our interest expense for the twelve months ended October 23, 1999 would have been $56.6 million. After giving pro forma effect to the Transactions, our ratio of earnings to fixed charges for the fiscal year ended April 24, 1999, would have been 1.5 to 1 and for the twelve months ended October 23, 1999 would have been 1.6 to 1.


    Our high level of debt could have important consequences for you, including the following:

    - we may have difficulty borrowing money in the future for acquisitions or other purposes,

    - we will need to use a large portion of the money we earn to pay principal and interest on the New Credit Facilities, the notes and other debt, which will reduce the amount of money available to us to finance our operations and other business activities,

    - debt under the New Credit Facilities will be secured and will mature prior to the notes,

    - we may have a much higher level of debt than certain of our competitors, which may put us at a competitive disadvantage, and

    - our debt level makes us more vulnerable to economic downturns and adverse developments in our business.

    We expect to obtain the money to pay our expenses and to pay the principal and interest on the notes, the New Credit Facilities and other debt from our operations. Our ability to meet our expenses and debt service obligations thus depends on our future performance, which will be affected by financial, business, economic, demographic and other factors. We will not be able to control many of these factors, such as economic conditions, demographics and attitudes toward weight loss and pressure from competitors. We cannot be certain that our earnings will be sufficient to allow us to pay principal and interest on our debt (including the notes) and meet our other obligations. If we do not have enough money, we may be required to refinance all or part of our existing debt, including the notes, sell assets, borrow more money or raise equity. We cannot guarantee that we will be able to refinance our debt, sell assets, borrow more money or raise equity on terms acceptable to us or at all.

THE NOTES AND SUBSIDIARY GUARANTEES ARE CONTRACTUALLY JUNIOR IN RIGHT OF PAYMENT
  TO OUR SENIOR DEBT.


    The notes are contractually junior in right of payment to all of our senior indebtedness and the subsidiary guarantees are contractually junior in right of payment to all senior indebtedness of the subsidiary guarantors. As of October 23, 1999, we have approximately $237.0 million of senior indebtedness as of such date, all of which is secured and the subsidiary guarantors would have had no senior indebtedness, other than their guarantees of the New Credit Facilities. The indentures permit us and our subsidiaries to borrow certain additional debt, which may be senior indebtedness.


    We may not pay principal, premium (if any), interest or other amounts on account of the notes in the event of a payment default or certain other defaults in respect of certain senior indebtedness (including debt under the New Credit Facilities) unless such indebtedness has been paid in full or the default has been cured or waived. In addition, in the event of certain other defaults with respect to our senior indebtedness, we may not be permitted to pay any amount on account of the notes or the subsidiary guarantees for a designated period of time. If we or the subsidiary guarantors are declared bankrupt or insolvent, or if there is a payment default under, or an acceleration of, any senior indebtedness, we are required to pay the lenders under the New Credit Facilities and any other creditors who are holders of senior indebtedness in full before we apply any of our assets to pay you. Accordingly, we may not have enough assets remaining after payments to holders of the senior indebtedness to pay you.

    Further, the New Credit Facilities do, and our future senior indebtedness may, prohibit us from repurchasing any notes prior to maturity, even though the indentures require us to offer to repurchase notes in certain circumstances. If we make certain asset sales or if a change of control occurs when we are prohibited from repurchasing notes, we could ask our lenders under the New Credit Facilities (or such future senior indebtedness) for permission to repurchase the notes or we could attempt to refinance the borrowings that contain such prohibitions. If we do not obtain the consent to repay these borrowings or are unable to refinance the borrowings, we would be unable to repurchase the notes. Our failure to repurchase tendered notes at a time when repurchase is required by the indentures would constitute an event of default under the indentures, which, in turn, would constitute a default under the New Credit Facilities and may constitute an event of default under our future senior indebtedness. In these circumstances, the subordination provisions in the indentures would restrict payments to you. See "Description of New Credit Facilities," "Description of Notes--Ranking," "Description of Notes--Change of Control" and "Description of Notes--Certain Covenants."

THE NOTES ARE JUNIOR IN RIGHT OF PAYMENT TO THE LIABILITIES OF OUR NON-GUARANTOR
  SUBSIDIARIES.


    We conduct a substantial portion of our operations through our subsidiaries, including foreign subsidiaries. We are dependent upon dividends or other intercompany transfers of funds from our subsidiaries to meet our debt service and other obligations. Generally, creditors of a subsidiary will have a claim to the assets and earnings of that subsidiary that is superior to the claims of creditors of its parent company, except to the extent the claims of the parent's creditors are guaranteed by the subsidiary. Although the subsidiary guarantees provide the holders of the notes with a direct claim against the assets of the subsidiary guarantors, enforcement of the subsidiary guarantees may be subject to legal challenge in a bankruptcy or a reorganization case or a lawsuit by or on behalf of creditors of the subsidiary guarantor, and would be subject to certain defenses available to guarantors generally. If the subsidiary guarantees are not enforceable, the notes would be effectively junior in ranking to all liabilities of the subsidiary guarantors, including trade payables of the subsidiary guarantors. As of October 23, 1999, subsidiaries that are non-guarantor subsidiaries had no senior indebtedness, other than borrowings by special purpose vehicles used to lend cash to subsidiary guarantors and trade payables. Together, the non-guarantor subsidiaries accounted for approximately $70.9 million of revenue for the year ended April 24, 1999 and had operating income of approximately $8.9 million.

    Although the indentures limit the ability of our subsidiaries to incur indebtedness and issue preferred stock, there are certain significant qualifications and exceptions. See "Description of Notes--Certain
Covenants--Limitation on Indebtedness."

    In addition, the ability of our subsidiaries to pay dividends and make other payments to us may be restricted by, among other things, applicable corporate and other laws and regulations and agreements of the subsidiaries. Although the indentures limit the ability of the subsidiaries to enter into consensual restrictions on their ability to pay dividends and make other payments, the limitations are subject to a number of significant qualifications and exceptions. See "Description of Notes--Certain Covenants--Limitation on Restrictions on Distributions from Restricted Subsidiaries."

WE ARE SUBJECT TO RESTRICTIVE DEBT COVENANTS.

    The indentures contain covenants with respect to us and our restricted subsidiaries that restrict, among other things,

    - the incurrence of additional indebtedness and the issuance of disqualified stock and preferred stock,

    - the payment of dividends on and redemptions of, capital stock and the redemption of indebtedness that is junior in right of payment to the notes,

    - certain other restricted payments including, without limitation, investments,

    - certain sales of assets,

    - certain transactions with affiliates,

    - consolidations, mergers and transfers of all or substantially all of our assets,

    - the creation of restrictions on distributions from subsidiaries, and

    - the sale of stock of subsidiaries.

    In addition, the New Credit Facilities contain other and more restrictive covenants, and prohibit us from prepaying our other indebtedness (including the notes) while indebtedness under the New Credit Facilities is outstanding. The New Credit Facilities also require us to maintain specified financial ratios and satisfy financial condition tests. These tests and financial ratios become more restrictive over the life of the New Credit Facilities. Our ability to meet those financial ratios and tests can be affected by events beyond our control and we cannot assure you that we will meet those ratios and tests. A breach of any of these covenants, ratios, tests or restrictions could result in an event of default under the New Credit Facilities and/or the indentures. Upon the occurrence of an event of default under the New Credit Facilities, the lenders could elect to declare all amounts outstanding under the New Credit Facilities, together with accrued interest, to be immediately due and payable. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure such indebtedness. If the lenders under the New Credit Facilities accelerate the payment of the indebtedness, we cannot assure you that our assets would be sufficient to repay in full that indebtedness and our other indebtedness, including the notes. See "Description of New Credit Facilities," and "Description of Notes--Certain Covenants."

OUR ASSETS ARE PLEDGED TO SECURE PAYMENT OF THE NEW CREDIT FACILITIES.

    In addition to being junior to all existing and future senior indebtedness, our obligations under the notes are unsecured while our obligations under the New Credit Facilities are secured. We have granted the lenders under the New Credit Facilities security interests in substantially all of our current and future assets and the current and future assets of our domestic and certain significant foreign subsidiaries, including a pledge of all of our capital stock and the capital stock of our domestic and certain significant foreign subsidiaries. If we default under the New Credit Facilities, the lenders will have a superior claim on our stock and assets. During the period that any such default is continuing, the lenders under the New Credit Facilities may be able to prevent payments under the notes, either by way of their ability to "block" payments for a designated period of time or by limiting our use of cash. If we were unable to repay this indebtedness, the lenders could foreclose on the pledged stock of our subsidiaries to your exclusion, even if an event of default exists under the indentures at such time.


    As of October 23, 1999, we had $237.0 million of secured debt outstanding (all of which are borrowings under the New Credit Facilities) and $30.0 million was available for additional borrowings.


YOU MAY FACE FOREIGN EXCHANGE RISKS BY INVESTING IN THE EURO NOTES.

    A portion of the notes are denominated and payable in euros. If you are a U.S. investor, an investment in the euro notes entails foreign exchange-related risks due to, among other factors, possible significant changes in the value of the euro relative to the U.S. dollar because of economic, political and other factors over which we have no control. Depreciation of the euro against the U.S. dollar could cause a decrease in the effective yield of the euro notes below their stated coupon rates and could result in a loss to you on a U.S. dollar basis.

WE FACE COMPETITION FROM A VARIETY OF OTHER WEIGHT LOSS METHODS, SOME OF WHICH
  MAY HAVE GREATER RESOURCES THAN WE DO.

    The weight loss business is highly competitive and we compete against a large number of alternative providers of various sizes, some of which may have greater financial resources than us. We compete against self-administered weight loss regimens, other commercial weight loss programs, nutritionists, dietitians, the pharmaceutical industry and certain government agencies and non-profit groups which offer weight control help by means of diets, exercise and weight loss drugs. Competition among commercial weight loss programs is largely based on the effectiveness of the program and price. Although we have different business models, we believe our most significant direct competitors in the United States commercial weight loss industry are Jenny Craig, The Diet Workshop, Nutri/System and Diet Center. Our most significant direct competitor in the United Kingdom is Slimming World. There are few direct competitors in Continental Europe. Our most significant competition in Australia and New Zealand is Jenny Craig. We also compete against food manufacturers and distributors which are developing and marketing low-calorie and diet products to weight-conscious consumers. In addition, new or different products or methods of weight control are continually being introduced. Such competition and any increase in competition, including new pharmaceuticals and other technological and scientific developments in weight control, may have a material adverse impact on us.

FINANCIAL DIFFICULTIES OF AND/OR DISPUTES WITH OUR FRANCHISE OPERATORS COULD
  ADVERSELY AFFECT OUR RESULTS.

    We derived 5.7% of our revenue in fiscal year 1999 from franchises worldwide which are run by 52 franchisees. If a significant number of franchises were to experience financial difficulties, our results could be adversely affected. Because our franchisees are independent, it is possible that one or more of them could take actions contrary to our interests, such as not following our diets or not maintaining the quality of our programs. In addition, we have had and continue to have disputes with our franchisees regarding operations and revenue sharing, including the interpretation of franchise territories as they relate to new media.

OUR INTERNATIONAL OPERATIONS EXPOSE US TO ECONOMIC, POLITICAL AND SOCIAL RISKS
  IN THE COUNTRIES IN WHICH WE OPERATE.

    The international nature of our existing and planned operations involves a number of risks, including changes in U.S. and foreign government regulations, tariffs, taxes, exchange controls, economic downturns, inflation, political and social instability and dependence on foreign personnel. Foreign governmental regulations may also restrict our ability to own or operate subsidiaries in those countries, acquire new businesses or repatriate dividends from foreign subsidiaries back to the United States. We cannot be certain that we will be able to enter and successfully compete in additional foreign markets or that we will be able to continue to compete in the foreign markets in which we currently operate.

WE ARE EXPOSED TO FOREIGN CURRENCY RISKS.

    A significant portion of our revenue and operating costs are and a portion of our indebtedness is denominated in foreign currencies. We are therefore exposed to fluctuations in the exchange rates between the U.S. dollar and the currencies in which our foreign operations receive revenues and pay expenses, including debt service. Our consolidated financial results will be denominated in U.S. dollars and therefore will require translation adjustments for purposes of reporting results from foreign operations. Such adjustments may from time to time be significant.

OUR ADVERTISING AND FRANCHISE OPERATIONS ARE SUBJECT TO LEGISLATIVE AND
  REGULATORY RESTRICTIONS.

    A number of laws and regulations govern our advertising, franchise operations and relations with consumers. The Federal Trade Commission and certain states regulate advertising, disclosures to consumers and franchisees, and other consumer matters. Our customers may file actions on their own behalf, as a class or otherwise, and may file complaints with the FTC or state or local consumer affairs offices and these agencies may take action on their own initiative or on a referral from consumers or others.

    We and the FTC have entered into a Consent Order settling all contested issues raised in a complaint filed against us alleging that we violated the Federal Trade Commission Act by the use and content of certain advertisements for our weight loss program featuring testimonials, claims for the program's success and safety, and statements as to the programs's costs to participants. The Consent Order does not admit any issue of fact or law or any violation by us of any law or regulation, and does not involve payment by us of any civil money penalty, damages, or other financial relief. The Consent Order requires certain procedures and disclosures in connection with our advertisements of products and services. The FTC accepted the Consent Order, and it became effective as of December 24, 1997. We do not believe that compliance with the Consent Order will have a material adverse effect on our consolidated financial position or results of operations or our current advertising and marketing practices.

    Future legislation or regulations including, without limitation, legislation or regulations affecting our marketing and advertising practices, relations with consumers or franchisees or our food products, could have a material adverse impact on us.

    Our foreign operations and franchises are also generally subject to regulations of the applicable country regarding the offer and sale of franchises, the content of advertising and promotion of diet products and programs.

WE ARE CONTROLLED BY A PRINCIPAL STOCKHOLDER.

    Artal controls us. As a result, Artal controls our policies and operations and has the power to appoint management and the board of directors and approve any action requiring stockholder approval, including adopting amendments to our certificate of incorporation and approving mergers or sales of substantially all our assets. We cannot assure you that the interests of Artal will coincide with your interests. See "Management," "Principal Stockholders" and "Certain Relationships and Related Transactions."

OUR OPERATING RESULTS ARE DEPENDENT UPON THE EFFECTIVENESS OF OUR MARKETING AND
  ADVERTISING PROGRAMS.

    Our business is marketing intensive. Its success depends upon our ability to attract new participants to the program and retain existing participants. The effectiveness of our marketing practices, in particular our advertising campaigns, is important to our financial performance. If our marketing and advertising programs do not generate sufficient "leads" and "sales," our results of operations will be materially adversely affected.

OUR FUTURE SUCCESS DEPENDS ON OUR ABILITY TO DEVELOP NEW PROGRAMS.

    Our future success will depend on our ability to enhance our existing products and services and to develop and market new programs on a timely basis that respond to new and evolving customer demands, achieve market acceptance and keep pace with new nutritional and weight loss developments. We may not be successful in developing, introducing on a timely basis or marketing any new products and services, and we cannot assure you that any new products or services will be accepted by the market. The failure of our products and services to be accepted by the market could have a material adverse impact on us.

FRANCHISEES AND LICENSEES MAY HARM OUR BRAND OR REPUTATION.

    We believe the WEIGHT WATCHERS brand is one of our most valuable assets and that our reputation provides a competitive advantage. We allow our franchisees to use our brand to conduct business. In addition, we license our brand to third-party manufacturers of a variety of goods, including food products. Because our franchisees and licensees are independent third parties with their own financial objectives, it is possible that actions taken by them could harm our brand name or reputation. Also, the products we license to third parties may be subject to product recalls. Any negative publicity associated with these recalls may adversely affect classroom attendance and our revenues.

OUR OPERATING RESULTS FLUCTUATE FROM QUARTER TO QUARTER.

    We have experienced and expect to continue to experience fluctuations in our quarterly results of operations. Our revenues are affected by a number of factors, including the volume and timing of customer leads, success of marketing and advertising programs, success of introductions of new services and products, activities of competitors and our ability to penetrate new markets. Our business is seasonal with revenues generally decreasing at year end and during the summer months. We may also choose to reduce prices or increase spending in response to competition or to pursue new market opportunities. All of the foregoing may materially adversely affect our results of operations.

WE MAY NOT BE ABLE TO FINANCE A CHANGE OF CONTROL OFFER REQUIRED BY THE
  INDENTURES.

    Upon a change of control under the indentures, we will be required to offer to purchase all of the notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. If a change of control were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price of the outstanding notes, and we expect that we would require third party financing to do so. We cannot assure you that we would be able to obtain this financing on favorable terms, if at all. In addition, the New Credit Facilities restrict our ability to repurchase the notes, including pursuant to an offer in connection with a change of control. A change of control under the indentures may result in an event of default under the New Credit Facilities and may cause the acceleration of other senior indebtedness, if any, in which case the subordination provisions of the notes would require payment in full of the New Credit Facilities and any other senior indebtedness before repurchase of the notes. Our future indebtedness may also contain restrictions on repayment requirements with respect to certain events or transactions that could constitute a change of control under the indentures. See "Description of New Credit Facilities" and

"Description of Notes--Change of Control." The inability to repay senior indebtedness, if accelerated, and to purchase the tendered notes, would each constitute an event of default under the indentures.

U.S. BANKRUPTCY OR FRAUDULENT CONVEYANCE LAW MAY INTERFERE WITH THE PAYMENT OF
  THE NOTES AND THE SUBSIDIARY GUARANTEES.

    Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes and the guarantees issued by the subsidiary guarantors could be voided or subordinated to all of our other debt if, among other things, we or any subsidiary guarantor

    - incurred the debt or guarantee with the intent of hindering, delaying or defrauding current or future creditors,

    - received less than reasonably equivalent value or fair consideration for incurring the debt or guarantee, and

      - were insolvent or were rendered insolvent by reason of the incurrence,

      - were engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on our business,

      - intended to incur, or believed that it would incur, debts beyond our ability to pay as these debts matured, or

      - were a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment the judgment was unsatisfied.

    The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction that is being applied in any proceeding. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the indebtedness, either

    - the sum of the debtor's debts, including contingent liabilities, is greater than the debtor's assets, at fair valuation; or

    - the present fair saleable value of the debtor's assets is less than the amount required to pay the probable liability on the debtor's total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

    On the basis of our analysis, internal cash flow projections, estimated values of our assets and liabilities and other factors, we believe that at the time we initially incurred indebtedness represented by the outstanding notes, we

    - were not insolvent nor rendered insolvent as a result of the issuance of the notes,

    - were in possession of sufficient capital to run our business effectively,

    - were incurring debts within our ability to pay as they matured or became due, and

    - had sufficient assets to satisfy any probable money judgment against us in any pending action.


    We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court passing on these questions would reach the same conclusions.


YOU MAY NOT BE ABLE TO SELL YOUR EXCHANGE NOTES.

    There is no existing market for the exchange notes, and we cannot assure you as to:

    - the liquidity of any markets that may develop for the exchange notes;

    - your ability to sell your exchange notes; or

    - the prices at which you would be able to sell your exchange notes.

    Future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities. The initial purchasers of the old notes have advised us that they currently intend to make a market in the exchange notes. However, they are not obligated to do so and any market making may be discontinued at any time without notice.

    Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. It is possible that the market for the exchange notes will be subject to disruptions. Any such disruptions may have a negative effect on you, as a holder of the exchange notes, regardless of our prospects and financial performance.

                           FORWARD-LOOKING STATEMENTS

    This prospectus includes forward-looking statements including, in particular, the statements about our plans, strategies and prospects under the headings "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Industry" and "Business." We have used the words "may," "will," "expect," "anticipate," "believe," "estimate," "plan," "intend" and similar expressions in this prospectus to identify forward-looking statements. We have based these forward-looking statements on our current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things:

    - risks associated with our ability to meet our debt obligations;

    - risks associated with the relative success of our marketing and advertising;

    - risks associated with the continued attractiveness of our diets;


    - competition, including price competition and competition with self-help weight loss and medical programs; and



    - adverse results in litigation and regulatory matters, the adoption of adverse legislation or regulations, more aggressive enforcement of existing legislation or regulations or a change in the interpretation of existing legislation or regulations.

                           EXCHANGE RATE INFORMATION

    The euro was launched as the single European currency on January 1, 1999. Given its recent introduction, there is insufficient historical exchange rate data concerning the euro for inclusion in this prospectus. As a result, this section also provides historical exchange rate data concerning the European Currency Unit ("ECU"). The ECU, the predecessor to the euro, is a composite currency, consisting of specified amounts of currencies of 12 European Union member states. The ECU basket is composed of specified amounts of the German mark, the U.K. pound sterling, the French franc, the Italian lira, the Dutch guilder, the Belgian franc, the Luxembourg franc, the Danish kroner, the Irish punt, the Greek drachma, the Spanish peseta and the Portuguese escudo. In accordance with European Council Regulation No. 1103/97, substitution of the euro for the ECU is at the rate of one euro for one ECU. Since the United Kingdom, Denmark and Greece are not currently participating in the European Monetary Union, some of the currencies (U.K. pound sterling, Danish kroner and Greek drachma) in the ECU basket will not be considered for euro purposes. Accordingly, ECU exchange rates cannot be regarded as perfectly comparable with euro exchange rates for historical purposes.

    The following table sets forth, for the periods indicated, certain information regarding the Noon Buying Rate for ECU and euro, expressed in U.S. dollars per ECU and euro.


                                                                                           U.S. DOLLARS   U.S. DOLLARS
                                                                                             PER EURO       PER EURO
                                                                                            AT AND FOR     AT AND FOR
                                                                                             THE YEAR      THE PERIOD
                                                    U.S. DOLLARS PER ECU                      ENDED           ENDED
                                           AT AND FOR THE YEAR ENDED DECEMBER 31,          DECEMBER 31,   FEBRUARY 29,
                                    ----------------------------------------------------   ------------   -------------
                                      1994       1995       1996       1997       1998         1999           2000
                                      ----       ----       ----       ----       ----         ----           ----
Exchange rate at end of period....   $1.22      $1.22      $1.28      $1.10      $1.18         $1.00          $0.96
Average exchange rate during
  period(1).......................    1.19       1.29       1.25       1.13       1.10          1.07           0.99
Highest exchange rate during
  period..........................    1.27       1.35       1.29       1.25       1.18          1.16           1.03
Lowest exchange rate during
  period..........................    1.10       1.22       1.22       1.05       1.08          1.00           0.96


------------------------

(1) The average of the Noon Buying Rates on the last business day of each month during the applicable period.

                           SOURCES AND USES OF FUNDS

    We will receive no proceeds from the exchange of old notes pursuant to this exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of old notes, the terms of which are identical in all material respects to the exchange notes. The old notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the exchange notes will not result in any change in our capitalization.


    The net proceeds from the issuance and sale of the old notes were approximately $243.3 million after deduction of the initial purchasers' discount and other expenses related to the offerings. We applied the net proceeds from the note offerings, together with the borrowings under the New Credit Facilities, to fund the cash portion of the Redemption, to refinance debt incurred in connection with the acquisition of the businesses that conduct our business in Australia and New Zealand and to pay transaction fees and expenses. For a further discussion of the estimated sources and uses of funds relating to the Transactions see "Prospectus Summary--The Transactions."

                                 CAPITALIZATION


    The following table sets forth our capitalization as of October 23, 1999 on an actual basis. You should read the table in conjunction with "Sources and Uses of Funds," "Unaudited Pro Forma Condensed Consolidated Statements of Income," "Selected Historical Condensed Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our combined financial statements and the related notes included elsewhere in this prospectus.



                                                              OCTOBER 23, 1999
                                                              ----------------
                                                               (IN MILLIONS)
Long-term debt (including current maturities):
  New Credit Facilities(1)..................................       $ 237.0
  Senior Subordinated Notes due 2009........................         256.9
  Other.....................................................           2.1
                                                                   -------
    Total long-term debt....................................         496.0
Redeemable preferred stock..................................          25.0
Stockholders' deficit(2)....................................        (251.2)
                                                                   -------
      Total capitalization..................................       $ 269.8
                                                                   =======


------------------------


(1) Represents borrowings under the New Credit Facilities made on the closing date of the Transactions, consisting of $75.0 million under the term loan A facility, $75.0 million under the term loan B facility and $87.0 million under the TLC facility. We have $30.0 million of additional borrowing capacity under a revolving credit facility.



(2) As of October 23, 1999, we had 100,000,000 shares of our common stock, no par value per share, authorized and 23,800,000 shares issued and outstanding.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME



    The following Unaudited Pro Forma Condensed Consolidated Statements of Income have been prepared by applying pro forma adjustments to our historical combined financial statements included elsewhere in this prospectus.


    The pro forma adjustments give effect to the transactions contemplated by the recapitalization and stock purchase agreement, including:

    - the reorganization of our business, including the assignment of certain of our assets and liabilities to Heinz, the acquisition of the WEIGHT WATCHERS businesses in Australia and New Zealand and the establishment of certain trademark and licensing arrangements with Heinz;

    - the redemption of a portion of our common stock held by Heinz in exchange for $349.5 million, consisting of $324.5 million of cash and $25.0 million of our redeemable preferred stock;

    - the purchase by Artal of 94% of our remaining common stock held by Heinz for $223.7 million;

    - our refinancing of debt incurred by our Australian and New Zealand businesses in connection with their acquisition;

    - the payment of transaction fees and expenses; and

    - the common stock retained by Heinz having an imputed value of $14.3 million.

    The pro forma adjustments also give effect to the following financing transactions:

    - the issuance of the notes, and


    - $237.0 million of borrowings under the New Credit Facilities.


    We refer to the transactions contemplated by the recapitalization and stock purchase agreement and the foregoing financings as the "Transactions."


    The unaudited pro forma condensed consolidated statements of income for the fiscal year ended April 24, 1999 and the six months ended October 24, 1998 and October 23, 1999, give effect to the Transactions as if they had occurred on April 26, 1998. Information for the twelve months ended October 23, 1999 represents the sum of the amounts set forth in the unaudited pro forma condensed consolidated statement of income for the fiscal year ended April 24, 1999, and the amounts set forth in the unaudited pro forma condensed consolidated statement of income for the six months ended October 23, 1999, less the amounts set forth in the unaudited pro forma condensed consolidated statement of income for the six months ended October 24, 1998. The unaudited pro forma condensed consolidated statements of income are for informational purposes only. They do not purport to represent the results of our operations that would have actually been obtained had the Transactions in fact occurred as of the assumed dates or for the periods presented, nor are they indicative of, or projections for our results of operations for any future period or date. The pro forma adjustments, as described in the accompanying notes, are based on available information and upon certain assumptions which we believe are reasonable.


    The recapitalization has been accounted for as a leveraged recapitalization, which will have no impact on the historical book basis of our assets and liabilities. For U.S. federal and state income tax purposes, the Transactions are being treated as a taxable sale under Section 338 (h)(10) of the Internal Revenue Code of 1986, as amended. As a result, there will be a step-up in the tax basis of our net assets, which is expected to reduce our cash tax payments in the future by $72.1 million.


    You should read the following Unaudited Pro Forma Condensed Consolidated Statements of Income in conjunction with "Sources and Uses of Funds", "Selected Historical Condensed Combined Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our combined financial statements and the related notes included elsewhere in this prospectus.

              WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME

                    FOR THE FISCAL YEAR ENDED APRIL 24, 1999

                          (IN MILLIONS, EXCEPT RATIO)


                                                           COMPANY       PRO FORMA
                                                          HISTORICAL   ADJUSTMENTS(1)       PRO FORMA
                                                          ----------   --------------       ---------
Total revenues..........................................   $  404.8       $   (5.3)(a)      $  399.5
Cost of revenues........................................      178.9            (.6)(a)         177.1
                                                                               (.7)(b)
                                                                               (.5)(c)
Marketing expenses......................................       93.1            (.4)(a)          92.7
Selling, general and administrative expenses............       48.9           (3.9)(b)          42.6
                                                                              (2.4)(d)
                                                           --------       --------          --------
Operating income........................................       83.9            3.2              87.1
Interest income.........................................       16.0          (15.0)(e)           1.0
Interest expense........................................       (8.9)           8.9 (e)         (57.5)
                                                                             (57.5)(e)
Other expenses, net.....................................       (5.2)           1.5 (f)          (2.5)
                                                                               1.1 (g)
                                                                                .5 (h)
                                                                               (.4)(h)
                                                           --------       --------          --------
Income before income taxes and minority interests.......       85.8          (57.7)             28.1
Provision for income taxes..............................       36.4          (23.1)(i)          13.3
                                                           --------       --------          --------
Income before minority interests........................       49.4          (34.6)             14.8
Minority interests......................................        1.5           (1.2)(h)            .3
                                                           --------       --------          --------
Net income..............................................       47.9          (33.4)             14.5
Dividends on preferred stock............................                       1.5 (j)           1.5
                                                           --------       --------          --------
Net income attributable to common stockholders..........   $   47.9       $  (34.9)         $   13.0
                                                           ========       ========          ========

OTHER FINANCIAL DATA:
EBITDA (4)...........................................................................       $   94.6
Adjusted EBITDA(4)...................................................................           95.3
Depreciation and amortization........................................................           10.0
Capital expenditures.................................................................            2.5
Ratio of earnings to fixed charges (5)...............................................           1.5x


               See accompanying notes to this unaudited statement

              WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED OCTOBER 24, 1998
                          (IN MILLIONS, EXCEPT RATIO)



                                                             COMPANY       PRO FORMA
                                                            HISTORICAL   ADJUSTMENTS(1)   PRO FORMA
                                                            ----------   --------------   ---------
Total revenues............................................  $   180.5       $   (2.2)(a)  $  178.3
Cost of revenues..........................................       84.7            (.2)(a)      83.8
                                                                                 (.4)(b)
                                                                                 (.3)(c)
Marketing expenses........................................       35.8            (.2)(a)      35.6
Selling, general and administrative expenses..............       23.0           (2.0)(b)      19.8
                                                                                (1.2)(d)
                                                            ---------       --------      --------
Operating income..........................................       37.0            2.1          39.1
Interest income...........................................        7.4           (7.0)(e)        .4
Interest expense..........................................       (4.4)           4.4 (e)     (28.7)
                                                                               (28.7)(e)
Other expenses, net.......................................       (2.5)            .7 (f)      (1.2)
                                                                                  .6 (g)
                                                                                  .2 (h)
                                                                                 (.2)(h)
                                                            ---------       --------      --------
Income before income taxes and minority interests.........       37.5          (27.9)          9.6
Provision for income taxes................................       15.9          (12.5)(i)       3.4
                                                            ---------       --------      --------
Income before minority interests..........................       21.6          (15.4)          6.2
Minority interests........................................         .7            (.6)(h)        .1
                                                            ---------       --------      --------
Net income................................................       20.9          (14.8)          6.1
Dividends on preferred stock..............................         --             .8 (j)        .8
                                                            ---------       --------      --------
Net income attributable to common stockholders............  $    20.9       $  (15.6)     $    5.3
                                                            =========       ========      ========

OTHER FINANCIAL DATA:
EBITDA (2).............................................................................   $   42.8
Adjusted EBITDA (2)....................................................................       45.1
Depreciation and amortization..........................................................        4.9
Capital expenditures...................................................................        1.1
Ratio of earnings to fixed charges (3).................................................        1.3x


               See accompanying notes to this unaudited statement

              WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                   FOR THE SIX MONTHS ENDED OCTOBER 23, 1999
                          (IN MILLIONS, EXCEPT RATIO)



                                                              COMPANY       PRO FORMA
                                                             HISTORICAL   ADJUSTMENTS(1)   PRO FORMA
                                                             ----------   --------------   ---------
Total revenues.............................................   $  186.6       $   (1.8)(a)  $  184.8
Cost of revenues...........................................       86.7            (.2)(a)      86.0
                                                                                  (.5)(b)
Marketing expenses.........................................       30.7            (.1)(a)      30.6
Selling, general and administrative expenses...............       22.2           (1.0)(b)      20.3
                                                                                  (.9)(d)
Transaction costs..........................................        8.3           (8.3)(k)
                                                              --------       --------      --------
Operating income...........................................       38.7            9.2          47.9
Interest income............................................        4.6           (4.1)(e)        .5
Interest expense...........................................       (6.5)           2.6 (e)     (27.8)
                                                                                (23.9)(e)
Other expenses, net........................................       (4.3)            .7 (f)      (3.5)
                                                                                   .5 (g)
                                                                                  (.3)(h)
                                                                                  (.1)(h)
                                                              --------       --------      --------
Income before income taxes and minority interests..........       32.5          (15.4)         17.1
Provision for income taxes.................................       12.6           (6.0)(i)       6.6
                                                              --------       --------      --------
Income before minority interests...........................       19.9           (9.4)         10.5
Minority interests.........................................         .6            (.3)(h)        .3
                                                              --------       --------      --------
Net income.................................................       19.3           (9.1)         10.2
Dividends on preferred stock...............................         --             .8 (j)        .8
                                                              --------       --------      --------
Net income attributable to common stockholders.............   $   19.3       $   (9.9)     $    9.4
                                                              ========       ========      ========

OTHER FINANCIAL DATA:
EBITDA (2)..............................................................................   $   49.0
Adjusted EBITDA (2).....................................................................       52.4
Depreciation and amortization...........................................................        4.6
Capital expenditures....................................................................        1.0
Ratio of earnings to fixed charges (3)..................................................        1.6x


               See accompanying notes to this unaudited statement

              WEIGHT WATCHERS INTERNATIONAL, INC. AND SUBSIDIARIES


         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE TWELVE MONTHS ENDED OCTOBER 23, 1999
                          (IN MILLIONS, EXCEPT RATIO)



                                                           COMPANY       PRO FORMA
                                                          HISTORICAL   ADJUSTMENTS(1)     PRO FORMA
                                                          ----------   --------------     ---------
Total revenues..........................................   $  410.9       $   (4.9)(a)    $  406.0
Cost of revenues........................................      180.9            (.6)(a)       179.3
                                                                               (.8)(b)
                                                                               (.2)(c)
Marketing expenses......................................       88.0            (.3)(a)        87.7
Selling, general and administrative expenses............       48.1           (2.1)(d)        43.1
                                                                              (2.9)(b)
Transaction costs.......................................        8.3           (8.3)(k)
                                                           --------       --------        --------
Operating income........................................       85.6           10.3            95.9
Interest income.........................................       13.2          (12.1)(e)         1.1
Interest expense........................................      (11.0)           7.1 (e)       (56.6)
                                                                             (52.7)(e)
Other expenses, net.....................................       (7.0)           1.5 (f)        (4.8)
                                                                               1.0 (g)
                                                                               (.3) (h)
                                                           --------       --------        --------
Income before income taxes and minority interests.......       80.8          (45.2)           35.6
Provision for income taxes..............................       33.1          (16.6)(i)        16.5
                                                           --------       --------        --------
Income before minority interests........................       47.7          (28.6)           19.1
Minority interests......................................        1.4            (.9)(h)          .5
                                                           --------       --------        --------
Net income..............................................       46.3          (27.7)           18.6
Dividends on preferred stock............................         --            1.5 (j)         1.5
                                                           --------       --------        --------
Net income attributable to common stockholders..........   $   46.3       $  (29.2)       $   17.1
                                                           ========       ========        ========

OTHER FINANCIAL DATA:
EBITDA (2)...........................................................................     $  100.8
Adjusted EBITDA (2)..................................................................        102.6
Depreciation and amortization........................................................          9.7
Capital expenditures.................................................................          2.4
Ratio of earnings to fixed charges (3)...............................................          1.6x


               See accompanying notes to this unaudited statement

              WEIGHT WATCHERS INTERNATIONAL INC. AND SUBSIDIARIES


  NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME



(1) Set forth below are adjustments to reflect the Transactions as if they had occurred on April 26, 1998.



                                                                    SIX MONTHS ENDED         TWELVE MONTHS
                                                               ---------------------------       ENDED
                                           FISCAL YEAR ENDED   OCTOBER 24,    OCTOBER 23,     OCTOBER 23,
                                            APRIL 24, 1999         1998           1999            1999
                                           -----------------   ------------   ------------   --------------
                                                                    (IN MILLIONS)
Elimination of food license royalties and
  related expenses(a)
  Lost royalty revenues..................      $   (5.3)         $   (2.2)      $  (1.8)        $   (4.9)
  Cost of revenues.......................            .6                .2             2               .6
  Marketing rebates......................            .4                .2            .1               .3
Cost savings from restructuring(b)
  Selling, general and administrative....           3.9               2.0           1.0              2.9
  Cost of revenues.......................            .7                .4            .5               .8
Elimination of expenses related to
  third-party publisher(c)...............            .5                .3            --               .2
Decrease in pension and benefit
  expense(d).............................           2.4               1.2            .9              2.1
Increase in interest expense and
  elimination of interest income(e)
  Interest expense on new debt...........         (57.5)            (28.7)        (23.9)           (52.7)
  Interest income........................         (15.0)             (7.0)         (4.1)           (12.1)
  Elimination of historical interest
    expense..............................           8.9               4.4           2.6              7.1
Elimination of management fee(f).........           1.5                .7            .7              1.5
Income related to custodial fee(g).......           1.1                .6            .5              1.0
Purchase of Australia/New Zealand
  minority interests(h)
  Minority interests.....................           1.2                .6            .3               .9
  Additional amortization................           (.4)              (.2)          (.1)             (.3)
  Minority interest expense..............            .5                .2           (.3)              --
Decrease in provision for income
  taxes(i)...............................          23.1              12.5           6.0             16.6
Redeemable preferred stock
  dividends(j)...........................          (1.5)              (.8)          (.8)            (1.5)
Elimination of transaction costs(k)......                                           8.3              8.3
                                               --------          --------       -------         --------
Total pro forma adjustments..............      $  (34.9)         $  (15.6)      $  (9.9)        $  (29.2)
                                               ========          ========       =======         ========


    ----------------------------

    (a) Reflects the net effect of food licenses that Heinz retained subsequent to the Transactions. Such amount includes lost royalty revenues, offset by a reduction in associated cost of revenues and marketing rebates.

    (b) Under the recapitalization and stock purchase agreement, we restructured certain of our operations, which included the elimination of several management and staff positions and the closing of certain offices. This adjustment reflects cost savings that resulted from this restructuring.

    (c) Reflects elimination of publication royalty expenses associated with a licensing agreement with a third-party publisher.

    (d) Reflects the elimination of certain Heinz allocated corporate expenses related to pension, post-retirement and benefit plans, net of our estimate of the stand-alone costs we incurred in order to replace these services.

    (e) Reflects elimination of interest income on cash and intercompany investments and interest expense associated with borrowings under various lines of credit, promissory notes and related party loans, all of which were retained by Heinz. The pro forma adjustment to interest expense also reflects interest expense on the notes and borrowings and fees under the New

              WEIGHT WATCHERS INTERNATIONAL INC. AND SUBSIDIARIES


  NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (CONTINUED)


       Credit Facilities (revolver, term loan A, B and C). Pro forma interest expense has been calculated as set forth below.


                                                                       SIX MONTHS
                                                                          ENDED
                                                  FISCAL       ---------------------------   TWELVE MONTHS
                                                YEAR ENDED     OCTOBER 24,    OCTOBER 23,        ENDED
                                              APRIL 24, 1999       1998           1999       JULY 24, 1999
                                              --------------   ------------   ------------   --------------
                                                                      (IN MILLIONS)
Interest on notes (13% on $255.0)...........     $  33.1         $  16.6        $  16.3         $   32.8
Estimated interest on New Credit Facilities
  Term loan A (8.76% on $75.0)..............         6.5             3.3            3.2              6.4
  Term loan B (9.51% on $75.0)..............         7.1             3.5            3.5              7.1
  TLC (9.51% on $87.0)......................         8.3             4.1            4.0              8.2
  Revolving credit facility (8.76% on
    $2.0)...................................          .4              .2             --               .2
                                                 -------         -------        -------         --------
    Total cash interest expense.............        55.4            27.7           27.0             54.7
Amortization of deferred financing fees.....         2.1             1.0             .8              1.9
                                                 -------         -------        -------         --------
    Total interest expense..................     $  57.5         $  28.7        $  27.8         $   56.6
                                                 =======         =======        =======         ========



       An increase or decrease of 0.125% in the assumed weighted average interest rate for the New Credit Facilities would change pro forma interest expense by $0.3 million for the fiscal year ended April 24, 1999 and $0.2 million for each of the six months ended October 24, 1998 and October 23, 1999.



    (f) Reflects elimination of corporate overhead costs allocated to us by Heinz for general and administrative expenses, net of approximately $0.6 million of related annual costs which management estimates will be incurred as a stand alone entity.


    (g) Reflects the net custodial fee we will receive from Heinz for the maintenance of certain trademarks. See "Certain Relationships and Related Transactions--Licensing Agreements."

    (h) Reflects the elimination of the minority interests in the WEIGHT WATCHERS businesses in Australia and New Zealand. The adjustment consists of the elimination of a payment made to the minority interest owner, additional amortization expense related to the goodwill created by the purchase of the minority interest, and the elimination of the minority interest expense recorded in each respective period.

    (i) Reflects the tax effect of the pro forma adjustments assuming an estimated effective tax rate of 40%.

    (j) Reflects dividends on the $25.0 million of redeemable preferred stock issued to Heinz.


    (k) Reflects elimination of transaction costs associated with the sale of Weight Watchers International, Inc. by Heinz.



(2) Pro forma EBITDA represents income before income taxes and minority interest plus depreciation, amortization and net interest expense. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities, as determined in accordance with generally accepted accounting principles. We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. However, our method of computation may or may not be comparable to other similarly titled measures of other companies.


    Pro forma Adjusted EBITDA equals EBITDA less (a) the amount of revenue recognized under the Warnaco licensing agreement in the fiscal year ended April 24, 1999, net of the average

              WEIGHT WATCHERS INTERNATIONAL INC. AND SUBSIDIARIES


  NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (CONTINUED)


    minimum annual cash receipts from that agreement, plus (b) the amount of cost savings that management believes can be achieved as a stand-alone entity, which include savings resulting from certain Heinz related expenses and the reversal of certain one-time charges, and (c) the amount of management incentive bonus expense which would not have been incurred, had a new plan, with higher budgeted performance hurdles, which will be implemented after the closing of the Transactions, been in effect.

    The following is a reconciliation of EBITDA to Adjusted EBITDA for each of the periods presented:


                                                                                    TWELVE-MONTHS
                                 FISCAL          SIX MONTHS         SIX MONTHS          ENDED
                               YEAR ENDED          ENDED              ENDED          OCTOBER 23,
                             APRIL 24, 1999   OCTOBER 24, 1998   OCTOBER 23, 1999       1999
                             --------------   ----------------   ----------------   -------------
                                                    (DOLLARS IN MILLIONS)
EBITDA.....................      $  94.6           $  42.8            $  49.0          $  100.8
Warnaco adjustment.........         (6.6)               --                 --              (6.6)
Cost-savings as a
  stand-alone entity.......          2.0                .4                 .2               1.8
Management incentive
  bonus....................          5.3               1.9                 .5               3.9
Unrealized foreign currency
  gain.....................                                               2.7               2.7
                                 -------           -------            -------          --------
Adjusted EBITDA............      $  95.3           $  45.1            $  52.4          $  102.6
                                 =======           =======            =======          ========



(3) Earnings used in computing the ratio of earnings to fixed charges consists of income (loss) before income tax expense (benefit) plus fixed charges. Fixed charges consist of interest expense, which includes amortization of deferred financing costs, and one-third of the rental expense from operating leases, which management believes is a reasonable approximation of the interest component of rental expense.

          SELECTED HISTORICAL CONDENSED COMBINED FINANCIAL INFORMATION


    The following table sets forth our Selected Historical Condensed Combined Financial Information and the related notes. The Selected Historical Condensed Combined Financial Information as of and for the fiscal years ended April 25, 1995 and April 27, 1996 have been derived from our unaudited historical combined financial statements which are not included in this prospectus. The Selected Historical Condensed Combined Financial Information as of and for the fiscal years ended April 26, 1997, April 25, 1998 and April 24, 1999 have been derived from, and should be read in conjunction with, our audited historical combined financial statements and the related notes, which are included elsewhere in this prospectus. The Selected Historical Combined Financial Information as of and for the six months ended October 24, 1998 and October 23, 1999 have been derived from our unaudited combined financial statements included elsewhere in this prospectus. In our opinion, all adjustments (which consist only of normal recurring entries) considered necessary for a fair presentation have been included in our unaudited condensed combined financial statements. Interim results for the six months ended October 23, 1999 are not necessarily indicative of, and are not projections for, the results to be expected for the full fiscal year. You should read the following Selected Historical Condensed Combined Financial Information in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our combined financial statements and the related notes included elsewhere in this prospectus.

                                                             FISCAL YEAR ENDED                           SIX MONTHS ENDED
                                         ---------------------------------------------------------   -------------------------
                                         APRIL 25,   APRIL 27,   APRIL 26,   APRIL 25,   APRIL 24,   OCTOBER 24,   OCTOBER 23,
                                           1995        1996        1997        1998        1999         1998          1999
                                         ---------   ---------   ---------   ---------   ---------   -----------   -----------
                                                                     (IN MILLIONS, EXCEPT RATIOS)
STATEMENT OF INCOME INFORMATION:
Total revenue..........................   $346.2      $357.7      $332.7      $334.3      $404.8        $180.5       $ 186.6
Cost of revenues.......................    185.7       190.9       230.4       160.0       178.9          84.7          86.7
                                          ------      ------      ------      ------      ------        ------       -------
  Gross profit.........................    160.5       166.8       102.3       174.3       225.9          95.8          99.9
Marketing expenses.....................     89.3        88.3        88.8        86.3        93.1          35.8          30.7
Selling, general and administrative
  expenses.............................     52.3        51.9        45.5        44.1        48.9          23.0          22.2
Transaction costs......................       --          --          --          --          --            --           8.3
                                          ------      ------      ------      ------      ------        ------       -------
  Operating income (loss)..............     18.9        26.6       (32.0)       43.9        83.9          37.0          38.7
Interest income........................      4.0        15.1        12.8        13.5        16.0           7.4           4.6
Interest expense.......................    (13.8)      (18.4)      (13.8)       (8.6)       (8.9)         (4.4)         (6.5)
Other expenses, net....................     (4.2)       (4.8)       (3.3)       (4.3)       (5.2)         (2.5)         (4.3)
                                          ------      ------      ------      ------      ------        ------       -------
  Income (loss) before income taxes and
    minority interests.................      4.9        18.5       (36.3)       44.5        85.8          37.5          32.5
Provision for (benefit from) income
  taxes................................      4.6        (3.6)      (12.9)       19.9        36.4          15.9          12.6
                                          ------      ------      ------      ------      ------        ------       -------
  Income (loss) before minority
    interests..........................       .3        22.1       (23.4)       24.6        49.4          21.6          19.9
Minority interests.....................       .4          .6          .6          .8         1.5           0.7           0.6
                                          ------      ------      ------      ------      ------        ------       -------
  Net income (loss)....................   $  (.1)     $ 21.5      $(24.0)     $ 23.8      $ 47.9        $ 20.9       $  19.3
                                          ======      ======      ======      ======      ======        ======       =======
OTHER FINANCIAL INFORMATION:
Net cash provided by operating
  activities...........................       --          --      $  9.7      $ 36.2      $ 59.2        $ 21.5       $  17.1
Net cash used in investing
  activities...........................       --          --        (1.4)       (4.9)       (3.0)         (1.5)        (15.7)
Net cash provided by (used in)
  financing activities.................       --          --        (4.4)      (30.5)      (48.9)        (19.7)         11.6
EBITDA(1)..............................       --          --       (21.1)       48.4        88.3          39.2          39.0
Depreciation and amortization..........     10.7        10.4        14.2         8.8         9.6           4.7           4.6
Capital expenditures...................      3.7         5.3         2.7         3.4         2.5           1.1           1.0
Ratio of earnings to fixed
  charges(2)...........................      1.2x        1.7x         --         4.5x        7.8x          7.3x          5.0x
BALANCE SHEET INFORMATION:
Working capital (deficit)..............   $(32.2)     $ 83.6      $ 64.9      $ 65.8      $ 91.2        $112.2       $  (9.5)
Total assets...........................    268.9       393.4       373.0       370.8       371.4         373.0         329.6
Total debt.............................    101.5        97.2        97.0        41.1        39.6          42.3         496.0
Parent company investment
  (stockholders' deficit)..............    110.4       231.7       188.9       229.1       248.9         271.0        (251.2)


------------------------

(1) EBITDA represents income before income taxes and minority interest plus depreciation, amortization and net interest expense. EBITDA should not be construed as an alternative to operating income or cash flows from operating activities, as determined in accordance with generally accepted accounting principle. We believe that EBITDA is a useful supplement to net income and other income statement data in understanding cash flows generated from operations that are available for taxes, debt service and capital expenditures. However, our method of computation may or may not be comparable to other similarly titled measures of other companies.

(2) Earnings used in computing the ratio of earnings to fixed charges consist of income (loss) before income tax expense and minority interest plus fixed charges. Fixed charges consist of interest expense, which includes amortization of deferred financing costs, and one-third of the rental expense from operating leases, which management believes is a reasonable approximation of the interest component of rental expense. For the year ended April 26, 1997 earnings were insufficient to cover fixed charges by $36.3 million.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS


    THE FOLLOWING IS A DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE FISCAL YEARS ENDED APRIL 26, 1997, APRIL 25, 1998 AND
APRIL 24, 1999 AND THE SIX MONTHS ENDED OCTOBER 24, 1998 AND OCTOBER 23, 1999. YOU SHOULD READ THIS DISCUSSION IN CONJUNCTION WITH OUR COMBINED FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS COVER PERIODS PRIOR TO THE CONSUMMATION OF THE TRANSACTIONS. ACCORDINGLY, MANAGEMENT'S DISCUSSION AND ANALYSIS OF HISTORICAL PERIODS DOES NOT REFLECT THE IMPACT ON US OF THESE EVENTS OR OF THE BUSINESS STRATEGY TO BE IMPLEMENTED AFTER CONSUMMATION OF THE TRANSACTIONS. SEE "RISK FACTORS," "UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME" AND "BUSINESS-- GROWTH STRATEGY."


OVERVIEW

    We are the largest provider of weight control programs in the world, operating in 29 countries through a network of company-owned and franchise operations. We earn revenues by conducting meetings, selling products, collecting commissions from our franchisees operating under our name and by collecting royalties related to licensing agreements.

    We run our domestic and international operations through a combination of owned and franchise operated locations. We estimate that, in fiscal 1999, 40% of our U.S. attendance and 75% of our international attendance were at company-owned classes, with the balance of members attending our franchise locations. Franchisees typically pay a royalty fee of 10% of their meeting fee revenues to us. For the fiscal year ended April 24, 1999, franchise revenues totaled $23.2 million.

    A number of factors have affected our revenues and profitability over the last several years. In fiscal year 1990, Heinz began introducing and promoting the sale of prepackaged meals through the NACO network. These changes forced our group leaders to become food salespeople and retail managers for food products, detracting from their function as role models and motivators for our members. These changes caused a significant drop in customer satisfaction and employee morale, and NACO's attendance declined. Prior to the introduction of prepackaged meal sales in fiscal year 1990, NACO's annual classroom attendance was
12.9 million, but by fiscal year 1997, attendance had dropped to 7.8 million. In contrast, in our international operations, where the prepackaged meals sales strategy was not implemented, our attendance remained stable over this period. As we turned our North American focus to promoting and selling our prepackaged meals, our program development began to suffer. In response, we shifted to a more decentralized management approach, allowing the management of our international operations to begin to develop on their own local business strategies and program innovations. This approach was successful and by 1996 our international growth began to accelerate rapidly. Beginning in 1997, we restructured our NACO operations by:

    - eliminating the prepackaged meals program,

    - introducing 1-2-3 SUCCESS and LIBERTY/LOYALTY,

    - improving customer service,

    - restoring employee morale,

    - relocating classes from fixed to rented meeting rooms,

    - reducing back office and field headcount, and

    - eliminating certain field offices.

    This restructuring allowed us to eliminate over $18.0 million in costs related to the food sales system. As a result of these efforts, we have grown NACO attendance by 40% from 7.8 million in fiscal year 1997 to 10.9 million in fiscal year 1999.

    Over this period our international operations continued to generate significant growth which had started when local management was allowed to create new strategies and program innovations. Between fiscal 1997 and 1999, in continental Europe, attendance grew by 47.6%, in the United Kingdom revenues increased by 24.5% and, in New Zealand, where we acquired the WEIGHT WATCHERS business in 1998, revenues and attendance grew significantly.

    The combination of the revitalization of our North American operations and continued strong performance of our international business contributed to the strong growth in revenues and profitability. Revenue has increased from $332.7 million in fiscal year 1997 to $404.8 million in fiscal year 1999 and cost of revenues has decreased from $180.7 million (before a restructuring charge of $49.7 million) for fiscal year 1997 to $178.9 million for fiscal year 1999.

    In addition to franchise revenue and company-owned classroom revenues, we also sell to our members ancillary products which complement our program such as calendars, books, healthy snack bars and CD-ROMS. For the fiscal year ended April 24, 1999, these revenues totalled $56.6 million.

    Our business is seasonal with revenues generally decreasing at year end and during the summer months.

    The recapitalization has been accounted for as a leveraged recapitalization, which will have no impact on the historical book basis of our assets or liabilities.

RESULTS OF OPERATIONS


    The following table summarizes our historical results of operations as a percentage of revenues for the fiscal years ended April 26, 1997, April 25, 1998 and April 24, 1999 and the six months ended October 24, 1998 and October 23, 1999.



                                                                                         SIX MONTHS ENDED
                                                 FISCAL YEAR ENDED                   -------------------------
                                  ------------------------------------------------   OCTOBER 24,   OCTOBER 23,
                                  APRIL 26, 1997   APRIL 25, 1998   APRIL 24, 1999      1998          1999
                                  --------------   --------------   --------------   -----------   -----------
Total revenue...................         100%             100%             100%           100%          100%
Cost of revenues................        69.3             47.8             44.2           46.9          46.4
                                       -----            -----            -----          -----         -----
  Gross profit..................        30.7             52.2             55.8           53.1          53.6
Marketing expenses..............        26.7             25.8             23.0           19.9          16.5
Selling, general and
  administrative expenses.......        13.7             13.2             12.1           12.7          11.9
                                       -----            -----            -----          -----         -----
Transaction costs                         --               --               --             --           4.4%
  Operating income (loss).......        (9.7)%           13.2%            20.7%          20.5%         20.8%



COMPARISON OF SIX MONTHS ENDED OCTOBER 23, 1999 TO SIX MONTHS ENDED OCTOBER 24,
  1998



    Total revenues were $186.6 million for the six months ended October 23, 1999, an increase of $6.1 million or 3.4% from $180.5 million for the six months ended October 24, 1998. Net revenues (net of discounts and allowances that are included as marketing expenses) were $176.2 million for the six months ended October 23, 1999, an increase of 7.4% from $164.0 million for the six months ended October 24, 1998. This increase in net revenues resulted from increased attendance in most of our markets and strong growth in classroom product sales that were partially offset by the lower LIBERTY/ LOYALTY average meeting fees in NACO.

    Cost of revenues was $86.7 million for the six months ended October 23, 1999, an increase of 2.4% from $84.7 million for the six months ended
October 24, 1998. This increase was primarily the result of growing product sales and an increased number of meetings to accommodate attendance growth. Gross profit margins (as a % of net sales) improved from 48.4% for the six months ended October 24, 1998, to 50.8% for the six months ended October 23, 1999. Gross margins benefitted from growth in our franchise commission revenues and publishing royalties as well as a shift in product mix to higher margin core products.



    Marketing expenses were $30.7 million for the six months ended October 23, 1999, a decrease of 14.2% from $35.8 million for the six months ended
October 24, 1998. The decline in marketing expenses was the result of a reduction in promotional allowances in NACO associated with the roll-out of the LIBERTY/LOYALTY program in that market.



    Selling, general and administrative expenses declined by 3.4% to $22.2 million (excluding one-time charge of $8.3 million of transaction costs) for the six months ended October 23, 1999, as compared to the three months ended October 24, 1998. This decrease reflects success with our continuing cost reduction efforts.



    As a result of the above, operating income was $47.0 million (excluding one-time charge of $8.3 million of transaction costs) for the six months ended October 23, 1999, an increase of 27.0% from $37.0 million for the six months ended October 24, 1998.


COMPARISON OF FISCAL YEAR ENDED APRIL 24, 1999 TO FISCAL YEAR ENDED APRIL 25,
  1998

    Total revenues were $404.8 million for the fiscal year ended April 24, 1999, an increase of $70.5 million, or 21.1%, from $334.3 million for the fiscal year ended April 25, 1998. Of the $70.5 million increase, $32.1 million was attributable to domestic company-owned classrooms, $14.4 million to foreign company-owned classrooms, $4.7 million to domestic franchises, $10.5 million to products sales and $9.0 million to royalties.

    Domestic company-owned classroom meeting fee revenues were $145.3 million for the fiscal year ended April 24, 1999, an increase of 28.4% from $113.2 million for the fiscal year ended April 25, 1998. This increase in domestic company-owned classroom meeting fee revenues was the result of a 29% increase in member attendance. We believe the increase in member attendance was due to the continued improvement in member satisfaction which resulted from the full year impact of 1-2-3 SUCCESS and the elimination of our prepackaged meals program. Foreign company-owned classroom meeting fee revenues were $161.0 million for the fiscal year ended April 24, 1999, an increase of 9.8% from $146.6 million for the fiscal year ended April 25, 1998. This increase in foreign company-owned classroom meeting fee revenues was the result of a 6% increase in international attendance in continental Europe and Australia.

    Domestic franchise revenues were $19.1 million for the fiscal year ended April 24, 1999, an increase of 32.6% from $14.4 million for the fiscal year ended April 25, 1998. This increase in domestic franchise revenues was primarily the result of an increase in member attendance, which was due to the full year impact of 1-2-3 SUCCESS, improved training and support and increased marketing effectiveness. Foreign franchise revenues were $4.1 million for the fiscal year ended April 24, 1999, an increase of 17.1% from $3.5 million for the fiscal year ended April 25, 1998. This increase was primarily the result of a strong performance in Canada and Ireland.

    Product revenues were $56.6 million for the fiscal year ended April 24, 1999, an increase of 22.8% from $46.1 million for the fiscal year ended
April 25, 1998. This increase in product revenues was primarily the result of increased member attendance. In addition, the elimination of approximately two-thirds of our items in NACO allowed us to focus our sales efforts on our core products.

    Royalties from licensing, publications and other were $18.0 million for the fiscal year ended April 24, 1999, an increase of 100% from $9.0 million for the fiscal year ended April 25, 1998. This increase in royalty revenues was attributable to a new licensing agreement with Warnaco for the manufacturing of women's shapewear.

    Cost of revenues was $178.9 million for the fiscal year ended April 24, 1999, an increase of 11.8% from $160.0 million for the fiscal year ended
April 25, 1998. This increase was attributable to the increased levels of attendance. Gross profit margin, however, increased from 52.2% for the fiscal year ended April 25, 1998 to 55.8% for the fiscal year ended April 24, 1999. This increase in gross margin was due to various factors, including an increase in attendance per meeting, an increase in the ratio of third-party locations to total locations, and a change in product mix with a focus on higher margin core products.

    Marketing expenses were $93.1 million for the fiscal year ended April 24, 1999, an increase of 7.9% from $86.3 million for the fiscal year ended
April 25, 1998. This increase in marketing expenses was the result of an increase in advertising and an increase in promotional allowances as a result of increased attendance.

    Selling, general and administrative expenses were $48.9 million for the fiscal year ended April 24, 1999, an increase of 10.9% from $44.1 million for the fiscal year ended April 25, 1998. As a percentage of total revenues, these costs were 12.1% for fiscal 1999 compared to 13.2% for fiscal 1998. This percentage decrease was due to the continued benefit of our restructuring and reorganization program, which allowed us to eliminate certain costs that were not directly associated with our core business, classroom operations and related products.

    As a result of the above, operating income was $83.9 million for the year ended April 24, 1999, an increase of 90.7% from operating income of $43.9 million for the year ended April 25, 1998.

COMPARISON OF FISCAL YEAR ENDED APRIL 25, 1998 TO FISCAL YEAR ENDED APRIL 26,
  1997.

    Total revenues were $334.3 million for the fiscal year ended April 25, 1998, an increase of $1.6 million from $332.7 million for the fiscal year ended
April 26, 1997. Our results reflected strong growth in our core business offset by a revenue decline of $33.3 million as a result of the elimination of prepackaged meals sales in 1997.

    Domestic company-owned classroom meeting fee revenues were $113.2 million for the fiscal year ended April 25, 1998, an increase of 7.6% from $105.2 million for the fiscal year ended April 26, 1997. This increase in domestic company-owned classroom meeting fee revenues was the result of the introduction of 1-2-3 SUCCESS in the United States mid-year in fiscal 1998. Foreign company-owned classroom meeting fee revenues were $146.6 million for the fiscal year ended April 25, 1998, an increase of 8.8% from revenues of $134.8 million for the fiscal year ended April 26, 1997. This increase in foreign company-owned classroom meeting fee revenues was the result of a 26.7% increase in attendance in continental Europe and a 13.9% increase in the United Kingdom.

    Domestic franchise revenues were $14.4 million for the fiscal year ended April 25, 1998, an increase of 34.6% from $10.7 million for the fiscal year ended April 26, 1997. This increase in domestic franchise revenues was the result of the introduction of 1-2-3 SUCCESS during mid-year fiscal 1998. Foreign franchise revenues were $3.5 million for the fiscal year ended April 25, 1998, an increase of 9.4% from $3.2 million for the fiscal year ended April 26, 1997. The increase in foreign franchise revenues was the result of the introduction of 1-2-3 SUCCESS to certain foreign franchises during fiscal 1998.

    Product revenues were $46.1 million for the fiscal year ended April 25, 1998, an increase of 53.7% from $30.0 million for the fiscal year ended
April 26, 1997. This increase in product revenues reflects the positive impact of our restructuring and reorganization program, which allowed us to focus on selling certain core products in the United States by discontinuing prepackaged meals sales and reformulating and repackaging core products in the United Kingdom and continental Europe.

    Royalties from licensing, publications and other were $9.0 million for the fiscal year ended April 25, 1998, a decrease of 36.2% from $14.1 million for the fiscal year ended April 26, 1997. This decrease in royalty revenues was the result of a decrease in publishing royalties of $1.0 million, Brazilian meeting fee royalties of $1.0 million and the sale of a minority interest in Finland. In addition, during fiscal 1997, we sold two franchise areas and granted a food license in Brazil, which resulted in additional revenues of $2.6 million, which did not recur in fiscal 1998.

    Cost of revenues was $160.0 million for the fiscal year ended April 25, 1998, a decrease of 30.6% from $230.4 million for the fiscal year ended
April 26, 1997. Cost of revenues for fiscal 1997 included a restructuring charge of $49.7 million. This charge included certain non-recurring restructuring costs, relating to the discontinuation of the prepackaged meals program and the elimination of related fixed costs, rationalization of certain product lines and termination and severance costs relating to the reorganization of classroom operations. This initiative generated $18.0 million in operational cost savings in fiscal year 1998. Gross profit margin increased from 30.8% for the fiscal year ended April 26, 1997 to 52.2% for the fiscal year ended April 25, 1998.

    Marketing expenses were $86.3 million for the fiscal year ended April 25, 1998, a decrease of 2.8% from $88.8 million for the fiscal year ended April 26, 1997. This decrease in marketing expenses was primarily the result of a 7% decrease in promotional allowances given to members.

    Selling, general and administrative expenses were $44.1 million for the fiscal year ended April 25, 1998, a decrease of 3.2% from $45.5 million, including a restructuring charge of $2.0 million, for the fiscal year ended April 26, 1997. As a percentage of total revenues, these costs were 13.2% for the fiscal year ended April 25, 1998 compared to 13.7% for the fiscal year ended April 26, 1997. This decrease reflects the benefit of our restructuring and reorganization program which began in fiscal 1997.

    As a result of the above, operating income increased from a loss of $32.0 million for the fiscal year ended April 26, 1997 to $43.9 million for the fiscal year ended April 25, 1998. Before the restructuring charge of $51.7 million, our operating income grew by $24.4 million.

LIQUIDITY AND CAPITAL RESOURCES

    During fiscal 1999, our primary source of funds to meet working capital needs was cash from operations. Cash and cash equivalents increased $7.7 million during the fiscal year ended April 24, 1999. Cash flows provided by operating activities of $59.2 million were in excess of cash flows used in investing activities of $3.0 million and cash flows used in financing activities of $48.9 million. Cash flows used for investing activities were principally related to capital expenditures. Cash flows used in financing activities were principally related to the payment of dividends and other transfers to Heinz.


    The total cash we required to effect the Transactions was $496.0 million. We funded these costs from available cash, the proceeds of the notes and $237.0 million in borrowings under the New Credit Facilities.


    Capital spending has averaged $2.9 million annually over the last three years and has consisted primarily of leasehold improvements for meeting locations and administrative offices, computer equipment for field staff and call centers and Year 2000 upgrades. We expect to make capital expenditures of $3.5 million in fiscal year 2000.


    We are significantly leveraged. As of October 23, 1999, we had outstanding $496.0 million in aggregate indebtedness, with $30.0 million of additional borrowing capacity available under the revolving credit facility, and total stockholders' deficit of $251.2 million. After giving pro forma effect to the Transactions, our ratio of earnings to fixed charges for the fiscal year ended April 24, 1999 would have been 1.5 to 1 and the ratio for the six months ended October 23, 1999 was 1.6 to 1. As a result of the Transactions, our liquidity requirements are significantly increased, primarily due to increased debt service obligations.


    We believe that cash flow from operating activities, together with borrowings available under the revolving credit facility, will be sufficient to fund our currently anticipated capital investment requirements, debt service requirements and working capital requirements. Any future acquisitions, joint ventures or other similar transaction will likely require additional capital and we cannot assure you that any such capital will be available to us on acceptable terms or at all.

    The New Credit Facilities provide senior secured financing of up to $267.0 million, consisting of the $75.0 million term loan A facility with a maturity of six years, the $75.0 million term loan B facility with a maturity of seven years, the $87.0 million TLC facility with a maturity of seven years and a $30.0 million revolving credit facility. We drew the full amount of the term loan A facility, the term loan B facility and the TLC facility upon closing of the Transactions. The revolving credit facility commitment will terminate six years from the date of the closing of the New Credit Facilities.

    The term loan A facility, the term loan B facility, the TLC facility and the revolving credit facility will initially bear interest, subject to performance based stepdowns applicable to the term loan A facility and the revolving credit facility, at a rate equal to (a) in the case of the term loan A facility and the revolving credit facility, LIBOR plus 3.25% or, at our option, the alternate base rate (as defined in the New Credit Facilities) plus 2.25% or (b) in the case of the term loan B facility and the TLC facility, LIBOR plus 4.00% or, at our option, the alternate base rate plus 3.00%.

    In addition to paying interest on outstanding principal under the New Credit Facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unused commitments at a rate equal to 0.50% per year.

    The term loan A facility, the term loan B facility and the TLC facility will amortize each year in equal quarterly amounts in the following approximate aggregate principal amounts for each year set forth below:

                                                     TERM       TERM
                                                    LOAN A     LOAN B      TLC
YEAR                                               FACILITY   FACILITY   FACILITY
----                                               --------   --------   --------
                                                           (IN MILLIONS)
1................................................   $ 9.38     $ 0.56     $ 0.65
2................................................    12.50       0.75       0.87
3................................................    12.50       0.75       0.87
4................................................    12.50       0.75       0.87
5................................................    12.50       0.75       0.87
6................................................    15.62       0.75       0.87
7................................................       --      70.69      82.00
                                                    ------     ------     ------
Total............................................   $75.00     $75.00     $87.00
                                                    ======     ======     ======

Amounts outstanding under the revolving credit facility are due and payable in full at maturity, six years from the date of the closing of the New Credit Facilities.

    The New Credit Facilities contain a number of covenants that, among other things, restrict our ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, repay other indebtedness, make certain restricted payments and dividends, create liens on assets, make investments, loans or advances, make certain acquisitions, engage in mergers or consolidations, make capital expenditures, enter into sale and leaseback transactions, or engage in certain transactions with affiliates and otherwise restrict our corporate activities. In addition, under the New Credit Facilities, we are required to comply with specified financial ratios and tests, including minimum fixed charge coverage and interest coverage ratios and maximum leverage ratios. The New Credit Facilities also contain certain customary events of default.

    The notes will mature in 2009. Our obligations under the notes are subordinate and junior in right of payment to all of our existing and future senior indebtedness, including all indebtedness under the New Credit Facilities. The indentures restrict, among other things, our ability to incur additional indebtedness, issue shares of disqualified stock and preferred stock, pay dividends or make certain other restricted payments and enter into certain transactions with affiliates, and prohibit certain restrictions on the ability of our subsidiaries to pay dividends or make certain payments to us, merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our assets.

    In addition, we have 1.0 million shares of Series A Preferred Stock issued and outstanding. Holders of our Series A Preferred Stock are entitled to receive dividends at an annual rate of 6% payable annually in arrears.


    We have agreed to loan to Weight Watchers UK Holdings Ltd an aggregate principal amount of $94.0 million. To ensure cash flows to us from Weight Watchers UK Holdings Ltd to service the New Credit Facilities and the notes, we will loan this amount on substantially the same terms and conditions as the New Credit Facilities and the notes. This loan is consistent with our strategy of financing our more significant foreign subsidiary operations with a portion of our overall debt, which can then be supported by those subsidiaries' local operations.


    Our ability to fund our capital investment requirements, interest, principal and dividend payment obligations and working capital requirements and to comply with all of the financial covenants under our debt agreements depends on our future operations, performance and cash flow. These are subject to prevailing economic conditions and to financial, business and other factors, some of which are beyond our control.

MARKET RISK

    We are exposed to foreign currency fluctuations and interest rate changes. Our exposure to market risk for changes in interest rates relates to the fair value of long-term fixed rate debt and interest expense of variable rate debt. We have historically managed interest rates through the use of, and our long-term debt is currently composed of, a combination of fixed and variable rate borrowings. Generally, the fair market value of fixed rate debt will increase as interest rates fall and decrease as interest rates rise.


    Based on the overall interest rate exposure on our fixed rate borrowings at April 24, 1999 and at October 23, 1999, on a pro forma basis, a 10 percent change in market interest rates would have less than an 8 percent impact on the fair value of our long-term debt. Based on variable rate debt levels at April 24, 1999 and at October 23, 1999, on a pro forma basis, a 10 percent change in market interest rates would have less than a 3 percent impact on our interest expense, net.


    Other than intercompany transactions between our domestic and foreign entities and the portion of the notes which are denominated in euro dollars, we generally do not have significant transactions that are denominated in a currency other than the functional currency applicable to each entity.

    Fluctuations in currency exchange rates may also impact our stockholders' equity. The assets and liabilities of our non-U.S. subsidiaries are translated into U.S. dollars at the exchange rates in effect at the balance sheet date. Revenues and expenses are translated into U.S. dollars at the weighted average exchange rate for the year. The resulting translation adjustments are recorded in stockholders' equity as accumulated other comprehensive income/loss. In addition, fluctuations in the value of the euro will cause the U.S. dollar translated amounts to change in comparison to prior periods and may impact interest expense. Furthermore, we will revalue the outstanding euro notes at the end of each period, and the resulting change in value will be reflected in the income statement of the corresponding period.

    Each of our subsidiaries derives revenues and incurs expenses primarily within a single country, and consequently, does not generally incur currency risks in connection with the conduct of normal business operations.

    Foreign exchange gains and losses are included in our consolidated statements of income and historically have not been significant. We generally do not engage in hedging activities.

YEAR 2000 RISK


    The Year 2000 issue is the result of computer programs that were written using only two digits, rather than four, to represent a year. Date-sensitive software or hardware may not have been able to distinguish between the years 1900 and 2000 and programs that perform arithmetic operations, comparisons or sorting of date fields may have yielded incorrect results. This could potentially have caused a system failure or miscalculations that could have disrupted operations.



    Commencing in early 1997, we addressed the Year 2000 issue through a program of modification and replacement. We completed this program before the end of 1999. The transition to the Year 2000 was completed successfully with no significant problems or disruption of business. The total cost of the project was approximately $1.35 million and was funded through cash flows from operations. Approximately $0.6 million of these costs related to hardware and software purchases and have been capitalized and the remainder was incurred as expenses.


NEW ACCOUNTING PRONOUNCEMENTS

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments. The statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of Statement 133," which postponed the adoption date of SFAS No. 133. As such, we are not required to adopt the statement until fiscal 2002. We do not believe this standard will have a material impact on our financial statements.


    In December 1999, the SEC issued Staff Accounting Bulletin No. 101 (SAB
101), "Revenue Recognition in Financial Statements". This bulletin summarizes some of the staff's interpretations of the application of generally accepted accounting principles to revenue recognition. We are not required to apply the accounting and disclosure requirements until fiscal 2001. We do not believe this bulletin will have a material impact on our financial statements.

                                    INDUSTRY

OVERVIEW

    The number of overweight and obese people in the United States and other developed countries has increased greatly over the past four decades due to improving living standards, the aging of the population (as people tend to gain weight with age) and increasingly sedentary lifestyles. The National Institute of Health ("NIH") recently issued a report indicating that approximately 55% of American adults are overweight or obese. A 1997 World Health Organization ("WHO") publication titled, "Obesity: Preventing and Managing the Global Epidemic," reported that the world's population is becoming overweight at a rapid pace and that there exists an urgent need to deal with this problem. In addition, the health risks associated with being overweight are becoming increasingly recognized. The WHO stated: "The prevalence of overweight and obesity is escalating rapidly worldwide" and that "obesity should be regarded as today's principal neglected public health problem." Obesity is considered a chronic disease by the medical community.

    According to a 1998 Gallup survey, the reasons people diet have been shifting towards health rather than appearance over the last several years. While "fitting into clothes" is still an important reason stated for starting to diet, the desire to use weight loss to feel better physically and improve general health is increasing.

    Demand for non-drug based weight control programs is also growing as a result of:

    - greater awareness that achieving/maintaining a healthy weight will reduce the risk of serious medical problems and significantly improve the quality of life;

    - the recognition that drugs are not an effective stand-alone remedy and may have undesirable side effects; and

    - an increasing willingness of employers and insurers to promote and contribute towards the cost of weight loss programs.

WEIGHT AND HEALTH CORRELATION

    Being overweight or obese raises risks associated with numerous diseases, including heart disease, high blood pressure and type II diabetes. According to the WHO, there is strong evidence that weight loss reduces the risk of developing many of these diseases and benefits patients already diagnosed with the conditions.

    The prevalence of disease, particularly cardiovascular disease, among the overweight clearly increases with age. According to the WHO, obesity is a major predictor of impaired mobility in older adults. The number of people over the age of 50 is expected to increase 25% in the United States from 1997 to 2005. Weight control problems are affecting more children as well and a large increase in the number of overweight youths has occurred over the past 20 years. Currently almost 11% of American children and adolescents are classified as overweight and an additional 14% are considered at risk of becoming overweight.

INCREASING SUPPORT FROM EMPLOYERS AND INSURERS

    As the costs of health insurance and medical treatments increase, employers and insurers are trying to find ways to decrease expenses. By encouraging enrollment in a weight reduction program, employers and insurers may reduce their healthcare expenses.

    Many companies have included preventative weight loss as an integral part of their preventative healthcare programs. For example, Independence Blue Cross, located in Wilmington, Delaware, which has approximately 74,000 employees reimburses employees for 50% of their weekly meeting fees upon reaching goal weight and the remaining 50% of their weekly meeting fees if they maintain the weight for six months. In addition, large companies, such as IBM and Disney, share the cost of meetings with their employees.

    Attendance in our AT WORK program, where meetings are at the place of business, has grown from 450,000 in fiscal 1997 to 1.1 million in fiscal 1999.

COMPETITION

    The overall U.S. market for products and services directed at weight control generated more than $16.5 billion in revenues in 1998 according to Marketdata Enterprises. This market includes commercial weight loss programs, self-help weight loss products, weight loss services administered by doctors, nutritionists and dieticians and weight loss drugs. Competition among commercial weight loss programs is largely based on the effectiveness of the program and price.

    Our most significant direct competitor in the United Kingdom is Slimming World. Our estimated 42% market share of the U.K. commercial weight control market, however, greatly exceeds Slimming World's estimated 26% market share. We have few direct competitors in the rest of Europe. In Australia/New Zealand we are more than twice as large as our closest competitor, Jenny Craig, despite Jenny Craig having been founded in Australia. In the United States, we compete in the commercial weight control segment, along with other companies such as Jenny Craig, The Diet Workshop, Nutri/ System and Diet Center, although we believe our business platforms are not comparable. For example, many of our competitors' businesses are based on the sale of prepackaged meals and meal replacements, whereas our program uses group support, education and behavior modification to help members change their eating habits without prepackaged foods. During the 1980's, the U.S. commercial weight loss industry grew significantly with many competitors focusing their programs on meal replacement and prepackaged food products. We believe that weight control is a lifelong challenge and that quick results offered by these products are not sustainable and may have side-effects. In fact, diets offered by some of our competitors proved to be ineffective or to cause side-effects, leading the U.S. government to increase its scrutiny of claims made by the industry. Some competitors were forced into bankruptcy, such as Nutri/System, or to drastically reduce advertising and scale back the size of their operations, such as Jenny Craig.

    When the diet drugs Phen/Fen and Redux became popular in 1996, many of these weakened competitors turned to prescription drug sales as a way to boost sagging profitability. In September 1997, the United States Food and Drug Administration requested the withdrawal of fenfluramine (one of the pharmaceuticals used in "Phen/Fen") and dexfenfluramine ("Redux"), from the U.S. market citing potential health risks. The manufacturer and distributor of these pharmaceuticals agreed to an immediate recall of these drugs. The resultant negative publicity and lawsuits over these drugs further weakened these competitors.

    While our U.S. operations suffered from the introduction of our prepackaged meals program, we remained consistent in our core behavior modification philosophy and never promoted diet drugs. As a result, we maintained a reputation for safety and scientific support. Since we eliminated our prepackaged meals program in NACO and refocused our operations on our core programs, NACO and our U.S. franchises have resumed their growth pattern.

                                    BUSINESS

COMPANY OVERVIEW

    We are the largest provider of weight control programs in the world. We operate in 29 countries through a network of company-owned and franchise operations. At the core of our business are our weekly meetings, in which we present our scientifically designed program, incorporating group support and education about healthy eating patterns, behavior modification and physical activity. In our fiscal year ended April 24, 1999, we estimate we held an average of approximately thirty-three thousand meetings worldwide each week and our average weekly attendance exceeded one million members. An estimated 9,000 classroom leaders, all of whom have lost weight on and are specially trained to teach our program, run our meetings. We have developed the WEIGHT WATCHERS program through continuous improvement over our 36 year history and we believe our brand name is recognized globally today as the standard for healthy, safe and drug free weight control. Careful management of our brand identity and reputation is a fundamental element of our long-term success. According to a Gallup study conducted in 1998, more than 84% of adults and 94% of dieting adults in the United States recognize our brand. In an independent survey of U.S. doctors in 1998, among those doctors who had recommended weight loss programs in the preceeding year, 65% recommended WEIGHT WATCHERS. The next most frequently recommended program received recommendations from less than 13% of those doctors. We believe that the combination of our brand recognition, extensive global network and our 9,000 classroom leaders provides us with a significant competitive advantage.


    For the twelve month period ended October 23, 1999, we generated pro forma revenue of $406.0 million and adjusted EBITDA of $102.8 million. Set forth below is a diagram showing the percentage of pro forma revenue for the twelve months ended October 23, 1999, represented by the sources of our revenue.



PRO FORMA REVENUE FOR THE TWELVE MONTHS ENDED OCTOBER 23, 1999 = $406.0 MILLION


EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

U.S. MEETING FEES           35%
International Meeting Fees  40%
Franchise Commisions         6%
Product Sales               16%
Other                        3%

                                     [LOGO]

CORE PROGRAM APPROACH

    Throughout our history, we have based our program on four core elements: group support, behavior modification, diet and exercise. The group support system remains the cornerstone method of presenting our program. Group support assists members in dealing with issues such as depression-eating and habitual eating behaviors. We offer this support through meetings that are interactive and encourage learning through group activities and discussions. Members learn strategies from leaders who have learned how to lose weight and maintain their weight loss on our program. These leaders are trained to respond to member needs by using our techniques and actively modeling our principles. The group support system continues throughout the maintenance period of the program when members learn how to stay within their appropriate weight range.

    Behavior modification and education on eating habits have also always been key elements of our program. We use motivation, education and support to help members manage their weight and to change their habits. Members are taught how to meet and overcome these challenges. Discussions on topics such as staying motivated, overeating and managing stress offer valuable insight and provide the reassurance that no one must diet alone. U.S. members currently also learn "Tools for Living," eight fundamental goal-setting and motivational principles. In addition, U.S. members currently receive a booklet titled "Managing Your Weight From the Inside Out" that teaches members how to develop a positive mind-set about weight control, new approaches to problem solving, and specific ideas for handling some of the most common weight management issues. International members learn similar principles and receive similar publications.

    Exercise is an important component of weight management and our overall program to lose weight. U.S. members currently receive THE WEIGHT WATCHERS ACTIVITY GUIDE which is designed to promote exercise and activity outside of the classroom. It is consistent with the recommendations for physical activity outlined by both the Center for Disease Control and Prevention and the American College of Sports Medicine. International members receive similar publications.

    The final key element of our program is diet which we describe in detail below. Our diets are based on healthy food selection rather than prepackaged meals. This allows members to tailor and modify their diet to their personal tastes.

DIETS

    In order to keep our diets at the forefront of weight loss science, each of our diets is designed in consultation with doctors and other scientific advisors. We continually strive to improve our diets by periodically testing, then introducing, new features. We currently have two diets: 1-2-3 SUCCESS and SUCCESS SIGNALS.

1-2-3 SUCCESS

    In 1996, our United Kingdom subsidiary developed and introduced 1-2-3 SUCCESS, a state-of-the-art diet management system that helps participants manage their calorie intake through a simple and flexible POINTS system. Unlike some competing diets, 1-2-3 SUCCESS allows participants to eat regular meals instead of prepackaged servings, allowing our members freedom to choose what they eat. In 1997, the 1-2-3 SUCCESS diet was successfully rolled out to select international operations, North American franchises and NACO operations. 1-2-3 SUCCESS features the POINTS food system, which is based on a formula involving calories, fat and fiber. The formula for POINTS differs from country to country in order to suit local tastes, as well as package labeling differences between countries.

    In the 1-2-3 SUCCESS diet, members have the freedom to participate in special occasions and eat out, because no food is forbidden. Our POINTS Guide helps members stay within program guidelines when eating outside the home. Members are given a daily POINTS goal to spend on whatever combination of food they prefer as long as the total does not exceed the goal.

    In January 1999, we enhanced 1-2-3 SUCCESS in the United States by adding the DAILY COACH. This addition to the regular written materials consists of a series of booklets containing tips, inspirational stories and proven weight-loss strategies. Our U.K. operations also recently updated all of their program material and repackaged the program as 1-2-3 SUCCESS 2000.

    We believe 1-2-3 SUCCESS encourages members to eat a wide variety of foods in amounts that promote healthy weight loss. The formula helps members choose a diet low in fat, high in complex carbohydrates and moderate in protein.

    Members can calculate POINTS on our free POINTS finder or they may purchase our electronic POINTS calculator.

                               POINTS CALCULATORS

                                                  [LOGO]

            [LOGO]

SUCCESS SIGNALS

    In 1996, our local management in Europe also successfully developed a diet called SUCCESS SIGNALS based on a green-yellow-red food selection system. SUCCESS SIGNALS helps guide dieters to low fat foods (green) instead of high fat foods (red). This system is similar to 1-2-3 SUCCESS in that it does not require weighing of portions. It is now used in nine Continental European countries and Brazil. We believe a POINTS based plan can be introduced in these markets as a program innovation.

SCIENTIFIC SUPPORT

    We work closely with doctors, scientists and nutritionists, to ground our program in scientific and medically sound principles of weight control. As part of our program we are sponsoring a two-year scientific study to quantify the health benefits of our program as compared to self-help dieting. We believe that the publication of this study will serve to encourage a greater number of employers and health insurance companies to partner with us to cover or reimburse the cost of joining the WEIGHT WATCHERS program.

DELIVERY METHODS

CLASSROOM MEETINGS

    At the core of our business is the classroom meeting, which members attend to learn the key weight loss techniques, to celebrate their success with other dieters, and to receive motivation and group support.

    Our estimated 9,000 classroom leaders run our meetings and educate members on the process of successful and sustained weight loss. Field management and current leaders constantly identify new leaders as members with strong inter-personal skills, personality and communication skills. Leaders are part-time employees and earn an hourly wage and commissions based on sales.

    We present our program in a series of weekly classes which average one hour in duration. Classes are conveniently scheduled throughout the day. We hold classes in either leased locations, such as space at shopping malls, or in meeting rooms typically rented from civic or religious organizations.

    We designed our AT WORK program to address the weight loss needs of people in the workforce by operating on-site in their place of employment. This program represents a significant amount of total revenue for NACO operations and is expanding in other countries. Employees can attend the AT WORK program meetings that are held either before work, during lunch hours, or after work. AT WORK is particularly popular in the United States as employees, and increasingly employers, are receptive to our classes in the work place. In many cases employers subsidize employee participation and typically provide meeting space without charge.

    We designed our COMMUNITY MEETINGS program to meet the needs of people in rural areas that would otherwise be unable to support traditional meetings. Members in COMMUNITY MEETINGS prepay for a series of meetings to ensure adequate enrollment.

    Typically our classes begin with registration and a weigh-in where the weight change of attendees since their last session is noted in their attendance book which serves as a permanent record of the participants' progress. Leaders are trained to engage the members at the weigh-in to talk about their weight control efforts during the previous week and provide encouragement and advice, making them feel at ease.

    After the weigh-in, the leader introduces the class. Part of the class is educational, where the leader uses personal anecdotes, games or open questions to demonstrate some of the core aspects of weight loss, such as self-belief and discipline. During another part of the class, the leader focuses on a variety of topics selected by us, such as achievements people have made in the prior week and celebrating and applauding successes. Participants who have reached their weight goal are singled out for their accomplishment. Discussions can range from dealing with a holiday office party to making time to exercise. The leader encourages substantial class participation and promotes supporting products and materials as appropriate. At the end of the class, new members are given special tutoring in the 1-2-3 SUCCESS plan.

    Generally, group leaders help set a member's weight goal within a healthy range by using a body mass index. When members reach their weight goal and maintain it for six weeks, they achieve lifetime member status. This gives them the privilege to attend our meetings free of charge as long as they maintain their weight within a certain range. Successful members also become eligible to apply for class leader positions.

NONCLASSROOM DELIVERY METHODS

    We provide additional programs designed for people who, either through circumstance or personal preference, do not wish to attend our traditional classes. For example, we have developed an AT HOME self-help program that provides guidance and support needed to lose weight without having to attend classes. In January 1999, an AT HOME CD-ROM version of the successful 1-2-3 SUCCESS program was launched in the United Kingdom with promising initial results. The program, in a user-friendly manner, helps set an appropriate goal weight by calculating the user's body mass index, calculates POINTS for selected foods, assists in meal planning, tracks daily POINTS usage and charts the dieter's progress. The CD-ROM is appealing to men and younger dieters because of its technological nature and the privacy, flexibility and convenience it offers. We believe the roll out of an AT HOME CD-ROM in the United States could provide revenue enhancement opportunities.

    In Australia we are testing the GUT BUSTER mail-order program which has been scientifically designed for male weight control. Customers who order this program receive audio cassettes and literature. In France, we also have our ONE-ON-ONE program which offers our members supplemental private tutoring.

MARKETING AND PROMOTION

PRICING STRUCTURE AND PROMOTIONS

    Our most popular payment structure is a "pay-as-you-go" arrangement without contracts, although we also offer discounted pre-pay options. A new member pays an initial registration fee and then a weekly fee for each class attended, although free registration is often offered as a promotion.

    In 1996 a new pricing structure, called LIBERTY/LOYALTY, was developed in France. LIBERTY/LOYALTY provides members the option of committing to consecutive weekly attendance and paying a lower weekly fee with penalties for missed classes, or paying a higher weekly fee without the missed meeting penalties. Following the successful introduction in France, we rolled out the LIBERTY/LOYALTy pricing plan to most of the rest of Europe and, following a successful test marketing, we rolled it out to our NACO operations in April/May 1999. Based on the results from our international and North American markets where the program has been in place, we believe that LIBERTY/LOYALTY will result in higher revenues, through increased enrollments, higher product sales and longer average attendance per enrollment, partially offset by a reduced average fee per attendance.

MEDIA ADVERTISING

    Our advertising supports the three key enrollment-generating seasons of the year--winter, spring and fall. In addition to enhancing our brand image and awareness, our advertising is designed to motivate both former members and potential members to take immediate action and join. Media investments are allocated on a market-by-market basis, as well as by media vehicle (television, radio, magazines and newspaper), taking into account such characteristics as penetration, market vitality, media efficiencies and effectiveness.

DIRECT MAIL

    Direct mail is a critical element of our marketing mix because it targets former members who account for the majority of our attendance. During fiscal year 1999, for example, NACO mailed 11.3 million pieces of seasonal (winter, spring and fall) direct mail.

PUBLIC RELATIONS/CELEBRITY ENDORSEMENTS

    The focus of our public relations efforts is at the grass roots level. Leaders and successful members engage in local promotions, information presentations and charity events to promote WEIGHT WATCHERS and demonstrate the program's efficacy. Public relations programs are specifically designed to facilitate this type of promotion.

    For many years we have also used celebrities to promote and endorse the program. Since 1997, we have retained Sarah Ferguson, the Duchess of York to promote and endorse the program in North America. Her contract with us, which runs through 2000, requires her to devote approximately 20 days per year on activities such as appearances at major events and filming television advertisements. The Duchess will continue to make appearances throughout the upcoming year to keep us in the press and maintain the strong momentum of the program. Prior to the Duchess, we used Kathleen Sullivan and Lynn Redgrave as our celebrity spokespersons. In Brazil, we have used a Brazilian television star as our celebrity spokesperson.

MEMBER REFERRALS

    An important source of new members is through referrals from existing or prior members. In fiscal year 1999, approximately 4.8 million people enrolled in our classes worldwide. Given our 36-year operating history, we have created a powerful referral network. We have incentive programs for member referrals, such as our bring a friend promotions.

AT WORK CORPORATE SALES

    In the United States, the AT WORK plan has become an important component of our business. Many corporations, including IBM, Time Warner, Hallmark Cards, Disney, and Readers Digest, hold AT WORK meetings throughout the country. Since fiscal year 1997, our company-owned AT WORK operations have more than doubled in size. Attendance in our AT WORK program, where meetings are at the place of business, has grown from 450,000 in fiscal 1997 to 1.1 million in fiscal 1999. Many franchise operations in the United States also have significant AT WORK programs.

CLASSROOM PRODUCT SALES

    We offer a range of ancillary products which complement our core program such as calendars, books, healthy snack bars and CD-ROMS. These products are regularly updated to maintain their appeal. Franchisees can buy these products from us or from licensed manufacturers at wholesale prices to sell to their members. We introduced our JUST 2 POINTS healthy snack bar in March, 1999 in NACO that plays to the strength of the POINTS diet system. Additionally, in Europe we sell such products as cooking aids, cereal bars and diet candies.

LICENSING

PUBLISHING LICENSES

    Under an agreement between Weight Watchers International, Inc. and a third-party publisher, we granted the publisher the exclusive right to use our trademarks in developing, publishing, licensing, selling and distributing books, audio products, video products, calendars, recipe cards and other products for sale at meetings, book clubs and retail stores. The publisher holds this exclusive license through October 2001. In return for this license, the publisher agreed to pay to us a non-returnable fee of $7.0 million and certain ongoing royalties. Nearly 4 million copies of recipe collections have been sold since 1994. The most recent launch was the Duchess of York's recipe collection, "Dieting with the Duchess," which sold 125,000 copies in the first 3 months after publication in January 1999.


    WEIGHT WATCHERS MAGAZINE, with a U.S. circulation of 1.1 million and readership of 4.1 million, was published in North America and the United Kingdom by Southern Progress and by us in Australia. We reacquired all rights to publish the Magazine, including in North America and the United Kingdom, by agreement dated February 18, 2000. We did not receive a royalty from Southern Progress. Southern Progress also has the exclusive right to publish WEIGHT WATCHERS books through direct response marketing.


    The Learning Company, under a license agreement, has produced a CD-ROM compilation of cookbook recipes. This product provides an interactive recipe guide and has sold more than 75,000 copies since its introduction in 1997.

FOOD LICENSING

    We believe there are significant opportunities for the licensing of food products. In connection with the Transactions, we have entered into an ongoing partnership with Heinz to develop and market the WEIGHT WATCHERS brand for food products. Under our agreement, we retain all food licenses except that Heinz retains an exclusive, royalty-free global license to use the brand for certain food categories including frozen foods, soups, condiments, canned fish and canned pasta. Heinz will also receive royalty payments from an existing portfolio of third-party licenses for various food products through 2004. After 2004, Heinz will assign those licenses to us. Management estimates that for our fiscal year ended April 24, 1999, this portfolio generated royalty revenue of approximately $5 million.

OTHER LICENSING

    A component of our strategy is to selectively license our brand in other categories. For example, in January 1999, we entered into a licensing agreement with Warnaco, an established clothing/shapewear manufacturer, to produce a broad range of WEIGHT WATCHERS branded shapewear in the United States and Canada. The product line was launched in North America in June, 1999 and is exceeding initial expectations. Under this agreement, we will receive minimum average royalty payments of $2.1 million per year. Warnaco's exclusive license runs through July 31, 2004, and is renewable at Warnaco's option for an additional five years.

REVIEW OF OPERATIONS BY REGION

    We run our domestic and international operations through a combination of owned and franchise operated locations. During the past 36 years, we have developed a strong group of franchisees throughout the world. We estimate that, in fiscal 1999, 40% of our U.S. attendance and 75% of our international attendance were at company-operated classes with the balance of members attending our franchise locations. Franchisees typically pay a fee to us equal to 10% of their gross revenues. For the fiscal year ended April 24, 1999, franchise revenues were $23.2 million.

    Set forth below is information on enrollment, attendance, number of weekly meetings, average class size and retention. U.S. information includes North American franchisees and franchisee information reflects our estimates.

                    MEMBERSHIP STATISTICS--FISCAL YEAR 1999

                                                           CONTINENTAL   AUSTRALIA/    INTERNATIONAL
                                       U.S.       U.K.       EUROPE      NEW ZEALAND    FRANCHISEES         TOTAL
                                     --------   --------   -----------   -----------   -------------   ---------------
Enrollment (thousands).............    2,634       909          520           255            568                 4,886
Attendance (millions)..............     27.5       9.8          5.7           3.4            6.2                  52.6
Number of weekly meetings..........   19,000     5,100        3,400         1,880          3,900                33,280
Average class size.................       28        37           32            34             31                    30
Retention (ratio of attendance to
  enrollments).....................     10.4      10.8         11.0          13.3           10.9                  10.8

COMPANY OWNED OPERATIONS

    Our NACO operations consist of approximately 1,300 meeting locations, that for the fiscal year ended April 24, 1999 attracted 10.9 million attendances and generated $159.9 million in revenue including product sales. We have revitalized our NACO operations following the elimination in 1997 of prepackaged meals sales through our NACO network. In 1997, we restructured our NACO operations by eliminating the prepackaged meals program, improving customer service, restoring employee morale and introducing 1-2-3 SUCCESS and LIBERTY/LOYALTY programs. In connection with the elimination of our prepackaged meals program, we eliminated over $18.0 million in costs. As a result of all these efforts, we have grown NACO attendance by 40% from 7.8 million in fiscal year 1997 to 10.9 million in fiscal year 1999. Our near-term objective is to surpass the NACO attendance level of 12.9 million experienced prior to the introduction of our prepackaged meals.

    Our international company-owned operations consist of approximately 6,825 meeting locations in 13 countries outside of the United States. In the fiscal year ended April 24, 1999, these operations attracted 18.9 million attendances and generated meeting fee revenue of $161.0 million.

    In our international operations, we did not introduce the Heinz prepackaged meals program into our classrooms and our attendance remained stable. Management believes the contrast between our international performance and NACO is largely a result of the prepackaged meals program, the entrepreneurial management style outside of North America and the autonomy of the international management teams.

    In fiscal year 1999, in the United Kingdom there were on average 5,100 weekly meetings in 3,600 different locations, with approximately 97% in third-party locations, such as meeting rooms rented from civil organizations and church halls. In the rest of Europe there were on average 3,400 weekly meetings in 2,200 different locations, with approximately 95% in third-party locations. In Australia/New Zealand there were on average 1,880 weekly meetings in 1,025 different locations, with approximately 97% in third-party locations.

    The following chart illustrates NACO and international attendance for our owned operations from fiscal year 1987 to fiscal year 1999.

                                    [CHART]

FRANCHISE OPERATIONS

    We run our domestic and international operations through a combination of owned and franchise operations. Over the last 36 years, we have developed a strong group of franchisees throughout the world. We have franchise operations in 16 countries, including the United States. We estimate that in the fiscal year ended April 24, 1999, these franchised operations attracted attendance of
22.8 million and generated revenue of $23.2 million, including product sales.

    Our franchisees are responsible for running operations in their territory using the program we have developed. Franchisees are obliged to adhere strictly to the program content guidelines, with the freedom to control pricing, locations, operational structure and local promotions. Franchisees have the option to buy approved merchandise from us or from other vendors to sell to members. Franchisees are required to keep accurate attendance records that we audit on a periodic basis. Most franchise agreements are in perpetuity and can only be terminated upon a material breach or bankruptcy of the franchisee.

    We have enjoyed a mutually beneficial relationship with our franchisees over many years. The recent successful launch of the 1-2-3 SUCCESS diet across North America has served to enhance that relationship. We provide a central support system for the program and the brand. We also produce and sell program and marketing materials to the franchisees. Franchisees provide local operational expertise, advertising and public relations. The franchise owners are typically close to the business and participate actively in all aspects of the business.

    During the period in which NACO emphasized the sale of prepackaged meals in the early and mid-1990s, although the franchisees did not participate in the prepackaged meals program, their operations were negatively impacted by NACO's advertising campaign which focused on its prepackaged meals sales and the lack of program innovation. Since NACO eliminated prepackaged meals sales and introduced program innovations in 1997 our U.S. franchisees experienced significant growth in enrollment and attendance levels.

    We have not offered a franchise location (or territory) for sale since 1997. However, from time to time we do repurchase territories, the last repurchase being in 1992.

COMPETITIVE STRENGTHS

GLOBAL BRAND AND NETWORK

    WEIGHT WATCHERS is the largest provider of weight control programs in the world. We attract, on average, more than 1.0 million members per week and conduct more than 1.5 million meetings per year, significantly more than any other commercial weight control operator. According to a Gallup study conducted in 1998, more than 84% of adults and 94% of dieting adults in the United States recognized our brand. In an independent survey of U.S. doctors in 1998, among those doctors who had recommended weight loss programs in the preceding year, 65% recommended WEIGHT WATCHERS. Management believes the combination of our strong global brand, our large membership and our approximately 9,000 trained classroom leaders creates significant scale advantages and a foundation for future growth which is unique in the weight loss industry.

MEMBER BEHAVIOR

    Members have demonstrated strong loyalty towards our program, a program characterized by a high predictable pattern of repeat consumer behavior. We believe the quality and flexibility of our program helps attract and retain new members and contributes to significant repeat enrollments. In calendar year 1999, U.S. members enrolled for an average of 8 weeks.

    Approximately 75% of our returning members will re-enroll one or more times. Our returning members' re-enrollment behavior has been consistent through different economic cycles, irrespective of the number of times members previously enrolled.

ENTREPRENEURIAL MANAGEMENT

    We run our international and franchise operations in a decentralized and entrepreneurial manner that has allowed our local managers to compete effectively, to consistently grow attendance, market share and profitability and to develop successful program features and innovations. This structure allows us to develop and test new ideas on a local basis, implementing only the most successful ideas across our network. Local country managers are responsible for the profitability of their territory and for adopting and implementing the best practices from other regions. Our local international management teams have created successful innovations of our diet. For example, local management in the United Kingdom developed our 1-2-3 SUCCESS diet. Our country managers have also designed customized pricing strategies such as the LIBERTY/LOYALTY plan which was first introduced in France. The LIBERTY/LOYALTY pricing structure provides members the option of committing to consecutive weekly attendance and paying a lower weekly fee with penalties for missed classes (Loyalty) or paying a higher weekly fee without the missed meeting penalties (Liberty). Management plans to further facilitate the adoption of the best practices and programs throughout our global system, while also developing a more entrepreneurial and decentralized management culture at our NACO operations.

VARIABLE COST STRUCTURE WITH HIGH RETURN ON INVESTED CAPITAL

    Our business model is unique, requiring limited capital investments while producing high cash flows. We pay our classroom leaders and receptionists on a per meeting basis and we typically lease or rent meeting space on a short-term basis. This enables us to increase or decrease the number of meetings we hold quickly based on demand. On average, over the last three fiscal years we spent approximately $2.9 million in annual capital expenditures. Our working capital requirements are also low as members typically pay meeting fees in cash at each meeting. We believe that our low capital requirements will enable us to grow rapidly while at the same time generating strong cash flow for debt repayments.

GROWTH STRATEGY

INCREASE ATTENDANCE THROUGH EXISTING CLASSROOM NETWORK

    We believe the demand for weight control programs is large and growing, providing significant opportunities to increase attendance through our existing classroom network. Our brand recognition, proven program, reputation with the medical community and high level of member referrals position us to benefit from the growth in the weight loss industry. We believe that the relatively low penetration of commercial weight loss programs in some of our major markets, such as the United States and Germany, can be increased to the significantly higher levels achieved in some of our other major markets, such as the United Kingdom and Sweden. We expect to continue to grow attendance as demand for weight control programs increases and through the completion of the roll-out of 1-2-3 SUCCESS, ongoing program development, more effective marketing and improvements in related products and services.

EXPAND CUSTOMER BASE

    We believe there are significant opportunities to expand our customer base by developing programs designed to meet the needs of different audiences. In fiscal 1998, 96% of our NACO members were women. We are currently implementing new programs designed to better serve the male market segment. For example, in January 1999, we introduced the AT HOME program on CD-ROM in the United Kingdom, targeting self-help dieters, men and those who prefer a nonclassroom approach because of the privacy, flexibility and convenience it offers. Additionally, to further address the largely untapped male customer segment, we are testing in Australia the GUT BUSTER mail-order program which has been scientifically designed for male weight control.

    In the United States, we will continue developing our AT WORK program that involves employers and insurers supporting our program by providing meeting space, allowing employees time to participate in meetings and sometimes paying a portion of their membership fees. We believe employers and insurers are increasingly willing to support our programs because of their recognition of the link between health care costs and the weight of their employees and because of our widely recognized brand, high quality reputation, long history, convenience of proximity, low cost and drug-free platform. NACO AT WORK attendance has grown from 450,000 in fiscal year 1997 to 1.1 million in fiscal year 1999.

GROW PRODUCT SALES AND LICENSING ROYALTIES


    Through our classroom operations, we currently sell books, CD-ROMs, 1-2-3 SUCCESS POINTS calculators, healthy snack bars and other items. We believe we can grow our classroom sales by selectively introducing products that complement our program. Classroom product sales for the six months ended October 23, 1999 were $30.8 million, a 28.3% increase from classroom product sales for the six months ended October 24, 1998.


    We believe significant opportunities exist globally for additional product sales and licensing of our brands outside of our classroom channel. For example, we recently entered into a five year agreement with Warnaco to license the WEIGHT WATCHERS brand for women's undergarments. Under this agreement, we will receive minimum average royalty payments of $2.1 million per year. We also license our brand for cookbooks, weighing scales, exercise videos and other products.

    We believe we can capitalize on the popularity of our brand by licensing food products. In connection with the Transactions, we entered into an ongoing partnership with Heinz to develop and market the WEIGHT WATCHERS brand for food products. Under our agreement, we retain all food licensing rights to the WEIGHT WATCHERS name except that Heinz retains an exclusive, royalty-free global license to use the brand for certain food categories, including frozen foods, soups, condiments, canned fish and canned pasta. Heinz will also receive royalty payments from an existing portfolio of third-party licenses for various food products through 2004. After 2004, Heinz will assign these licenses to us. Management estimates that for our fiscal year ended April 24, 1999, this portfolio generated royalty revenue of approximately $5 million.

EXPAND GEOGRAPHIC PRESENCE

    The WEIGHT WATCHERS brand is recognized worldwide and our program has proven to be adaptable to different geographies and cultures. While the details of the program's delivery, such as language, locations and local food preferences, can be customized for each geographic setting, we believe the core concepts are effective worldwide. We believe significant geographic expansion opportunities exist. We plan to focus in the near term on growing in Europe by expanding into new markets such as Spain and Denmark.

PARTICIPATE IN INTERNET GROWTH

    The WEIGHT WATCHERS web site at www.weightwatchers.com provides users access to a broad array of information organized by country, including: (1) nearest meeting locations, directions and times, (2) low-calorie recipes, (3) current and past weight loss news articles and (4) support forums. Since January 1998, the web site has averaged over 100,000 hits per day and was rated in the top 5% of web sites by the search engine Lycos. The average viewer reads more than 20 pages per visit.

    The WEIGHT WATCHERS web site currently serves many functions, and we believe it has potential to grow our business if it is fully developed. Full development of the website will expand the breadth of products and services offered.

    Because this development is expected to require significant investment and result in significant losses, an affiliate of ours, in which we expect to have a 19.8% ownership interest and the right to acquire an additional 20.2% interest, has an exclusive right to develop the WEIGHT WATCHERS internet business. We will receive income-based royalties from this company.

REGULATION AND LITIGATION

    A number of laws and regulations govern our advertising, franchise operations and relations with consumers. The Federal Trade Commission and certain states regulate advertising, disclosures to consumers and franchisees, and other consumer matters. Our customers may file actions on their own behalf, as a class or otherwise, and may file complaints with the FTC or state or local consumer affairs offices and these agencies may take action on their own initiative or on a referral from consumers or others.

    We and the FTC have entered into a Consent Order settling all contested issues raised in a complaint filed against us alleging that we violated the Federal Trade Commission Act by the use and content of certain advertisements for our weight loss program featuring testimonials, claims for the program's success and safety, and statements as to the program's costs to participants. The Consent Order does not admit any issue of fact or law or any violation by us of any law or regulation, and does not involve payment by us of any civil money penalty, damages, or other financial relief. The Consent Order requires certain procedures and disclosures in connection with our advertisements of products and services. The FTC accepted the Consent Order, and it became effective as of December 24, 1997. We do not believe that compliance with the Consent Order will have a material adverse effect on our consolidated financial position or results of operations or our current advertising and marketing practices.

    Future legislation or regulations including, without limitation, legislation or regulations affecting our marketing and advertising practices, relations with consumers or franchisees or our food products, could have a material adverse impact on us.

    Our foreign operations and franchises are also generally subject to regulations of the applicable country regarding the offer and sale of franchises, the content of advertising and promotion of diet products and programs.

    We are involved in legal proceedings incidental to our business. Although the outcome of these matters cannot be predicted with certainty, management believes that none of these matters will have a material adverse effect on our financial condition, results of operations or cash flows.


PERSONNEL





    As of October 23, 1999, we had approximately 22,386 service providers and employees, of which 6,581 were located in the United States or Canada, 8,373 were located in the United Kingdom, 2,609 were located in Continental Europe and 4,823 were located in Australia or New Zealand. 119 of our employees work full-time as management and support personnel at our Woodbury, New York offices, 172 of our employees work full-time as management and support personnel at the regional offices of our three NACO regions, and 221 of our employees work full-time as management and support personnel in the head offices of the other countries in which we operate worldwide. Approximately 6,911 of our service providers work part-time as leaders and approximately 14,864 work part-time as receptionists worldwide. None of our service providers or employees are represented by a labor union. We consider our employee relations to be good.


FACILITIES

    We are headquartered in Woodbury, New York in a 35,000 square-foot leased office. Each of our three NACO regions has a small regional office. The Woodbury lease expires in 2005 and the Paramus, New Jersey call center lease expires in 2007. The remaining North American office leases are short-term. Each country operation also has one head office.

    We hold our classes either in retail centers (typically leased spaces in strip malls for short-terms, generally less than five years) or third-party locations (typically meeting rooms in well-located civic or religious organizations). In fiscal year 1999, there were approximately 1,300 NACO meeting locations in North America, including approximately 300 retail centers and 1,000 third-party locations. In the United Kingdom there are approximately 3,600 meeting locations, with approximately 97% in traveling locations. In Continental Europe there are approximately 2,200 locations, with approximately 95% in traveling locations.

SUBSIDIARIES

    We have the following subsidiaries:


NAME OF SUBSIDIARY                                            PERCENTAGE OWNERSHIP
------------------                                            --------------------
W.W. Inventory Service Corp. ...............................           100%
W.W. Weight Reduction Services, Inc. .......................           100%
W/W Twentyfirst Corporation.................................           100%
Weight Watchers Direct, Inc. ...............................           100%
W.W.I. European Services, Ltd. .............................           100%
Weight Watchers North America, Inc. ........................           100%
Weight Watchers (U.K.) Limited..............................           100%
Weight Watchers France SARL.................................           100%
Weight Watchers Sweden Vikt-Vaktarna Akiebolag..............            90%
Il Salvalinea, S.R.L. ......................................           100%
Weight Watchers Belgium, N.V. ..............................           100%
Weight Watchers Deutschland GmbH............................           100%
Weight Watchers Eesti Aktsiaselts...........................           100%
Weight Watchers Suomi Oy....................................            90%
Gutbusters Pty Ltd..........................................           100%
Fortuity Pty Ltd............................................           100%
Weight Watchers (Switzerland) S.A. .........................           100%
Weight Watchers Polska Sp. z.o.o.  .........................           100%
Weight Watchers Latvia......................................           100%
Weight Watchers Nederlands, B.V. ...........................           100%
Weight Watchers International Pty Limited...................           100%
Weight Watchers (Accessories & Publications) Ltd............           100%
Weight Watchers (Exercise) Ltd. ............................           100%
Weight Watchers (Food Products) Limited.....................           100%
Waist Watchers, Inc. .......................................           100%
Weight Watchers UK Holdings Ltd.............................           100%
Weight Watchers International Holdings Ltd..................           100%
Weight Watchers New Zealand Limited.........................           100%
Weight Watchers Funding, Inc. ..............................           100%
58 WW Food Corp. ...........................................           100%
Weight Watchers Camps, Inc. ................................           100%
W.W. Camps and Spas, Inc. ..................................           100%
WW Foods, LLC ..............................................            50%

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth certain information concerning each of our executive officers and directors. All officers serve at the pleasure of the Board of Directors.


NAME                                       AGE                            POSITION
----                                     --------                         --------
Linda Huett............................     55      President and Director

Clive Brothers.........................     46      Vice President, Continental Europe

John Dennis............................     43      General Manager, United Kingdom

Bob Mallow.............................     42      Vice President, NACO Operations

Scott Penn.............................     28      Vice President, Australasia

Raymond Debbane........................     44      Chairman of the Board

Jonas M. Fajgenbaum....................     27      Director

Kent Q. Kreh...........................     64      Director

Sacha Lainovic.........................     43      Director

Richard Penn...........................     54      Director

Christopher J. Sobecki.................     41      Director


    LINDA HUETT. Ms. Huett became the President and a Director upon completion of the Transactions. Ms. Huett joined us in 1984 as a classroom leader.
Ms. Huett was promoted to U.K. Training Manager in 1986. In 1990, Ms. Huett was appointed Director of our United Kingdom operation and in 1993 was appointed Vice President of Weight Watchers U.K. Ms. Huett graduated from Gustavas Adolphus College and received her Masters in Theater from Yale University.

    CLIVE BROTHERS.  Mr. Brothers is our Vice President Continental Europe.
Mr. Brothers was appointed to this position in 1993. Mr. Brothers joined us in 1985 as Marketing Manager, U.K. In 1990, Mr. Brothers was appointed General Manager, France. Mr. Brothers received a B.A. from Leeds Polytechnic in England and a Diploma in Marketing from the Chartered Institute of Marketing.


    JOHN DENNIS. Mr. Dennis is General Manager, Weight Watchers (U.K.) Limited. Mr. Dennis was appointed to this position in 1999. He joined Weight Watchers (U.K.) Limited in 1992 as Head of Finance, having previously worked for Nabisco Brands Ltd. and Grand Metropolitan Foods Ltd. Mr Dennis qualified as a member of the Chartered Institute of Management Accountants in 1984.


    BOB MALLOW. Mr. Mallow is Vice President, NACO Operations. He joined Weight Watchers International, Inc. in 1983 as Northeastern Regional Manager, Franchise Department. In January 1986, Mr. Mallow was promoted to National Franchise Manager, Weight Watchers International Inc. In April 1987, he became Vice President, General Manager Business Operations, Weight Watchers of Syracuse, Inc. In November 1991, Mr. Mallow was promoted to Regional Field Director, Weight Watchers North America, Inc. In September, 1996 Mr. Mallow was appointed to his present position. Mr. Mallow received a B.A. in Economics from State University of New York at Cortland and an M.B.A. from State University of New York at Binghamton.

    SCOTT PENN.  Mr. Penn is our Vice President, Australasia operations.
Mr. Penn joined us in 1994 as a Marketing Services Manager in Australia. In 1996 Mr. Penn was promoted in Australia to Group

Marketing Manager and in 1997 he was promoted to General Manager-Marketing & Finance. In 1999, Mr. Penn was promoted to his present position. Scott Penn is the son of Richard Penn.

    RAYMOND DEBBANE. Mr. Debbane became Chairman of the Board upon completion of the Transactions. Mr. Debbane is a co-founder and President of Invus. Prior to forming Invus in 1985, Mr. Debbane was a manager and consultant for The Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business, an M.S. in Food Science and Technology from the University of California, Davis and a B.S. in Agricultural Sciences and Agricultural Engineering from American University of Beirut. Mr. Debbane is director of Artal Group S.A., Ceres Inc., Financial Technologies International Inc., Nellson Neutraceuticals, Inc. and the Advisory Board of Oxford BioScience Partners and also served as a director of Keebler Foods Company from 1996 to 1999.

    JONAS M. FAJGENBAUM. Mr. Fajgenbaum became a Director upon completion of the Transactions. Mr. Fajgenbaum is a director at Invus. He joined the firm in 1996. Prior to joining Invus, Mr. Fajgenbaum was a consultant for McKinsey & Company in New York from 1994 to 1996. He graduated with a B.S. from the Wharton School of Business and a B.A. in Economics from the University of Pennsylvania in 1994.

    KENT Q. KREH. Mr. Kreh, a Director since 1997, served as President and Chief Executive Officer of Weight Watchers International, Inc. from 1997 to 1999. He joined Weight Watchers in 1972 as Marketing Director and was named Executive Vice President and Publisher of WEIGHT WATCHERS publications in 1983. Prior to joining, he was employed by General Mills, Bristol Myers and Ford Motor Company. Mr. Kreh received his B.A. from the University of Missouri, Columbia. Mr. Kreh is a board member of the Public Health Research Institute, New York City, the American Obesity Association, Washington D.C. and the American Heart Association, New York City.

    SACHA LAINOVIC. Mr. Lainovic became a Director upon completion of the Transactions. Mr. Lainovic is a co-founder and Executive Vice President of Invus. Prior to forming Invus in 1985, Mr. Lainovic was a manager and consultant for The Boston Consulting Group in Paris, France. He holds an M.B.A. from Stanford Graduate School of Business and an M.S. in Engineering from Insa de Lyon in Lyon, France. Mr. Lainovic is a director of Financial Technologies International Inc., Nellson Nutraceuticals, Inc., and Delta Radio, and also served as a director of Keebler Foods Company from 1996 to 1999.

    RICHARD PENN. Mr. Penn became a Director upon completion of the Transactions. From 1984 to 1999, Mr. Penn was Managing Director of Weight Watchers Australia. Mr. Penn began his career with McCann Erickson in advertising and joined the Coca-Cola Company (Australia) in 1968. Mr. Penn served as the first President of the International Weight Watchers Franchise Association from 1993 to 1995. Richard Penn is the father of Scott Penn.

    CHRISTOPHER J. SOBECKI. Mr. Sobecki became a Director upon completion of the Transactions. Mr. Sobecki, a Managing Director of Invus, joined the firm in 1989. He received an M.B.A. from Harvard Business School. He also holds a B.S. in Industrial Engineering from Purdue University. Mr. Sobecki is a director of Nellson Neutraceuticals, Inc., Financial Technologies International Inc. and Caring Technologies, Inc. He also served as a director of Keebler Foods Company from 1996 to 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

    Our board of directors does not have any committees.

COMPENSATION OF EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

    The following information sets forth, for the fiscal year end April 24, 1999, the compensation paid to our Chief Executive Officer and to each of the next four most highly compensated executive officers whose total annual salary and bonus was in excess of $100,000 for fiscal year 1999.

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                    ----------------
                                                            ANNUAL                     AWARDS (2)
                                                         COMPENSATION               ----------------
                                             ------------------------------------      SECURITIES
                                                                     OTHER ANNUAL      UNDERLYING       ALL OTHER
                                              SALARY      BONUS      COMPENSATION       OPTIONS        COMPENSATION
  NAME AND PRINCIPAL POSITION       YEAR       ($)         ($)         ($) (1)      (NO. AWARDED)(3)     ($) (4)
--------------------------------  --------   --------   ----------   ------------   ----------------   ------------
Kent Q. Kreh(5)
  President and Chief Executive
  Officer ......................    1999     231,048     651,511         13,837          90,000           140,552
Carmen Dubroc(5)
  Executive Vice President .....    1999     247,145     463,307         21,618          41,500            57,791
Linda Huett
  Vice President U.K. ..........    1999     138,574     219,435             --          40,000                --
Clive Brothers
  Vice President
  Continental Europe ...........    1999     138,574     219,435             --          40,000                --
Bob Mallow
  Vice President
  Weight Watchers North America     1999     124,380     213,547             --          35,000            27,218

------------------------

(1) Includes for Mr. Kreh $3,850 for personal financial counseling and $9,987 for automobile expenses. Includes for Ms. Dubroc $8,981 for personal planning and $12,637 for automobile expenses.

(2) No awards of restricted stock were made to the named executives during the covered period.

(3) Options to acquire shares of Heinz common stock granted under Heinz's 1996 Stock Option Plan.

(4) Includes amounts we contributed under the Heinz Employee Retirement and Savings Plan of $117,697 for Mr. Kreh, $57,791 for Ms. Dubroc and $27,218 for Mr. Mallow. Includes for Mr. Kreh $22,855 attributable to "split dollar" life insurance provided by us.

(5) Upon completion of the Transactions, Mr. Kreh and Ms. Dubroc resigned from their positions.

    The following table sets forth certain information regarding Heinz options granted during fiscal 1999 to the named executive officers:

                       OPTION GRANTS IN FISCAL YEAR 1999

                                                               INDIVIDUAL GRANTS
                              ------------------------------------------------------------------------------------
                                                         PERCENT OF
                                    NUMBER OF           TOTAL OPTIONS
                              SECURITIES UNDERLYING      GRANTED TO       EXERCISE OR                 GRANT DATE
                                     OPTIONS              EMPLOYEES       BASE PRICE    EXPIRATION   PRESENT VALUE
            NAME                     GRANTED          IN FISCAL YEAR(3)    ($/SHARE)       DATE         ($)(4)
----------------------------  ---------------------   -----------------   -----------   ----------   -------------
Kent Q. Kreh................           40,000(1)             0.45%           54.625        6/9/08       467,200
                                       50,000(2)             0.56%          49.6875       4/20/09       634,000
Carmen Dubroc...............           16,500(1)             0.18%           54.625        6/9/08       192,720
                                       25,000(2)             0.28%          49.6875       4/20/09       317,000
Linda Huett.................           15,000(1)             0.17%           54.625        6/9/08       175,200
                                       25,000(2)             0.28%          49.6875       4/20/09       317,000
Clive Brothers..............           15,000(1)             0.17%           54.625        6/9/08       175,200
                                       25,000(2)             0.28%          49.6875       4/20/09       317,000
Bob Mallow..................           10,000(1)             0.11%           54.625        6/9/08       116,800
                                       25,000(2)             0.28%          49.6875       4/20/09       317,000

------------------------

(1) Options were granted on June 10, 1998 pursuant to the terms of Heinz's 1996 Stock Option Plan. The fair value of the stock was $54.625 on the date of grant. Options to purchase 40% of the shares granted vested on June 10, 1999 and the remaining options became exercisable upon closing of the Transactions.

(2) Options were granted on April 21, 1999 pursuant to the terms of Heinz's 1996 Stock Option Plan and these options vested upon closing of the Transactions.

(3) Percentages of total options granted are based on total grants made to all Heinz employees.

(4) The estimated grant date present value is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the option grants referred to in Note (1) include the following: (a) exercise price of the options equal to the fair market value of the underlying stock on the date of grant;
    (b) option term of 10 years; (c) dividend yield of 2.15%; (d) a risk-free interest rate of 5.8%; and (e) volatility of 22.8%. The material assumptions and adjustments with respect to the options grants referred to in Note (2) include the following: (a) exercise price of the options equal to the fair market value of the underlying stock on the date of grant; (b) option term of 10 years; (c) dividend yield of 2.6%; (d) a risk-free interest rate of 5.18%; and (e) volatility of 27.1%. The ultimate values of the options will depend on the future market price of Heinz's stock, which cannot be forecast. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Heinz's common stock over the exercise price on the date the option is exercised.

    The following table sets forth certain information with respect to options held at the end of fiscal 1999 by each of the named executive officers:

            AGGREGATED OPTIONS/SAR EXERCISES IN 1999 FISCAL YEAR AND

                        FISCAL YEAR-END OPTION/SAR VALUE

                                                                 NUMBER OF SECURITIES
                                                                UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                     OPTIONS/SARS            IN-THE-MONEY OPTIONS/SARS
                                 SHARES                           AT FISCAL YEAR-END         AT FISCAL YEAR-END($)(2)
                               ACQUIRED ON       VALUE        ---------------------------   ---------------------------
            NAME               EXERCISE(#)   REALIZED($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  -----------   --------------   -----------   -------------   -----------   -------------
Kent Q. Kreh.................     1,000          28,500          42,167        145,333       1,041,329         92,327
Carmen Dubroc................         0             N/A               0         81,500             N/A        237,500
Linda Huett..................     1,000          31,313           8,500         84,000         175,594        229,563
Clive Brothers...............         0             N/A          14,000         84,000         311,000        229,563
Bob Mallow...................     3,500         122,427           1,667         43,333          28,860        111,140

------------------------

(1) The "Value Realized" is equal to the fair market value on the date of exercise, less the exercise price, times the number of shares acquired. No stock appreciation rights were exercised during the last fiscal year.

(2) The "Value of Unexercised In-the-Money Options at Fiscal Year-End" is equal to $49.4375, the fair market value of each share underlying the options at April 23, 1999, (the last trading day during the fiscal year) less the exercise price, times the number of options.

    Prior to the consummation of the Transactions, the foregoing individuals participated in certain employee benefit plans of Heinz under which, after consummation of the Transactions, the individuals ceased to continue to accrue benefits. These benefit plans included the Heinz Retirement System (to the extent that any of the foregoing individuals were hired before January 1, 1993), which is a defined benefit pension plan. The foregoing individuals also participated in the Heinz Employees Retirement and Saving Plan, a qualified defined contribution plan (the "Savings Plan"), and the Heinz Employees Retirement and Savings Excess Plan, a nonqualified excess benefit pension plan (the "Excess Plan"). The Savings Plan provides for employer contributions, including a stock component, into a contribution account set aside for each plan participant and the Excess Plan compensates participants for reductions in benefits under the Savings Plan due to limitations imposed by the Internal Revenue Code of 1986, as amended.

    Heinz also provided certain of the foregoing individuals with additional retirement benefits under a Supplemental Executive Retirement Plan (the "SERP"), which compensates participants for reductions in benefits under qualified pension plans due to limitations imposed by the Internal Revenue Code of 1986, as amended. The SERP benefits are a lump sum payment equal to a multiple of the individual's final average eligible compensation during any five of the last ten years prior to retirement.

DIRECTOR COMPENSATION


    Kent G. Kreh receives $25,000 per year for his services as director. Our other directors do not receive compensation, except in their capacity as officers or employees.


EMPLOYMENT AGREEMENTS AND SEVERANCE POLICIES

    As of August 30, 1996, Weight Watchers entered into an employment agreement with Bob Mallow, Vice President of NACO Operations. Mr. Mallow's employment agreement provides for a base salary, subject to increases, and for participation in an annual incentive bonus scheme. Under the letter agreement, in the event of a termination of Mr. Mallow's employment by us for just cause (which term is not defined in the agreement), Mr. Mallow is eligible for salary continuation for a period of one year from the date of termination.

    We are in the process of establishing a severance policy to cover all full-time salaried employees. It is intended that the severance policy will provide continuation of base salary for employees for some period of time after an individual's employment is terminated under specified circumstances. We are still in the process of establishing the guidelines for this policy.

SAVINGS PLANS

    We sponsor the Weight Watchers Savings Plan for our salaried and hourly employees, a defined contribution plan which provides for employer matching contributions up to 100% of the first 3% of an employee's eligible compensation. The Savings Plan also permits employees to contribute between 1% and 13% of eligible compensation on a pre-tax basis.

    We also sponsor the Weight Watchers Profit Sharing Plan for all full-time salaried employees who are eligible to participate in the Savings Plan (except for some key management personnel), which provides for a guaranteed monthly employer contribution on behalf of each participant based on the participant's age and a percentage of the participant's eligible compensation. The Profit Sharing Plan also has a discretionary employer contribution component, based on our achievement of certain annual performance targets, which may be determined annually by our board of directors. We also reserve the right to make additional discretionary contributions to the Profit Sharing Plan.

    We are in the process of establishing a nonqualified profit sharing plan for key management personnel who are not eligible to participate in the Weight Watchers Profit Sharing Plan. This nonqualified profit sharing plan is intended to have the same or similar features as the Weight Watchers Profit Sharing Plan.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of our common stock by (1) all persons known by us to own beneficially more than 5% of our common stock, (2) each director who is a stockholder, (3) the President and each of the named executive officers and (4) all directors and executive officers as a group.


                                                                SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                            OWNED          PERCENT OF CLASS
------------------------------------                          ----------       ----------------
Artal Luxembourg S.A. (1)(2)(3).............................  21,083,200             88.6%
  105 Grand-Rue
  Luxembourg City, Luxembourg L-1661
H.J. Heinz Company..........................................   1,428,000              6.0%
  600 Grant Street
  Pittsburgh, Pennsylvania 15219
Linda Huett (3).............................................      20,000            *
Clive Brothers (3)..........................................      20,000            *
John Dennis (3).............................................       5,000            *
Bob Mallow (3)..............................................      20,000            *
Scott Penn (3)..............................................      30,000            *
Raymond Debbane.............................................          --           --
Jonas M. Fajgenbaum.........................................          --           --
Kent Q. Kreh................................................          --           --
Sacha Lainovic..............................................          --           --
Richard Penn (2)(3).........................................     250,000              1.1%
Christopher J. Sobecki......................................          --           --
All directors and executive officers
  as a group (11 persons) (4)...............................     345,000              1.5%


--------------------------


*   Less than 1.0%.


(1) The parent entity of Artal Luxembourg S.A. is Artal Group S.A. ("Artal Group"). The address of Artal Group is the same as the address of Artal Luxembourg.

(2) On September 30, 1999, Artal Luxembourg S.A. sold an aggregate of 970,000 shares of our common stock, approximately 4.1% of all outstanding shares, to the following five investors:

                                                            SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                        OWNED     PERCENT OF CLASS
------------------------------------                       --------   ----------------
Envoy Partners...........................................  200,000          0.8%
  c/o Blair Effron
  28 E. 73rd Street, Apt. 11F
  New York, New York 10021
Logo Incorporated Pty. Ltd. .............................  230,000          1.0%
  Greencliffe
  502/1 Kirribilli Avenue
  Kirribilli, N.S.W. 2061
  Australia
Longisland International Limited.........................  140,000          0.6%
  c/o Ansbacher (Monaco) S.A.M
  14, Avenue de Grande-Bretagne
  MO 98000 Monaco
Merchant Capital, Inc. ..................................  200,000          0.8%
  c/o Credit Suisse First Boston
  Eleven Madison Avenue
  New York, New York 10010-3629
  Attention: Malcolm Price

                                                            SHARES
NAME AND ADDRESS OF BENEFICIAL OWNER                        OWNED     PERCENT OF CLASS
------------------------------------                       --------   ----------------
Scotiabanc, Inc. ........................................  200,000          0.8%
  600 Peachtree Street, NE
  Atlanta, Georgia 30308
  Attention: William Brown

    Logo Incorporated Pty. Ltd. subsequently sold its 230,000 shares to Richard Penn.


(3) On December 17, 1999, Artal Luxembourg S.A. sold an aggregate of
    318,800 shares of our common stock, approximately 1.3% of all outstanding shares, to 43 members of our management group.



(4) Our directors and officers may be contacted c/o Weight Watchers International, Inc., 175 Crossways Park West, Woodbury, New York 11797.

                          DESCRIPTION OF CAPITAL STOCK

    The following summary of certain provisions of our common stock and our preferred stock is not complete. You should read our certificate of incorporation and by-laws as well as the provisions of applicable law for all the information.

COMMON STOCK

    Except as provided by applicable law, the holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders.

    All shares of common stock are entitled to share equally in dividends declared by our board of directors. The New Credit Facilities and the indentures impose certain restrictions on our ability to declare dividends with respect to the common stock. Upon our liquidation or dissolution, whether voluntary or involuntary, all shares of our common stock are entitled to share equally in the assets available for distribution to our shareholders after payment of all our prior obligations, including the preferred stock.

    The holders of our common stock have no preemptive rights. All outstanding shares of our common stock are fully paid and non-assessable.

REDEEMABLE PREFERRED STOCK

    We have 1.0 million shares of Series A Preferred Stock issued and outstanding. Holders of our Series A Preferred Stock are entitled to receive dividends at an annual rate of 6% payable annually in arrears. The liquidation preference of the Series A Preferred Stock is $25 per share. If there is a liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock are entitled to be paid out of our assets available for distribution to our shareholders an amount in cash equal to the $25 liquidation preference per share plus all accrued and unpaid dividends prior to the distribution of any assets to holders of shares of common stock.

    Except as required by law, the holders of the preferred stock have no voting rights with respect to their shares of preferred stock, except that (1) the approval of holders of a majority of the outstanding shares of preferred stock, voting as a class, is required to amend, repeal or change any of the provisions of our certificate of incorporation in any manner that would alter or change the powers, preferences or special rights of the shares of preferred stock in a way that would affect them adversely and (2) the consent of each holder of Series A Preferred Stock is required for any amendment that reduces the dividend payable on or the liquidation value of the Series A Preferred Stock.

    We may redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, at our option at a price per share equal to 100% of its liquidation value plus all accrued and unpaid dividends.

    In addition, the Series A Preferred Stock is redeemable at the option of its holders upon the occurrence of a change of control or upon a sale of our common stock by Artal in a registered public offering. If that occurs, the redemption price will be equal to 100% of the liquidation value plus accrued and unpaid dividends.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    The summaries of the agreements described below are not complete. You should read the agreements in their entirety, copies of which are available upon request from us.

STOCKHOLDERS' AGREEMENT

    Simultaneously with the closing of our recapitalization, we entered into a stockholders' agreement with Artal and Heinz governing the relationship between and among ourself and these holders of our common stock. Subsequent transferees of Artal and Heinz must, subject to certain limited exceptions, agree to be bound by the terms and provisions of the agreement.

    The stockholders' agreement imposes on Heinz certain restrictions on the transfer of our common stock until the earlier to occur of (1) the fifth anniversary of the recapitalization and (2) our initial public offering of common stock under the Securities Act, subject to certain exceptions. Heinz will have the right to participate pro rata in certain transfers of our common stock by Artal, and Artal will have the right to force Heinz to participate on a pro rata basis in certain transfers of our common stock by Artal.

REGISTRATION RIGHTS AGREEMENT

    Simultaneously with the closing of our recapitalization, we entered into a registration rights agreement with Artal and Heinz. The registration rights agreement grants Artal certain demand rights and grants Artal and Heinz certain incidental registration rights to register their shares of our common stock for public sale under the Securities Act.

PREFERRED STOCKHOLDERS' AGREEMENT

    Simultaneously with the closing of our recapitalization, we entered into a preferred stockholders' agreement with Heinz governing the relationship between and among ourself and the holders of our Series A Preferred Stock. Subsequent transferees of Heinz, subject to certain limited exceptions, must agree to be bound by the terms and provisions of this agreement.

    The preferred stockholders' agreement imposes on Heinz certain restrictions on transfer of our Series A Preferred Stock until the second anniversary of the recapitalization. In addition, at any time after the second anniversary but prior to the fifth anniversary of the recapitalization, we, Artal and our respective designees will have a right of first refusal with respect to transfers of our preferred stock by Heinz.

LIMITED LIABILITY COMPANY AGREEMENT

    Simultaneously with the closing of our recapitalization, we contributed $2,500 in exchange for a 50% membership interest in WW Foods, LLC (the "LLC"), a Delaware limited liability company. Heinz owns the remaining 50% interest. The purpose of the LLC is to own, maintain and preserve certain food and beverage trademarks to be contributed to the LLC by Heinz. The LLC serves as the vehicle for licensing certain rights in those food and beverage trademarks to us and to Heinz, and for the licensing of program information by us to Heinz.

LICENSING AGREEMENTS

    The licensing agreements govern the ownership and rights to use WEIGHT WATCHERS and other trademarks, service marks and related rights among us, Heinz and the LLC. As described below, the licensing agreements and the recapitalization and stock purchase agreement address the parties' respective ownership and rights to use food and beverage trademarks, service marks, program standards, program information, program information trademarks and third party licenses. Heinz is also a party to the operating agreement, which will help preserve and enhance these trademarks, service marks and related rights and will facilitate their orderly use by each party.

    FOOD AND BEVERAGE TRADEMARKS. Under the licensing agreements and recapitalization and stock purchase agreement, we distributed to Heinz and Heinz contributed to the LLC all WEIGHT WATCHERS trademarks and certain other trademarks we owned relating to food and beverage products ("Food & Beverage Trademarks"), except for certain trademarks previously used by Heinz in connection with the Food & Beverage Trademarks that do not include the WEIGHT WATCHERS name (including, for example, SMART ONES), which we distributed to Heinz and Heinz retained (the "Heinz Retained Trademarks"). At the closing of our recapitalization, the LLC granted an exclusive, worldwide, royalty-free license to use the Food & Beverage Trademarks (1) to Heinz, for worldwide use on food products in certain defined product categories (including frozen dinners, frozen breakfasts, frozen desserts (excluding ice cream), frozen pizza and pizza snacks, frozen potatoes, frozen rice products, ketchup, tomato sauce, gravy, canned tuna or salmon products, soup, noodles (excluding pasta), and canned beans and pasta products), and for use only in Australia and New Zealand in certain additional food product categories (including mayonnaise, frozen vegetables, canned fruits and canned vegetables) (the "Heinz Licensed Products"); and (2) to us, for use on all other food and beverage products (the "Weight Watchers Licensed Products"). We may promote, endorse and sell both Heinz Licensed Products and Weight Watchers Licensed Products through our classroom business and related activities, subject to certain non-competition provisions with Heinz. Additionally, we may continue to sell any food and beverage product (or comparable product) sold by us in a particular country within the year preceding the closing of our recapitalization, even if that product is a Heinz Licensed Product, but may do so only within that country and by using the same channels of distribution through which the product was sold during that one-year period.

    Certain Food & Beverage Trademarks and trademark applications were not distributed to Heinz for contribution to the LLC. These trademarks and trademark applications include (1) trademarks consisting of registrations in multiple trademark classes, where such classes include both food and beverage product classes and classes relating to other types of products or services ("Multi-Class Registrations"); (2) pending applications that could not be transferred until a registration is granted; (3) trademark registrations and applications in countries that do not recognize ownership of trademarks by an entity such as the LLC; (4) trademark registrations and applications in countries where the local law imposes restrictions or limitations on the ownership or registration of similar trademarks by unrelated parties; and
(5) the Program Information Trademarks (as defined below). We retained legal ownership of the Food & Beverage Trademarks identified in clauses (1) through
(4) above (the "Custodial Trademarks") which are held in custody for the benefit of the LLC.

    At the closing of our recapitalization, we granted to Heinz an exclusive, worldwide, royalty-free license to use the Custodial Trademarks (or any portion covering food and beverage products) in connection with Heinz Licensed Products. We have undertaken to contribute any of the Custodial Trademarks (or any portion covering food and beverage products) to the LLC if the LLC determines that the transfer may be achieved under local law. If local law does not permit an existing Multi-Class Registration to be severed so as to reflect separate ownership of registrations in food and beverage product classes from registrations in classes covering other types of products or services, (1) the LLC will apply for new registrations to cover the food and beverage products,
(2) we will cancel the portion of the Multi-Class Registration covering food and beverage products upon issuance of the new registrations and (3) we will retain ownership of all remaining portions of the Multi-Class Registration. Heinz will pay us an annual fee of $1.2 million for five years in exchange for our serving as the custodian of the Custodial Trademarks.

    OTHER MARKS. The licensing agreements provide that we retain exclusive ownership of all service marks and trademarks other than food and beverage trademarks and, except for the rights granted to the LLC and to Heinz, we have the exclusive right to use all these marks for any purpose, including their use as trademarks for all products other than food and beverage products.

    PROGRAM STANDARDS. The licensing agreements and operating agreement provide that we have exclusive control of the dietary principles (the "Standards") to be followed in any eating or lifestyle regimen to facilitate weight loss or weight control employed by the classroom business (a "Program"), such as 1-2-3 SUCCESS. Except for certain limitations concerning products currently sold and extensions of existing product lines, Heinz will use the Food & Beverage Trademarks and Custodial Trademarks only on Heinz Licensed Products that have been specially formulated to be compatible with the then-current Program Standards. We will have exclusive responsibility for enforcing compliance with the Standards.

    PROGRAM INFORMATION AND PROGRAM INFORMATION TRADEMARKS. The licensing agreements and the recapitalization and stock purchase agreement provide that we retain exclusive ownership of all Program Information, consisting of (1) all information and know-how relating to any Program, (2) all terminology and
(3) all trademarks or service marks used to identify the programs or terminology ("Program Information Trademarks"). We granted an exclusive, worldwide, royalty-free license to the LLC (for sublicense to Heinz) to use the terminology and Program Information Trademarks on Heinz Licensed Products, and we provided the LLC (and through the LLC, Heinz) with access to and a right to use this information as may be reasonably necessary to develop, manufacture or market food and beverage products in accordance with the Standards. Heinz granted a worldwide, royalty-free license to the LLC to use certain improvements that Heinz may develop in the course of its use of Program Information, which the LLC sublicensed in turn to us.


    THIRD PARTY LICENSES. Under the licensing agreements we assigned to Heinz all licenses that we previously granted to third parties, and Heinz retained all existing sublicenses granted by it to third parties under a license previously granted to Heinz, that relate to the manufacture, distribution or sale of food and beverage products ("Third Party Licenses"). Heinz assumed our obligations under the Third Party Licenses, and has the right to collect and keep all proceeds from the Third Party Licenses for a period of five years. Ownership of the Third Party Licenses, to the extent they pertain to Weight Watchers Licensed Products, will be transitioned to us over the five-year period. All proceeds from any Third Party License that cannot be transitioned to us by the end of that five-year period will thereafter be collected by Heinz and paid over to us. Any sublicense granted after the closing date of the Transactions by Heinz or us relating to use of the Food & Beverage Trademarks must conform to the terms of the licenses granted to each of Heinz and us by the LLC.


JOINT PROMOTIONAL AGREEMENT

    We expect to enter into a Joint Promotional Agreement with Heinz with respect to cross-promotional activities between ourself and Heinz and its affiliates.

MANAGEMENT AGREEMENT

    Simultaneously with the closing of our recapitalization, we entered into a management agreement with Invus pursuant to which Invus renders to us management, consulting and certain other services in exchange for an annual fee equal to the greater of $1.0 million and 1.0% of our EBITDA (as defined in the indentures) and any related out-of-pocket expenses.

TRANSITION SERVICES

    The recapitalization and stock purchase agreement provides that Heinz will continue to provide administrative services to us for approximately one year.

WEIGHTWATCHERS.COM SUBSCRIPTION AGREEMENT

    We entered into a subscription agreement with WeightWatchers.com, Artal and Heinz under which Artal, Heinz and we purchased common stock of WeightWatchers.com for a nominal amount. We own approximately 19.8% of WeightWatchers.com's common stock while Artal and Heinz own 75.4% and 4.8% of WeightWatchers.com's common stock.

WEIGHTWATCHERS.COM NOTE

    We have agreed to loan to WeightWatchers.com up to an aggregate principal amount of $10.0 million at any time or from time to time prior to October 31, 2000. The unpaid principal amount under the note will bear interest at a rate of 11% per year. All principal and interest outstanding under the note will be repayable on December 30 , 2000. The note may be prepaid at any time and from time to time, in whole or in part, without premium or penalty. WeightWatchers.com currently has no outstanding borrowings under the note.

WEIGHTWATCHERS.COM WARRANT AGREEMENT

    Under a warrant agreement entered into between WeightWatchers.com and us, we have received warrants to purchase an additional 20.2% of WeightWatchers.com's common stock in connection with the loans that we have made to WeightWatchers.com under the WeightWatchers.com note described above. These warrants will expire on November 24, 2009 and may be exercised at a price of $500.00 per share of WeightWatchers.com's common stock until then. The exercise price and the number of shares of WeightWatchers.com's common stock available for purchase upon exercise of the warrants may be adjusted from time to time upon the occurrence of certain events.

WEIGHTWATCHERS.COM INTERNET LICENSE AGREEMENT


    WeightWatchers.com will develop a web site on the Internet that uses the WEIGHTWATCHERS brand name and other proprietary information for "e-commerce" and related purposes. Prior to the closing of our recapitalization, and except for some existing agreements, we granted WeightWatchers.com an exclusive license to use all of our trademarks, copyrights and domain names on the Internet and any other similar or related forms of electronic delivery or digital transmission (other than broadband technology) that now exist or may be developed later. In exchange for these rights, WeightWatchers.com will pay us 10% of its annual net profit related to its Internet activities. We and WeightWatchers.com are currently renegotiating the provisions of the license agreement.


WEIGHTWATCHERS.COM STOCKHOLDERS' AGREEMENT

    We entered into a stockholders' agreement with WeightWatchers.com, Artal and Heinz governing the relationship between and among WeightWatchers.com and Artal, Heinz and us as holders of common stock of WeightWatchers.com. Subsequent transferees of Artal, Heinz and us must, except for some limited exceptions, agree to be bound by the terms and provisions of the agreement.

    The stockholders' agreement imposes on Heinz and us certain restrictions on the transfer of common stock of WeightWatchers.com until the earlier to occur of
(1) the fifth anniversary of the recapitalization and (2) WeightWatchers.com's initial public offering of common stock under the Securities Act, except for certain exceptions. Heinz and we have the right to participate pro rata in certain transfers of common stock of WeightWatchers.com by Artal, and Artal has the right to force Heinz and us to participate on a pro rata basis in certain transfers of WeightWatchers.com's common stock by Artal.

WEIGHTWATCHERS.COM REGISTRATION RIGHTS AGREEMENT

    We entered into a registration rights agreement with WeightWatchers.com, Artal and Heinz with respect to our shares in WeightWatchers.com. The registration rights agreement grants Artal certain demand rights and grants Artal, Heinz and us certain incidental registration rights to register shares of WeightWatchers.com's common stock for public sale under the Securities Act.

NELLSON CO-PACK AGREEMENT


    On November 30, 1999, we entered into an agreement with Nellson Neutraceutical, Inc., a wholly-owned subsidiary of Artal, to purchase nutrition bar products manufactured by Nellson for sale at our meetings. Under the agreement, Nellson agrees to produce sufficient nutrition bar products to fill our purchase orders within 30 days of Nellson's receipt of these purchase orders, and we are not bound to purchase a minimum quantity of nutrition bar products. The term of the agreement is two years, and we may renew the agreement for successive one-year periods by providing written notice to Nellson. This agreement was negotiated on an arm's-length basis and is unrelated to the recapitalization transactions.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    We have entered into a registration rights agreement with the initial purchasers of the old notes in which we agreed, under certain circumstances, to file a registration statement relating to an offer to exchange the old notes for exchange notes. We also agreed to use our best efforts to cause the offer to be consummated within 220 days following the original issue of the old notes. The exchange notes will have terms substantially identical to the old notes except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and liquidated damages for failure to observe certain obligations in the exchange and registration rights agreement. The old notes were issued on September 29, 1999.

    Under the circumstances set forth below, we will use our best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the old notes and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

    - if pursuant to any changes in law, SEC rules or regulations or applicable interpretations of these rules and regulations by the staff of the SEC do not permit us to effect the exchange offer as contemplated by the exchange and registration rights agreement;

    - if for any other reason we do not consummate the exchange offer within 220 days after the original issue of the old notes;

    - if either initial purchaser of the old notes so requests (but only with respect to any old notes not eligible to be exchanged for exchange notes in the exchange offer); or

    - if any holder of the old notes notifies us that it is not permitted to participate in the exchange offer or would not receive fully tradable exchange notes pursuant to the exchange offer and so requests.

    If we fail to comply with certain obligations under the exchange and registration rights agreement, we will be required to pay liquidated damages to holders of the old notes.

    Each holder of old notes that wishes to exchange such old notes for transferable exchange notes in the exchange offer will be required to make the following representations:

    - any exchange notes will be acquired in the ordinary course of its business;

    - the holder has no arrangement with any person to participate in the distribution of the exchange notes;

    - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or if it is an affiliate, that it will comply with applicable registration and prospectus delivery requirements of the Securities Act;

    - if the holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes; and

    - if the holder is a broker-dealer, that it will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

RESALE OF EXCHANGE NOTES

    Based on interpretations of the SEC staff set forth in no action letters issued to unrelated third parties, we believe that exchange notes issued under the exchange offer in exchange for old notes may be offered for resale, resold and otherwise transferred by any exchange note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

    - such holder is not an "affiliate" of ours within the meaning of Rule 405 under the Securities Act;

    - such exchange notes are acquired in the ordinary course of the holder's business; and

    - the holder does not intend to participate in the distribution of such exchange notes.

    Any holder who tenders in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes:

    - cannot rely on the position of the staff of the SEC enunciated in "Exxon Capital Holdings Corporation" or similar interpretive letters; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

    This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the old notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read the section captioned "Plan of Distribution" for more details regarding the transfer of exchange notes.

TERMS OF THE EXCHANGE OFFER

    Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to the expiration date. We will issue $1,000 or [EURO]1,000, as the case may be, principal amount of exchange notes in exchange for each $1,000 or [EURO]1,000, as the case may be, principal amount of old notes surrendered under the exchange offer. Old notes may be tendered only in integral multiples of $1,000 or [EURO]1,000.

    The form and terms of the exchange notes will be substantially identical to the form and terms of the old notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any liquidated damages upon our failure to fulfill our obligations under the exchange and registration rights agreement to file, and cause to be effective, a registration statement. The exchange notes will evidence the same debt as the old notes. The exchange notes will be issued under and entitled to the benefits of the same indentures that authorized the issuance of the old notes.

    The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

    As of the date of this prospectus, $150.0 million and [EURO]100.0 million aggregate principal amount of the old notes are outstanding. This prospectus and a letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

    We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC. Old notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits the holders have under the indentures relating to the old notes, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer.

    We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to the holders. Under the terms of the registration rights agreement, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under the caption "--Certain Conditions to the Exchange Offer."

    Holders who tender old notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section labeled "--Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offer.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The exchange offer will expire at 5:00 p.m., New York City time on March 31, 2000, unless in our sole discretion we extend it.


    In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

    We reserve the right, in our sole discretion:

    - to delay accepting for exchange any old notes;

    - to extend the exchange offer or to terminate the exchange offer and to refuse to accept old notes not previously accepted if any of the conditions set forth below under "--Certain Conditions to the Exchange Offer" have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

    - under the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

    Any delay in acceptance, extension, termination, or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of old notes. If we amend the exchange offer in a manner that we determine constitutes a material change, we will promptly disclose the amendment in a manner reasonably calculated to inform the holder of old notes of the amendment.

    Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the exchange offer, we will have no obligation to publish, advertise, or otherwise communicate any public announcement, other than by making a timely release to a financial news service.

CERTAIN CONDITIONS TO THE EXCHANGE OFFER

    Despite any other term of the exchange offer, we will not be required to accept for exchange, or exchange any exchange notes for, any old notes, and we may terminate the exchange offer as provided in this prospectus before accepting any old notes for exchange if in our reasonable judgment:

    - the exchange notes to be received will not be tradable by the holder, without restriction under the Securities Act, the Securities Exchange Act of 1934 and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

    - the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC; or

    - any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

    In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us:

    - the representations described under "--Purpose and Effect of the Exchange Offer," "--Procedures for Tendering" and "Plan of Distribution"; and

    - such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available to it an appropriate form for registration of the exchange notes under the Securities Act.

    We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any old notes by giving oral or written notice of the extension to their holders. During any such extensions, all notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder as promptly as practicable after the expiration or termination of the exchange offer.

    We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. In the case of any extension, a notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

    These conditions are for our sole benefit and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of this right. Each right will be deemed an ongoing right that we may assert at any time or at various times.

    In addition, we will not accept for exchange any old notes tendered, and will not issue exchange notes in exchange for any old notes, if at the time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939.

PROCEDURES FOR TENDERING

    Only a holder of old notes may tender the old notes in the exchange offer. To tender in the exchange offer, a holder must:

    - complete, sign and date the accompanying letter of transmittal, or a facsimile of the letter of transmittal; have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and mail or deliver the letter of transmittal or facsimile to the exchange agent prior to the expiration date; or

    - comply with DTC's Automated Tender Offer Program procedures described below.

    In addition, either:

    - the exchange agent must receive the old notes along with the accompanying letter of transmittal; or

    - the exchange agent must receive, prior to the expiration date, a timely confirmation of book-entry transfer of the old notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message; or

    - the holder must comply with the guaranteed delivery procedures described below.

    To be tendered effectively, the exchange agent must receive any physical delivery of a letter of transmittal and other required documents at the address set forth below under "--Exchange Agent" prior to the expiration date.

    The tender by a holder that is not withdrawn prior to the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

    The method of delivery of old notes, the letter of transmittal and all other required documents to the exchange agent is at the holder's election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before the expiration date. Holders should not send the letter of transmittal or old notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.

    Any beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owners' behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the accompanying letter of transmittal and delivering its old notes either:

    - make appropriate arrangements to register ownership of the old notes in such owner's name; or

    - obtain a properly completed bond power from the registered holder of old notes.

    The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.

    Signatures on a letter of transmittal or a notice of withdrawal described below must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another "eligible institution" within the meaning of Rule 17Ad-15 under the Exchange Act, unless the old notes are tendered:

    - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the accompanying letter of transmittal; or

    - for the account of an eligible institution.

    If the accompanying letter of transmittal is signed by a person other than the registered holder of any old notes listed on the old notes, the old notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the old notes and an eligible institution must guarantee the signature on the bond power.

    If the accompanying letter of transmittal or any old notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the accompanying letter of transmittal.

    The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer program to tender. Participants in the program may, instead of physically completing and signing the accompanying letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the old notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

    - DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering old notes that are the subject of the book-entry confirmation;

    - the participant has received and agrees to be bound by the terms of the accompanying letter of transmittal (or, in the case of an agent's message relating to guaranteed delivery, that the participant has received and agrees to be bound by the applicable notice of guaranteed delivery); and

    - the agreement may be enforced against such participant.

    We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the accompanying letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until any defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

    In all cases, we will issue exchange notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

    - old notes or a timely book-entry confirmation of the old notes into the exchange agent's account at DTC; and

    - a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

    By signing the accompanying letter of transmittal, each tendering holder of old notes will represent to us that, among other things:

    - any exchange notes that the holder receives will be acquired in the ordinary course of its business;

    - the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

    - if the holder is not a broker-dealer, that is not engaged in and does not intend to engage in the distribution of the exchange notes;

    - if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for old notes that were acquired as a result of market-making activities, that it will deliver a prospectus, as required by law, in connection with any resale of any exchange notes; and

    - the holder is not an "affiliate," as defined in Rule 405 of the Securities Act, of ours or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

BOOK-ENTRY TRANSFER

    The exchange agent will make a request to establish an account with respect to the old notes at DTC for purposes of the exchange offer promptly after the date of this prospectus; and any financial institution participating in DTC's system may make book-entry delivery of old notes by causing DTC to transfer the old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. Holders of old notes who are unable to deliver confirmation of the book-entry tender of their old notes into the exchange agent's account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their old notes according to the guaranteed delivery procedures described below.

GUARANTEED DELIVERY PROCEDURES

    Holders wishing to tender their old notes but whose old notes are not immediately available or who cannot deliver their old notes, the accompanying letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automated Tender Offer Program prior to the expiration date may tender if:

    - the tender is made through an eligible institution;

    - prior to the expiration date, the exchange agent receives from the eligible institution either a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) or a properly transmitted agent's message and notice of guaranteed delivery:

       - setting forth the name and address of the holder, the registered number(s) of the old notes and the principal amount of old notes tendered;

       -  stating that the tender is being made thereby; and

       - guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the accompanying letter of transmittal, or facsimile thereof, together with the old notes or a book-entry confirmation, and any other documents required by the accompanying letter of transmittal will be deposited by the eligible institution with the exchange agent; and

    - the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered old notes in proper form for transfer or a book-entry confirmation, and all other documents required by the accompanying letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

    Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their old notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

    Except as otherwise provided in this prospectus, holders of old notes may withdraw their tenders at any time prior to the expiration date.

    For a withdrawal to be effective:

    - the exchange agent must receive a written notice (which may be by telegram, telex, facsimile transmission or letter) of withdrawal at one of the addresses set forth below under "--Exchange Agent", or

    - holders must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

    Any notice of withdrawal must:

    - specify the name of the person who tendered the old notes to be withdrawn;

    - identify the old notes to be withdrawn (including the principal amount of the old notes); and

    - where certificates for old notes have been transmitted, specify the name in which the old notes were registered, if different from that of the withdrawing holder.

    If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of the certificates, the withdrawing holder must also submit:

    - the serial numbers of the particular certificates to be withdrawn; and

    - a signed notice of withdrawal with signatures guaranteed by an eligible institution unless the holder is an eligible institution.

    If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of the notices, and our determination will be final and binding on all parties. We will deem any old notes so withdrawn not to have validly tendered for exchange for purposes of the exchange offer. Any old notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder (or, in the case of old notes tendered by book-entry transfer into the exchange agent's account at DTC according to the procedures described above, the old notes will be credited to an account maintained with DTC for old notes) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be retendered by following one of the procedures described under "--Procedures for Tendering" above at any time on or prior to the expiration date.

EXCHANGE AGENT

    Norwest Bank Minnesota, National Association has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

FOR DELIVERY BY REGISTERED OR CERTIFIED MAIL:          FOR OVERNIGHT DELIVERY ONLY:

           Norwest Bank Minnesota,                        Norwest Bank Minnesota,
            National Association                           National Association
      Sixth Street and Marquette Avenue                   608 Second Avenue South
                MAC N9303-121                       Northstar East Building, 12th Floor
         Minneapolis, MN 55479-0069                            MAC N9303-121
    Attention: Corporate Trust Department               Minneapolis, MN 55479-0069
                                                   Attention: Corporate Trust Department

                  BY HAND:                               BY FACSIMILE TRANSACTION
           Norwest Bank Minnesota,                   (FOR ELIGIBLE INSTITUTIONS ONLY):
            National Association                              (612) 667-4927
           608 Second Avenue South                 CONFIRM FACSIMILE BY TELEPHONE ONLY:
     Northstar East Building, 12th Floor                      (612) 667-9764
         Minneapolis, MN 55479-0069
    Attention: Corporate Trust Department

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

FEES AND EXPENSES

    We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitations by telephone or in person by our officers and regular employees and those of our affiliates.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptance of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.


    We will pay the cash expenses to be incurred in connection with the exchange offer. The expenses are estimated in the aggregate to be approximately $425,000. They include:


    - SEC registration fees;

    - fees and expenses of the exchange agent and trustee;

    - accounting and legal fees and printing costs; and

    - related fees and expenses.

TRANSFER TAXES

    We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes (whether imposed on the registered holder or any other person) if:

    - certificates representing old notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of old notes tendered;

    - tendered old notes are registered in the name of any person other than the person signing the letter of transmittal; or

    - a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

    If satisfactory evidence of payment of the taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed to that tendering holder.

    Holders who tender their old notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

CONSEQUENCES OF FAILURE TO EXCHANGE

    Holders of old notes who do not exchange their old notes for exchange notes under the exchange offer will remain subject to the restrictions on transfer of the old notes:

    - as set forth in the legend printed on the notes as a consequence of the issuance of the old notes under the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

    - otherwise as set forth in the offering memorandum distributed in connection with the private offering of the old notes.

    In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the SEC staff, exchange notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any holder that is our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the exchange notes in the ordinary course of the holders' business and the holders have no arrangement or understanding with respect to the distribution of the exchange notes to be acquired in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes:

    - cannot rely on the applicable interpretations of the SEC; and

    - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

ACCOUNTING TREATMENT

    We will record the exchange notes in our accounting records at the same carrying value as the old notes, which is the aggregate principal amount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer. We will record the expenses of the exchange offer as incurred.

OTHER

    Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

    We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

                              DESCRIPTION OF NOTES

    Weight Watchers International, Inc. issued the dollar Notes under an indenture (the "Dollar Notes Indenture") between itself and Norwest Bank Minnesota, National Association, as trustee (the "Dollar Notes Trustee"). Weight Watchers International, Inc. issued the euro Notes under an indenture (the "Euro Notes Indenture" and, together with the Dollar Notes Indenture, the "Indentures") between itself and Norwest Bank Minnesota, National Association, as trustee (the "Euro Notes Trustee" and, together with the Dollar Notes Trustee, the "Trustee"). The terms of the Notes include those stated in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act").

    Certain terms used in this description are defined under the subheading "--Certain Definitions". In this description, the word "Company" refers only to Weight Watchers International, Inc. and not to any of its subsidiaries.

    We urge you to read the Indentures, and the Registration Rights Agreement because they, not this description, define your rights as holders of these Notes. You may request copies of these agreements at our address set forth under the heading "Where You Can Find More Information".

BRIEF DESCRIPTION OF THE NOTES

    These Notes:

    - are unsecured senior subordinated obligations of the Company;

    - are subordinated in right of payment to all existing and future Senior Indebtedness of the Company;

    - are senior in right of payment to any future Subordinated Obligations of the Company; and

    - are subject to registration with the SEC pursuant to the Registration Rights Agreement.

PRINCIPAL, MATURITY AND INTEREST

    We issued the Notes initially with a maximum aggregate principal amount of $150.0 million, in the case of the dollar Notes and [EURO]100.0 million, in the case of the euro Notes. We issued the dollar Notes in denominations of $1,000 and any integral multiple of $1,000 and euro Notes in denominations of [EURO]1,000 and any integral multiples of [EURO]1,000. The Notes will mature at par on October 1, 2009. Subject to our compliance with the covenant described under the subheading "--Certain Covenants--Limitation on Indebtedness", we are permitted to issue more Notes under the Indentures in an unlimited principal amount (the "Additional Notes"). Any such Additional Notes that are actually issued will be treated as issued and outstanding Notes (and as the same class as the initial dollar Notes or euro Notes, as the case may be) for all purposes of the applicable Indenture and this "Description of Notes" unless the context indicates otherwise.

    Interest on the dollar and euro Notes accrues at the rate of 13% per year. The Notes are payable semiannually in arrears on April 1 and October 1, commencing on April 1, 2000. We will make each interest payment to the holders of record of these Notes on the immediately preceding March 15 and September 15.

    Interest on these Notes accrues from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

    Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. In all circumstances, we will ensure that (1) a payment agent is maintained within The City and State of New York (which, until otherwise designated by us, will be the Corporate Trust Office of the Trustee in the City and State of New York), (2) for so long as the euro Notes are listed on the Luxembourg Stock Exchange and the rules of this stock exchange so require, a payment agent is maintained in Luxembourg with respect to the euro Notes and (3) if and so long as the Notes are listed on any other securities exchange, any requirement or rule of that securities exchange as to paying agents is satisfied.

OPTIONAL REDEMPTION

    Except as set forth below, we are not entitled to redeem the Notes at our option prior to October 1, 2004.

    On and after October 1, 2004, we are entitled at our option to redeem all or a portion of these Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on October 1 of the years set forth below:

                                                              REDEMPTION
PERIOD                                                          PRICE
------                                                        ----------
2004........................................................   106.500%
2005........................................................   104.333
2006........................................................   102.167
2007 and thereafter.........................................   100.000

    In addition, before October 1, 2002, we may at our option on one or more occasions redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the dollar Notes or 35% of the aggregate principal amount of the euro Notes (which includes, in each case, Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 113%, in the case of the dollar Notes, and 113% in the case of the euro Notes, plus accrued and unpaid interest, if any, to the redemption date, with the net cash proceeds from one or more Equity Offerings; PROVIDED that

    (1) at least 65% of such aggregate principal amount of both of the dollar Notes and euro Notes (which includes Additional Notes, if any) remains outstanding immediately after the occurrence of each such redemption; and

    (2) each such redemption occurs within 90 days after the date of the related Equity Offering.

    In addition, at any time prior to October 1, 2004, the Notes may also be redeemed as a whole at the option of the Company upon the occurrence of a Change of Control (as defined), upon not less than 30 nor more than 60 days, notice (but in no event more than 90 days after the occurrence of such Change of Control), at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium at the time plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

    "Applicable Premium" means, with respect to a Note at any time, the greater of:

        (1) 1.0% of the principal amount of such Note and

        (2) the excess of

           (a) the present value at such time of

               (i) the redemption price of such Note on October 1, 2004 plus

               (ii) all required interest payments due on such Note through
                   October 1, 2004, computed using a discount rate equal to, with respect to the dollar Notes, the

                   Treasury Rate plus 50 basis points and, with respect to the euro Notes, the Bund Rate plus 50 basis points, over

           (b) the principal amount of such Note.

    "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15(519) which has become publicly available at least two Business Days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to October 1, 2004; PROVIDED, HOWEVER, that if the period from the redemption date to October 1, 2004 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that, if the period from the redemption date to October 1, 2004 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

    "Bund Rate" means the five day average of the daily fixing on the Frankfurt Stock Exchange of the rate for German Bund securities having a constant maturity most nearly equal to the period from the redemption date to October 1, 2004; PROVIDED, HOWEVER, that if the period from the redemption date to October 1, 2004 is not equal to the constant maturity of a German Bund security for which a weekly average yield is given, the Bund Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of German Bund securities for which such yields are given, except that if the period from the redemption date to October 1, 2004 is less than one year, the weekly average yield on actually traded German Bund securities adjusted to a constant maturity of one year shall be used.

SELECTION AND NOTICE OF REDEMPTION

    If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate.

    We will redeem dollar Notes of $1,000 or less and euro Notes of [EURO]1,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address.

    If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. We will issue a new Note in principal amount equal to the unredeemed portion of the original Note in the name of the holder thereof upon cancelation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION; OFFERS TO PURCHASE; OPEN MARKET PURCHASES

    We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase the Notes as described under the captions "--Change of Control" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock". We may at any time and from time to time purchase Notes in the open market or otherwise.

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GUARANTEES

    We will cause each Subsidiary Guarantor to jointly and severally guarantee, on a senior subordinated, unsecured basis, our obligations under these Notes on or before the later of

    - the date such Subsidiary Guarantor became a guarantor under the Credit Agreement and

    - July 29, 2000.

The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be limited as necessary to ensure enforceability and to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors--U.S. bankruptcy or fraudulent conveyance law may interfere with the payment of the notes and the subsidiary guarantees."


    As of the date of this prospectus, the following subsidiaries were Subsidiary Guarantors: 58 WW Food Corp.; Waist Watchers, Inc.; Weight Watchers Camps, Inc.; W.W. Camps and Spas, Inc.; Weight Watchers Direct, Inc.; W/W Twentyfirst Corporation; W.W. Weight Reduction Services, Inc.; W.W.I. European Services, Ltd.; W.W. Inventory Service Corp.; Weight Watchers North America, Inc.; Weight Watchers UK Holdings Ltd; Weight Watchers International Holdings Ltd; Weight Watchers (U.K.) Limited; Weight Watchers (Accessories & Publications) Ltd; Weight Watchers (Food Products) Limited; Weight Watchers New Zealand Limited; Weight Watchers International Pty Limited; Fortuity Pty Ltd; and Gutbusters Pty Ltd.


    Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor's PRO RATA portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

    If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such indebtedness, a Subsidiary Guarantor's liability on its Subsidiary Guarantee could be reduced to zero. See "Risk Factors-- The notes and subsidiary guarantees are contractually junior in right of payment to our senior debt".

    The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

    (1) upon the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor; or

    (2) upon the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indentures. The Subsidiary Guarantee of a Subsidiary Guarantor will also be released at such time as such Subsidiary Guarantor ceases for any reason to be a guarantor of the Credit Agreement.

RANKING

SENIOR INDEBTEDNESS VERSUS NOTES

    The payment of the principal of, premium, if any, and interest on the Notes and the payment of any Subsidiary Guarantee will be subordinate in right of payment to the prior payment in full of all Senior Indebtedness of the Company or the relevant Subsidiary Guarantor, including the Bank Indebtedness of the Company and such Subsidiary Guarantor under the Credit Agreement and related Loan Documents (as defined therein).


    As of October 23, 1999, the Company's Senior Indebtedness was approximately $237.0 million.


    Although the Indentures contain limitations on the amount of additional Indebtedness that we may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any

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case, such Indebtedness may be Senior Indebtedness. See "--Certain
Covenants--Limitation on Indebtedness".

LIABILITIES OF SUBSIDIARIES VERSUS NOTES

    A substantial portion of our operations are conducted through our subsidiaries. Claims of creditors of our non-guarantor subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such subsidiaries, and claims of preferred stockholders of such subsidiaries generally will have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the Notes. Accordingly, the Notes and each Subsidiary Guarantee will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor subsidiaries.


    At October 23, 1999, the total indebtedness of our subsidiaries was approximately $237.0 million. Our subsidiaries also have other liabilities, including trade payables. Although the Indentures limit the incurrence of Indebtedness and preferred stock of certain of our subsidiaries, such limitation is subject to a number of significant qualifications. Moreover, the Indentures do not impose any limitation on the incurrence by such subsidiaries of liabilities that are not considered Indebtedness under the Indentures. See "--Certain Covenants--Limitation on Indebtedness".


OTHER SENIOR SUBORDINATED INDEBTEDNESS VERSUS NOTES


    Only Indebtedness of the Company or a Subsidiary Guarantor that is Senior Indebtedness will rank senior to the Notes and the relevant Subsidiary Guarantee in accordance with the provisions of the Indentures. The Notes and each Subsidiary Guarantee will in all respects rank PARI PASSU with all other Senior Subordinated Indebtedness of the Company and the relevant subsidiary Guarantor, respectively. As of October 23, 1999, we and the Subsidiary Guarantors had no Senior Subordinated Indebtedness (other than the Notes and Subsidiary Guarantees) outstanding.


    We and the Subsidiary Guarantors have agreed in the Indentures that we and they will not Incur, directly or indirectly, any Indebtedness that is contractually subordinate or junior in right of payment to our Senior Indebtedness or the Senior Indebtedness of such Subsidiary Guarantor, unless such Indebtedness is Senior Subordinated Indebtedness of the applicable Person or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person. The Indentures do not treat unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured.

PAYMENT OF NOTES

    We are not permitted to pay principal of, premium, if any, or interest on the Notes or make any deposit pursuant to the provisions described under "--Defeasance" below and may not purchase, redeem or otherwise retire any Notes whether pursuant to the terms of the Notes or otherwise (collectively, "pay the Notes") if either of the following occurs (a "Payment Default"):

    (1) any Designated Senior Indebtedness of the Company is not paid in full in cash or Temporary Cash Investments when due; or

    (2) any other default on Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash or Temporary Cash Investments. Regardless of the foregoing, we are permitted to pay the Notes if we and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

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    During the continuance of any default (other than a Payment Default) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, we are not permitted to pay the Notes for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to us) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

    (1) by written notice to the Trustee and us from the Person or Persons who gave such Blockage Notice;

    (2) because the default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

    (3) because such Designated Senior Indebtedness has been discharged or repaid in full in cash or Temporary Cash Investments.

    Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness, we are permitted to resume paying the Notes after the end of such Payment Blockage Period. The Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period.

    Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to the Company or its property:

    (1) the holders of Senior Indebtedness of the Company will be entitled to receive payment in full in cash or Temporary Cash Investments of such Senior Indebtedness before the holders of the Notes are entitled to receive any payment or distribution of cash, securities or other property, except that holders of Notes may receive and retain
       (a) Permitted Junior Securities and (b) payments made from a trust as described under "--Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein;

    (2) until the Senior Indebtedness of the Company is paid in full in cash or Temporary Cash Investments, any payment or distribution to which holders of the Notes would be entitled but for the subordination provisions of the Indentures will be made to holders of such Senior Indebtedness as their interests may appear, except that holders of Notes may receive and retain (a) Permitted Junior Securities and (b) payments made from a trust as described under "--Defeasance" so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Notes without violating the subordination provisions described herein; and

    (3) if a distribution is made to holders of the Notes that, due to the subordination provisions, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Senior Indebtedness of the Company and pay it over to them as their interests may appear.

    If payment of the Notes is accelerated because of an Event of Default, the Company or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such holders of the acceleration.

    A Subsidiary Guarantor's obligations under its Subsidiary Guarantee are senior subordinated obligations. As such, the rights of Noteholders to receive payment by a Subsidiary Guarantor pursuant to its Subsidiary Guarantee will be subordinated in right of payment to the rights of holders of Senior

                                       92
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Indebtedness of such Subsidiary Guarantor. The terms of the subordination provisions described above with respect to the Company's obligations under the Notes apply equally to a Subsidiary Guarantor and the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee.

    By reason of the subordination provisions contained in the Indentures, in the event of a liquidation or insolvency proceeding, creditors of the Company or a Subsidiary Guarantor who are holders of Senior Indebtedness of the Company or a Subsidiary Guarantor, as the case may be, may recover more, ratably, than the holders of the Notes, and creditors of ours who are not holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the Notes.

    The terms of the subordination provisions described above will not apply to payments from money or the proceeds of U.S. Government Obligations held in trust by the Trustee for the payment of principal of and interest on the Notes pursuant to the provisions described under "--Defeasance".

BOOK-ENTRY, DELIVERY AND FORM

    The summary is not complete and is subject to all the provisions of the Indentures, copies of which are available from the Company upon request.


    The dollar Notes are represented by a dollar global Note and the euro Notes are represented by a euro global Note. Each of the global Notes will be issued in registered form without coupons and the global Notes in aggregate represent the aggregate principal amount of the outstanding Notes. The global notes will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in the name of DTC or its nominee.



    The Company expects that pursuant to procedures established by DTC, upon the deposit of the global Notes with DTC, DTC will credit on its book-entry registration and transfer system, the principal amount of the Notes represented by such global Notes to the accounts of the participants. Book-entry Interests are recorded in denominations of $1,000 or [EURO]1,000, as the case may be, and integral multiples thereof. Ownership of book-entry interests is limited to persons that have accounts with DTC ("participants") or persons that hold interests in the book-entry interests through participants ("indirect participants"), including Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), Clearstream Banking, societe anonyme ("Clearstream, Luxembourg"), banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with DTC, either directly or indirectly. Indirect participants also include persons that hold through such indirect participants. The book-entry interests will not be held in definitive form. Ownership of book-entry interests will be shown on, and the transfer of book-entry interests or interests will occur only through records maintained by DTC (with respect to interests of its participants) and on the records of participants or indirect participants (with respect to interests of indirect participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Book-entry limitations may impair your ability to own, transfer or pledge interests.


    The holder of the global Notes will be considered the sole legal owner of the global Notes for all purposes under the Indentures. Except as set forth below, participants and indirect participants will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the legal owners or the holders under the Indentures. Accordingly, each person holding a book-entry interest must rely on the procedures of DTC, and indirect participants must rely on the procedures of the participants or indirect participants through which they own their interest. If any definitive Notes are issued, they will only be issued in registered form.

    Transfer of all or any portion of the book-entry interests may be made only through the book-entry system maintained by DTC, and unless and until book-entry interests are exchanged for definitive

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
notes, the global notes held by DTC may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.


    Although DTC, Euroclear and Clearstream, Luxembourg have agreed to certain procedures to facilitate transfers of book-entry interests in the global notes among participants of DTC and account holders of Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective participants or account holders of their respective obligations under the rules and procedures governing their operations.


    Payment of principal and interest on, and any other amount due in respect of, the global Notes will be made to the paying agents. Norwest Bank Minnesota, National Association is initially acting as principal paying agent for the dollar Notes and Citibank, N.A. is initially acting as principal paying agent for the euro Notes. All such amounts will be payable in U.S. dollars in respect of the global Notes representing the dollar Notes and in euro in respect of the global Notes representing the euro Notes (except as otherwise provided below). The Company will maintain a paying agent in Luxembourg with respect to the euro Notes as long as the euro Notes are listed on the Luxembourg Stock Exchange. Upon receipt of any payment, the principal paying agent will distribute such payments to Cede & Co., as nominee of DTC. Payments will be made in such amounts and at such times as provided in the Indentures. DTC, upon receipt of any payment from the principal paying agent, will promptly credit participants' accounts with payments in amounts proportionate to their respective ownership of book-entry interests, as shown on the records of DTC. The Company expects that payments by participants to owners of book-entry interests held through such participants or indirect participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants or indirect participants.

CURRENCY CONVERSIONS FOR HOLDERS OF BOOK-ENTRY INTERESTS IN EURO GLOBAL NOTES

    Notwithstanding the payment provisions described above, participants who hold book-entry interests in the euro global Note will be paid in U.S. dollars converted from payments in euro by the paying agent following the receipt of such payments, unless Cede & Co., as nominee of DTC, on behalf of any participant holding such book-entry interests, elects, following a direction from the participant to DTC, to receive payment in euro. All costs of conversion, if any, will be borne by participants holding book-entry interests in the euro global Note receiving U.S. dollar payments by deduction from such payments. The U.S. dollar amount of any payment of principal or interest or other distributions, as the case may be, to be received by such a participant not electing to receive payments in euro will be based on the paying agent's bid quotation, at or prior to 11:00 a.m., New York time, on the second New York business day preceding the applicable payment date, for the purchase of U.S. dollars with euro for settlement on such payment date. If such bid quotation is not available, all such payments will be made in euro. As long as euro Notes continue to be represented by the euro global Note, euro converted into U.S. dollars will be paid to Cede & Co. for payment to participants in DTC in accordance with customary procedures established from time to time by DTC.

    An investor holding book-entry interests in the euro global Note may receive payment in respect of principal of or interest on the euro Notes in euro by notifying the DTC participant through which its book-entry interest in the euro global Note is held on or prior to the record date of (1) such investor's election to receive payment in euro and (2) wire transfer instructions to an account entitled to receive the relevant payment. Such DTC participant must notify DTC of such election and wire transfer instructions on or prior to the third Business Day after the record date for any payment of interest and

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
on or prior to the twelfth Business Day prior to the payment of principal. DTC will notify the paying agent of such election and wire transfer instructions on or prior to the fifth Business Day after the record date for any payment of interest and on or prior to the tenth Business Day prior to the payment of principal. If complete instructions are received by the DTC participant and forwarded by the DTC participant to DTC and by DTC to the paying agent on or prior to such dates, such investor will receive payment in euro, otherwise only U.S. dollar payments will be made by the paying agent. All costs of such payment by wire transfer will be borne by holders of book-entry interests receiving such payments by deduction from such payments.


    Euroclear and Clearstream, Luxembourg, acting on behalf of their respective participants, are expected, prior to each payment date, to elect to receive payments of principal and interest and any other amounts owing thereunder in euro. In the event that Euroclear and Clearstream, Luxembourg become unwilling or unable to make such an election on behalf of their participants, each individual holder of a beneficial interest in the euro global Note will be required to make its own currency election (in accordance with the procedures set forth above) in order to avoid payment in U.S. dollars.


CERTIFICATED NOTES

    Subject to certain conditions, the Notes represented by a global Note are exchangeable for certificated Notes in definitive form if:

    (1) the book-entry depositary notifies us that it is unwilling or unable to continue as depository for the global Notes or the book-entry depositary ceases to be a clearing agency registered under the Exchange Act and, in either case, we are unable to locate a qualified successor within 90 days;

    (2) we in our discretion at any time determine not to have all the Notes represented by the global Notes; or

    (3) a default entitling the holders of the Notes to accelerate the maturity thereof has occurred and is continuing.

    Any Note that is exchangeable as described above is exchangeable for certificated Notes issuable in authorized denominations and registered in such names as the book-entry depositary shall direct. Subject to the foregoing, the global Notes are not exchangeable, except for a global Note of the same aggregate denomination to be registered in the name of the book-entry depositary or its nominee.

    The holder of a definitive note may transfer such note by surrendering it at the office or agency maintained by us for such purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the Trustee or, so long as the notes are listed on the Luxembourg Stock Exchange, the Luxembourg transfer agent.

SAME-DAY PAYMENT

    The Indentures require us to make payments in respect of Notes (including principal, premium and interest) by wire transfer of immediately available funds to accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address.

REGISTERED EXCHANGE OFFER; REGISTRATION RIGHTS

    We have agreed pursuant to the Registration Rights Agreement that we will, subject to certain exceptions,

    (1) within 90 days after the Issue Date, file a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer (the "Registered Exchange Offer") to exchange the Notes for new notes of the Company (the "Exchange Notes") having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions);

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
    (2) use our best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 180 days after the Issue Date;

    (3) as soon as practicable after the effectiveness of the Exchange Offer Registration Statement (the "Effectiveness Date"), offer the Exchange Notes in exchange for surrender of the Notes; and

    (4) keep the Registered Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the holders of the Notes.

    For each Note tendered to us pursuant to the Registered Exchange Offer, we will issue to the holder of such Note an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or, if no interest has been paid on such Note, from the date of its original issue.

    Under existing SEC interpretations, the Exchange Notes will be freely transferable by holders other than our affiliates after the Registered Exchange Offer without further registration under the Securities Act if the holder of the Exchange Notes represents to us in the Registered Exchange Offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; PROVIDED, HOWEVER, that broker-dealers ("Participating Broker-Dealers") receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement.

    Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 180 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

    A Holder of Notes (other than certain specified holders) who wishes to exchange such Notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an "affiliate" of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

    In the event that:

    (1) applicable interpretations of the staff of the SEC do not permit us to effect such a Registered Exchange Offer; or

    (2) for any other reason we do not consummate the Registered Exchange Offer within 220 days of the Issue Date; or

    (3) an Initial Purchaser shall notify us following consummation of the Registered Exchange Offer that Notes held by it are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer; or

    (4) certain holders are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, then, we will, subject to certain exceptions,

    (1) promptly file a shelf registration statement (the "Shelf Registration Statement") covering resales of the Notes or the Exchange Notes, as the case may be;

    (2) use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act; and

    (3) keep the Shelf Registration Statement effective, subject to certain exceptions, until the earliest of (A) the time when the Notes covered by the Shelf Registration Statement can be sold pursuant to Rule 144 without any limitations under clauses (c), (e), (f) and (h) of Rule 144, (B) two years from the effective date and (C) the date on which all Notes registered thereunder are disposed of in accordance therewith.

    We will, in the event a Shelf Registration Statement is filed, among other things, provide to each holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such holder (including certain indemnification obligations).

    We will pay additional cash interest on the applicable Notes and Exchange Notes, subject to certain exceptions,

    (1) if the Company fails to file an Exchange Offer Registration Statement with the SEC on or prior to the 90th day after the Issue Date,

    (2) if the Exchange Offer Registration Statement is not declared effective by the SEC on or prior to the 180th day after the Issue Date,

    (3) if the Exchange Offer is not consummated on or before the 40th day after the Exchange Offer Registration Statement is declared effective,

    (4) if obligated to file the Shelf Registration Statement, the Company fails to file the Shelf Registration Statement with the SEC on or prior to the 60th day after such filing obligation arises,

    (5) if obligated to file a Shelf Registration Statement, the Shelf Registration Statement is not declared effective on or prior to the 180th day after the obligation to file a Shelf Registration Statement arises, or

    (6) after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such Registration Statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (6) a "Registration Default");

from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.

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    The rate of the additional interest will be 0.50% per annum for the first
90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.50% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 2.0% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.

    All references in the Indentures, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any additional interest pursuant to the Registration Rights Agreement.

    If we effect the Registered Exchange Offer, we will be entitled to close the Registered Exchange Offer 30 days after the commencement thereof provided that we have accepted all Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

CHANGE OF CONTROL

    Upon the occurrence of any of the following events (each a "Change of Control"), each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

    (1) prior to the first public offering of common stock of the Company, the Permitted Holders cease to be the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a majority in the aggregate of the total voting power of the Voting Stock of the Company, whether as a result of issuance of securities of the Company, any merger, consolidation, liquidation or dissolution of the Company, any direct or indirect transfer of securities by the Permitted Holders or otherwise (for purposes of this clause (1) and clause (2) below, the Permitted Holders shall be deemed to beneficially own any Voting Stock of a Person (the "specified person") held by any other Person (the "parent entity") so long as the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a majority of the voting power of the Voting Stock of the parent entity);

    (2) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (1) above, except that for purposes of this clause (2) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company; PROVIDED, HOWEVER, that the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors (for the purposes of this clause (2), such other person shall be deemed to beneficially own any Voting Stock of a specified person held by a parent entity, if such other person is the beneficial owner (as defined in this clause (2)), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent entity and the Permitted Holders beneficially own (as defined in clause (1) above), directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent entity and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent entity);

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    (3) individuals who on the Issue Date constituted the Board of Directors
       (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a vote of 66 2/3% of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;

    (4) the adoption of a plan relating to the liquidation or dissolution of the Company; or

    (5) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) constitute at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction, and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

    Within 30 days following any Change of Control, unless we have exercised our option to redeem the Notes as described under "--Optional Redemption", we will mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

    (1) that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of holders of record on the relevant record date to receive interest on the relevant interest payment date);

    (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

    (3) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

    (4) the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

    We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indentures applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or if the Company exercises its option to purchase the Notes.

    We will comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

    The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent

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management. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenant described under "--Certain Covenants--Limitation on Indebtedness". Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenant, however, which limitations will terminate if the Company achieves Investment Grade Status, the Indentures will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

    The Credit Agreement prohibits us from purchasing any Notes and also provides that the occurrence of certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when we are prohibited from purchasing Notes, we may seek the consent of our lenders to the purchase of Notes or may attempt to refinance the borrowings that contain such prohibition. If we do not obtain such a consent or repay such borrowings, we will remain prohibited from purchasing Notes. In such case, our failure to offer to purchase Notes would constitute a Default under the Indentures, which would, in turn, constitute a default under the Credit Agreement.

    Future indebtedness that we may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require us to repurchase the Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

    The provisions under the Indentures relating to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.

    The definition of Change of Control includes a phrase relating to the direct or indirect sale of "all or substantially all" the assets of the Company (determined on a consolidated basis). Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale of less than all the assets of the Company (determined on a consolidated basis) to another Person may be uncertain.

CERTAIN COVENANTS

    Set forth below are certain covenants contained in the Indentures. Following the first day that (1) the Company has achieved Investment Grade Status and (2) no Default has occurred and is continuing under the Indenture (and notwithstanding that the Company may later cease to have an Investment Grade Rating from either or both of the Rating Agencies or default under the Indentures), the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indentures described below under "Limitation on Indebtedness", "Limitation on Restricted Payments", "Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries", "Limitation on Restrictions on

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Distributions from Restricted Subsidiaries", "Limitation on Sales of Assets and
Subsidiary Stock", "Limitation on Affiliate Transactions", and clause (3) under "Merger and Consolidation".

LIMITATION ON INDEBTEDNESS

    (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a PRO FORMA basis, the Consolidated Coverage Ratio exceeds 2.0 to 1 if such Indebtedness is Incurred prior to October 1, 2002 or 2.25 to 1 if such Indebtedness is Incurred thereafter.

    (b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries will be entitled to Incur any or all of the following
Indebtedness:

    (1) Indebtedness Incurred pursuant to the Credit Agreement; PROVIDED, HOWEVER, that, after giving effect to any such Incurrence, the aggregate principal amount of such Indebtedness then outstanding does not exceed $292 million less the sum of all principal payments with respect to such Indebtedness pursuant to paragraph (a)(3)(A) of the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock";

    (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness (other than Credit Agreement Intercompany Indebtedness), such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

    (3) the Notes, the Subsidiary Guarantees and the Exchange Notes (other than any Additional Notes);

    (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this covenant);

    (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); PROVIDED, HOWEVER, that on the date of such acquisition and after giving pro forma effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) of this covenant;

    (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) or pursuant to clause (3), (4) or (5) or this clause (6); PROVIDED, HOWEVER, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (5), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

    (7) Hedging Obligations consisting of (A) Interest Rate Agreements directly related to Indebtedness permitted to be Incurred by the Company or a Restricted Subsidiary pursuant to the Indentures or (B) Currency Agreements entered into in respect of Credit Agreement Intercompany Indebtedness or in the ordinary course of business and not for the purpose of speculation;

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    (8) Indebtedness (including Capital Lease Obligations) Incurred by the
       Company or any of its Restricted Subsidiaries to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount which, when taken together with the principal amount of all other Indebtedness then outstanding and Incurred pursuant to this clause (8), does not exceed 5.0% of Total Assets at the time of Incurrence;

    (9) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, Incurred in connection with the disposition of any business, assets or a Subsidiary of the Company in accordance with the terms of the Indentures, other than guarantees of Indebtedness Incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

    (10) obligations in respect of performance, bid and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

    (11) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness by the Company or such Restricted Subsidiary is permitted under the terms of the Indentures;

    (12) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its Incurrence; and

    (13) Indebtedness of the Company or any Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company or any Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses
       (1) through (12) above or paragraph (a)) does not exceed $25 million.

    (c) Notwithstanding the foregoing, neither the Company nor any Restricted Subsidiary will Incur any Indebtedness pursuant to the foregoing paragraph (b) if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations of the Company or any Restricted Subsidiary unless such Indebtedness shall be subordinated to the Notes or the applicable Restricted Subsidiary to at least the same extent as such Subordinated Obligations.

    (d) For purposes of determining compliance with this covenant, (1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses (provided that any Indebtedness classified as Incurred pursuant to clause (b)(13) above may later be reclassified as having been Incurred pursuant to paragraph (a) above to the extent that such reclassified Indebtedness could be Incurred pursuant to paragraph (a) above at the time of such reclassification) and (2) the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

    (e) Notwithstanding paragraphs (a) and (b) above, neither the Company nor any Subsidiary Guarantor will Incur (1) any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness of such Person, unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Person or (2) any Secured Indebtedness that is not Senior Indebtedness of such Person unless contemporaneously therewith such Person makes effective provision to secure the Notes

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equally and ratably with such Secured Indebtedness for so long as such Secured
Indebtedness is secured by a Lien.

    (f) For purposes of determining compliance with any U.S. dollar denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the Incurrence of such Indebtedness; PROVIDED, HOWEVER, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

LIMITATION ON RESTRICTED PAYMENTS

    (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

    (1) a Default shall have occurred and be continuing (or would result therefrom);

    (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; or

    (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

       (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); PLUS

       (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash contribution subsequent to the Issue Date; PLUS

       (C) the amount by which Indebtedness of the Company or any of its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Issue Date of any Indebtedness of the Company or any of its Restricted Subsidiaries convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); PLUS

       (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person

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           resulting from repurchases, repayments or redemptions of such
           Investments by such Person, proceeds realized on the sale of such Investment, proceeds representing the return of capital (excluding dividends and distributions) and from repayments of loans or advances which constituted Restricted Payments, in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

    (b) The preceding provisions will not prohibit:

    (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent capital contribution; PROVIDED, HOWEVER, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

    (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness which is permitted to be Incurred pursuant to the covenant described under "--Limitation on Indebtedness"; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

    (3) any purchase or redemption of Subordinated Obligations from Net Available Cash to the extent permitted by the covenant described under "--Limitation on Sales of Assets and Subsidiary Stock"; PROVIDED, HOWEVER, that such purchase or redemption shall be excluded in subsequent calculations of the amount of Restricted Payments;

    (4) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; PROVIDED, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

    (5) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases and other acquisitions shall not exceed $2 million in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the two succeeding calendar years); PROVIDED, FURTHER, HOWEVER, that such amount may be increased by an amount not to exceed (a) the cash proceeds from sales of Capital Stock of the Company (other than Disqualified Stock) to members of management or directors or consultants of the Company and its Subsidiaries that occur after

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       the Issue Date plus (b) the cash proceeds of key man life insurance policies received by the Company and its Restricted Subsidiaries after the Issue Date (PROVIDED, HOWEVER, that to the extent such amount is increased by the receipt of any such cash proceeds, such cash proceeds shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above and the calculation of Consolidated Net Income); and PROVIDED FURTHER, HOWEVER, that such repurchases and other acquisitions shall be excluded in the calculation of the amount of Restricted Payments;

    (6) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock (other than the Seller Preferred Stock) of the Company or any of its Restricted Subsidiaries issued or Incurred in accordance with the covenant described under "--Limitation on Indebtedness"; PROVIDED, HOWEVER, that, to the extent included in the calculation of Consolidated Interest Expense, such dividends or distributions shall be excluded in the calculation of the amount of Restricted Payments;

    (7) Investments in Unrestricted Subsidiaries in an aggregate amount which, when taken together with all other Investments made pursuant to this clause (7), do not exceed $10 million; PROVIDED, HOWEVER, that such Investments shall be excluded in the calculation of the amount of Restricted Payments;

    (8) the payment of annual management, consulting, monitoring and advisory fees to The Invus Group, Ltd. in an amount in any fiscal year not to exceed the greater of $1 million and 1.0% of EBITDA and any related out-of-pocket expenses; PROVIDED, HOWEVER, that such payments shall be excluded in the calculation of the amount of Restricted Payments;

    (9) the payment of dividends on the Company's common stock following the first public offering of common stock of the Company, after the Issue Date, of up to 6% per annum of the net proceeds received by the Company from such public offering; PROVIDED, HOWEVER, that (1) the aggregate amount of all such dividends shall not exceed the aggregate amount of net proceeds received by the Company from such public offering, (2) at the time of, and after giving effect to, any payment permitted under this clause (9), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (3) any such payment shall be included in subsequent calculations of the amount of Restricted Payments;

    (10) other Restricted Payments (other than dividends in respect of the Seller Preferred Stock) in an aggregate amount not to exceed $5 million; PROVIDED, HOWEVER, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

    (11) so long as no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock issued after the Issue Date; PROVIDED, HOWEVER, that for the most recently ended four full fiscal quarters ending at least
       45 days prior to the date of such determination for which financial statements are available immediately preceding the declaration of any such dividend or distribution after giving effect to such dividend or distribution on a pro forma basis, the Company would have had a Consolidated Coverage Ratio of at least 2.0 to 1; PROVIDED, HOWEVER, that such dividends shall be included in the calculation of the amount of Restricted Payments;

    (12) Investments that are made with Excluded Contributions; PROVIDED, HOWEVER, that such Investments shall be excluded in the calculation of the amount of Restricted Payments; and

    (13) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; PROVIDED, HOWEVER, that such repurchases shall be excluded in the calculation of the amount of Restricted Payments.

                                      105
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LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES

    The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to
(a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company,
(b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

    (1) any encumbrance or restriction pursuant to applicable law or any applicable rule, regulation or order or an agreement in effect at or entered into on the Issue Date;

    (2) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

    (3) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (1) or (2) of this covenant or this clause (3) or contained in any amendment to an agreement referred to in clause (1) or (2) of this covenant or this clause (3); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

    (4) any such encumbrance or restriction consisting of customary non assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

    (5) in the case of clause (c) above, restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages;

    (6) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

    (7) any restriction on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

    (8) encumbrances and restrictions contained in the agreements evidencing other Indebtedness of Restricted Subsidiaries permitted to be Incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under "--Limitation on Indebtedness"; PROVIDED, HOWEVER, that the encumbrances or restrictions apply only in the event of and during the continuance of a default contained in such Indebtedness or agreement; and

    (9) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business.

LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK

    (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

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    (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Company, of the shares and assets subject to such Asset Disposition;

    (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or cash equivalents; PROVIDED that the amount of (A) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes), that are assumed by the transferee of any such assets (PROVIDED that the Company or such Restricted Subsidiary is released from all liability with respect thereto), (B) any notes, other obligations or securities received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Disposition and (C) any Designated Noncash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate fair market value, when taken together with all other Designated Noncash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed $5 million at time of receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this provision and for no other purpose; and

    (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

       (A) to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness or Indebtedness (other than any Disqualified Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

       (B) to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

       (C) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an offer to the holders of the Notes (and to holders of other Senior Subordinated Indebtedness designated by the Company) to purchase Notes (and such other Senior Subordinated Indebtedness) pursuant to and subject to the conditions contained in the Indentures; and

       (D) to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted pursuant to the terms of the Indentures;

    PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

    Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $15 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce revolving credit indebtedness.

    (b) In the event of an Asset Disposition that requires the purchase of the Notes (and other Senior Subordinated Indebtedness) pursuant to clause (a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Senior Subordinated Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Subordinated Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Senior Subordinated Indebtedness, such lesser price, if any, as may be provided for by the terms of such Senior Subordinated Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indentures. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. The Company shall not be required to make such an offer to purchase Notes (and other Senior Subordinated Indebtedness) pursuant to this covenant if the Net Available Cash available therefor is less than $15 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

    (c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this clause by virtue of its compliance with such securities laws or regulations.

LIMITATION ON AFFILIATE TRANSACTIONS

    (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "Affiliate Transaction") unless:

    (1) the terms of the Affiliate Transaction are not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

    (2) if such Affiliate Transaction involves an amount in excess of $5 million, the terms of the Affiliate Transaction are set forth in writing and a majority of directors of the Company have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a Board Resolution; and

    (3) if such Affiliate Transaction involves an amount in excess of $25 million, the Board of Directors shall also have received a written opinion from an investment banking, accounting or appraisal firm of national prominence that is not an Affiliate of the Company to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

    (b) The provisions of the preceding paragraph (a) will not prohibit:

    (1) any Investment or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under "--Limitation on Restricted Payments";

    (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

    (3) loans or advances to employees or consultants in the ordinary course of business of the Company or its Restricted Subsidiaries, but in any event not to exceed $3 million in the aggregate outstanding at any one time;

    (4) the payment of reasonable fees to officers, employees, consultants or directors of the Company or its Restricted Subsidiaries and indemnity provided on behalf of officers, employees, consultants or directors of the Company or its Restricted Subsidiaries;

    (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

    (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

    (7) the payment of annual management, consulting, monitoring and advisory fees to The Invus Group, Ltd. in an amount in any fiscal year not to exceed the greater of $1 million and 1.0% of EBITDA and any related out-of-pocket expenses;

    (8) the payment by the Company or any of its Restricted Subsidiaries of fees to The Invus Group, Ltd. and its Affiliates in connection with any acquisition or divestiture transaction entered into by the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that the aggregate amount of fees paid to The Invus Group, Ltd. and its Affiliates in respect of any acquisition or divestiture transaction shall not exceed 1% of the total amount of such transaction;

    (9) any agreement as in effect on the Issue Date and described in the Offering Circular or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby;

    (10) the existence of, or the performance by the Company or any of its Restricted Subsidiaries of its obligations under the terms of any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; PROVIDED, HOWEVER, that the existence of, or the performance by the Company or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (10) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders of the Notes in any material respect; and

    (11) transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of the applicable Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party.

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
LIMITATION ON THE SALE OR ISSUANCE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES

    The Company

    (1) will not, and will not permit any Restricted Subsidiary to, sell, lease, transfer or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than the Company or a Wholly Owned Subsidiary), and

    (2) will not permit any Restricted Subsidiary to issue any of its Capital Stock (other than, if necessary, shares of its Capital Stock constituting directors' or other legally required qualifying shares) to any Person (other than to the Company or a Wholly Owned Subsidiary), unless

       (A) immediately after giving effect to such issuance, sale or other disposition, neither the Company nor any of its Subsidiaries own any Capital Stock of such Restricted Subsidiary;

       (B) immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under the covenant described under "--Limitation on Restricted Payments" if made on the date of such issuance, sale or other disposition; or

       (C) such issuance or sale is made pursuant to a Local Management Plan and, immediately after giving effect to such issuance or sale, the Company or a Wholly Owned Subsidiary owns at least 85% of the Capital Stock of such Restricted Subsidiary.

MERGER AND CONSOLIDATION

    The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

    (1) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indentures;

    (2) immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

    (3) immediately after giving pro forma effect to such transaction, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under "--Limitation on Indebtedness"; and

    (4) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indentures;

PROVIDED, HOWEVER, that clauses (3) and (4) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or to another Restricted Subsidiary or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction or changing the form of organization of the Company.

    The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless:

    (1) except in the case of a Subsidiary Guarantor that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets, if in connection therewith the Company provides an Officers' Certificate to the Trustee to the effect that the Company will comply with its obligations under the convenant described under "--Limitation on Sales of Assets and Subsidiary Stock" in respect of such disposition, the resulting, surviving or transferee Person (if not such Subsidiary) shall be a Person organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by a Guaranty Agreement, in a form satisfactory to the Trustee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

    (2) immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction ), no Default shall have occurred and be continuing; and

    (3) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Guaranty Agreement, if any, complies with the applicable Indenture.

    The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indentures, but the predecessor Company in the case of a conveyance, transfer or lease shall not be released from the obligation to pay the principal of and interest on the Notes.

FUTURE GUARANTORS

    The Company will cause each Subsidiary Guarantor to execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Subsidiary Guarantor will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indentures on or before the later of

    (1) the date such Subsidiary Guarantor became a guarantor under the Credit Agreement and

    (2) July 29, 2000.

SEC REPORTS

    Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Holders and prospective Holders (upon request in the case of prospective Holders) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act; PROVIDED, HOWEVER, that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company will make available such information to the Trustee, Holders and prospective investors (upon request in the case of prospective investors) within 15 days after the time the Company would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the Shelf Registration Statement by the filing with the SEC of the Exchange Offer Registration Statement and/or Shelf Registration Statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act. The Company also will comply with the other provisions of Section 314(a) of the TIA.

    In addition, the Company shall furnish to the Holders of the Notes and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

DEFAULTS

    Each of the following is an Event of Default:

    (1) a default in the payment of interest on the Notes when due, continued for 30 days;

    (2) a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration or otherwise;

    (3) the failure by the Company to comply with its obligations under "--Certain Covenants--Merger and Consolidation" above;

    (4) the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described above under "--Change of Control" (other than a failure to purchase Notes) or under "--Certain Covenants" under "--Limitation on Indebtedness", "--Limitation on Restricted Payments", "--Limitation on Restrictions on Distributions from Restricted Subsidiaries", "--Limitation on Sales of Assets and Subsidiary Stock" (other than a failure to purchase Notes), "--Limitation on Affiliate Transactions", "--Limitation on the Sale or Issuance of Capital Stock of Restricted Subsidiaries," "--Future Guarantors" or "--SEC Reports";

    (5) the failure by the Company or a Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the applicable Indenture;

    (6) Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $10 million (the "cross acceleration provision");

    (7) certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the "bankruptcy provisions");

    (8) any judgment or decree for the payment of money (other than judgments which are covered by enforceable insurance policies issued by solvent carriers) in excess of $10 million is entered against the Company or a Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed within 10 days after notice (the "judgment default provision"); or

    (9) a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

However, a default under clauses (4), (5), (6) and (8) will not constitute an Event of Default until the Trustee or the holders of 25% in principal amount of the applicable outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

    If an Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the applicable outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable; PROVIDED, HOWEVER, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five business days after the giving of written notice to the Company and the administrative agent (or similar agent if there is no administrative agent) under the Credit Agreement and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the applicable outstanding Notes may rescind any such acceleration with respect to the applicable Notes and its consequences.

    Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indentures at the request or direction of any of the holders of the Notes unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder of a Note may pursue any remedy with respect to the Indentures or the Notes unless:

    (1) such holder has previously given the Trustee notice that an Event of Default is continuing;

    (2) holders of at least 25% in principal amount of the applicable outstanding Notes have requested the Trustee to pursue the remedy;

    (3) such holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

    (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

    (5) holders of a majority in principal amount of the applicable outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the applicable outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indentures or that the Trustee determines is unduly prejudicial to the rights of any other holder of a Note or that would involve the Trustee in personal liability.

    If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each holder of the applicable Notes notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the holders of the Notes. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

AMENDMENTS AND WAIVERS

    Subject to certain exceptions, the Indentures may be amended with the consent of the holders of a majority in principal amount of the applicable Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the holders of a majority in principal amount of the applicable Notes then outstanding. However, without the consent of each holder of an outstanding Note affected thereby, an amendment may not, among other things:

    (1) reduce the amount of Notes whose holders must consent to an amendment;

    (2) reduce the rate of or extend the time for payment of interest on any Note;

    (3) reduce the principal of or extend the Stated Maturity of any Note;

    (4) reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under "--Optional Redemption" above;

    (5) make any Note payable in money other than that stated in the Note;

    (6) impair the right of any holder of the Notes to receive payment of principal of and interest on such holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

    (7) make any change in the amendment provisions which require each holder's consent or in the waiver provisions;

    (8) make any change in the ranking or priority of any Note that would adversely affect the Noteholders; or

    (9) make any change in any Subsidiary Guarantee that would adversely affect the Noteholders.

    Notwithstanding the preceding, without the consent of any holder of the applicable Notes, the Company and Trustee may amend the applicable Indenture:

    (1) to cure any ambiguity, omission, defect or inconsistency;

    (2) to provide for the assumption by a Successor Company of the obligations of the Company under the applicable Indenture;

    (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in
       Section 163(f)(2)(B) of the Code);

    (4) to add guarantees with respect to the Notes or to secure the Notes;

    (5) to add to the covenants of the Company for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company;

    (6) to make any change that does not adversely affect the rights of any holder of the Notes; or

    (7) to comply with any requirement of the SEC in connection with the qualification of the applicable Indenture under the Trust Indenture Act.

    However, no amendment may be made to the subordination provisions of the applicable Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

    The consent of the holders of the Notes is not necessary under the Indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

    After an amendment under the Indentures becomes effective, we are required to mail to holders of the Notes a notice briefly describing such amendment. However, the failure to give such notice to all holders of the Notes, or any defect therein, will not impair or affect the validity of the amendment.

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TRANSFER

    The Notes are issued in registered form and are transferable only upon the surrender of the Notes being transferred for registration of transfer. We may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection with certain transfers and exchanges.

DEFEASANCE

    At any time, we may terminate all our obligations under the Notes and the Indentures ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

    In addition, at any time we may terminate our obligations under "--Change of Control" and under the covenants described under "--Certain Covenants" (other than the covenant described under "--Merger and Consolidation"), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and the judgment default provision described under "--Defaults" above and the limitations contained in clause (3) under "--Certain Covenants--Merger and Consolidation" above ("covenant defeasance").

    We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries) or (8) under "--Defaults" above or because of the failure of the Company to comply with clause (3) of the covenant described under "--Certain Covenants--Merger and Consolidation" above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee.

    In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

CONCERNING THE TRUSTEE

    Norwest Bank Minnesota, National Association is the Trustee under the Indentures. We have appointed Norwest Bank Minnesota, National Association as Registrar with regard to the Notes.

    The Indentures contain certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; PROVIDED, HOWEVER, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

    The Holders of a majority in principal amount of the applicable outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy

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available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indentures at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the applicable Indenture.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No director, officer, employee, incorporator or stockholder of the Company will have any liability for any obligations of the Company under the Notes or the Indentures or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

GOVERNING LAW

    The Indentures and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

NOTICES

    As long as the notes are listed on the Luxembourg Stock Exchange and the rules of that exchange so require, notices to the Noteholders will be valid if published in a leading newspaper having general circulation in Luxembourg, which is expected to be the Luxembourg Wort.

CERTAIN DEFINITIONS

    "ADDITIONAL ASSETS" means any:

    (1) property, plant, equipment or intellectual property used in a Related Business;

    (2) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

    (3) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

PROVIDED, HOWEVER, that any such Restricted Subsidiary described in clauses
(2) or (3) above is primarily engaged in a Related Business.

    "AFFILIATE" of any specified Person means:

    (1) any other Person, directly or indirectly, controlling or controlled by;
       or

    (2) under direct or indirect common control with such specified Person.

For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of the covenants described under "--Certain Covenants--Limitation on Restricted Payments", "--Certain Covenants--Limitation on Affiliate Transactions" and "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to

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purchase such Capital Stock (whether or not currently exercisable) and any
Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

    "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "DISPOSITION"), of:

    (1) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

    (2) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

    (3) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary other than, in the case of clauses (1), (2) and (3)

       (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

       (B) any sale of Capital Stock in, or indebtedness or other securities of, an Unrestricted Subsidiary;

       (C) a disposition of Temporary Cash Investments;

       (D) the disposition of all or substantially all the assets of the Company in a manner permitted pursuant to the covenant described above under "--Certain Covenants--Merger and Consolidation" or any disposition that constitutes a Change of Control;

       (E) sales of assets received by the Company upon the foreclosure on a Lien;

       (F) for purposes of the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" only, a disposition that constitutes a Restricted Payment permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" or a Permitted Investment; and

       (G) a disposition of assets with a fair market value of less than $1 million.

    "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

    "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

    (1) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

    (2) the sum of all such payments.

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    "BANK INDEBTEDNESS" means any and all Indebtedness and other amounts payable under or in respect of the Credit Agreement or Hedging Obligations related to the Credit Agreement, including principal, premium (if any), interest (including interest accruing at the contract rate specified in the Credit Agreement (including any rate applicable on default) on or after the filing of any petition in bankruptcy or the commencement of any similar state, Federal or foreign reorganization or liquidation proceeding relating to the Company and interest that would accrue but for the commencement of such proceeding whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

    "BOARD OF DIRECTORS" means the Board of Directors of the Company or any committee thereof duly authorized to act on behalf of such Board.

    "BUSINESS DAY" means each day which is not a Legal Holiday.

    "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

    "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

    "CODE" means the Internal Revenue Code of 1986, as amended.

    "CONSOLIDATED COVERAGE RATIO" as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that:

    (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

    (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

    (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for

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       such period shall be reduced by an amount equal to the Consolidated
       Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

    (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition, including any acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business or shall have implemented a cost-reduction program resulting in a permanent reduction in cash operating costs, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment, acquisition or cost-reduction program occurred on the first day of such period; and

    (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, or shall have implemented a cost-reduction program resulting in a permanent reduction in cash operating costs, EBITDA and Consolidated Interest Expense for such such shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment, acquisition or cost-reduction program occurred on the first day of such period.

For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition or cost-reduction program, the amount of income, earnings or cost savings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. Any such pro forma calculations may include operating expense reductions for such period resulting from the acquisition or cost-reduction program which is being given pro forma effect, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of any closing) of any facility, as applicable, PROVIDED THAT, in either case, such adjustments are set forth in an Officers' Certificate signed by the Company's chief financial officer and another Officer which states (a) the amount of such adjustment or adjustments, (b) that such adjustment or adjustments are based on the reasonable good faith belief of the Officers executing such Officers' Certificate at the time of such execution and (c) that any related Incurrence of Indebtedness is permitted pursuant to the Indenture. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

    "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, without duplication:

    (1) interest expense attributable to Capital Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

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    (2) capitalized interest;

    (3) non-cash interest expenses;

    (4) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

    (5) net payments pursuant to Hedging Obligations;

    (6) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary (other than the Seller Preferred Stock and other than dividends payable solely in Capital Stock (other than Disqualified Stock) of the issuer of such Preferred Stock);

    (7) interest incurred in connection with Investments in discontinued operations;

    (8) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

    (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

    "CONSOLIDATED NET INCOME" means, for any period, the sum of (1) the net income of the Company and its consolidated Subsidiaries and (2) to the extent not otherwise included in the calculation of the net income of the Company and its consolidated Subsidiaries, amounts received by the Company from Warnaco Inc. in respect of the license agreement, dated as of January 8, 1999, between the Company and Warnaco Inc. and (3) to the extent deducted in calculating net income of the Company and its consolidated Subsidiaries, (A) any non-recurring fees, expenses or charges related to the Transactions and (B) any non-recurring charges related to one-time severance or lease termination costs incurred in connection with the Transactions; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

    (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

       (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (3) below); and

       (B) the Company's equity in a net loss of any such Person (other than a Person the Company's interest in which is accounted for pursuant to the equity method of accounting) for such period shall be included in determining such Consolidated Net Income;

    (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

    (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

       (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary

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           as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); PROVIDED, HOWEVER, that such net income shall not be excluded in calculating Consolidated Net Income as a component of EBITDA for purposes of calculating the Consolidated Coverage Ratio; and

       (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

    (4) any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

    (5) extraordinary gains or losses;

    (6) any increase in amortization or depreciation resulting from purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes; and

    (7) the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes of the covenant described under "--Certain Covenants--Limitation on Restricted Payments" only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of the Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

    "CREDIT AGREEMENT" means the Credit Agreement entered into by and among the Company, certain of its Subsidiaries, the lenders referred to therein, The Bank of Nova Scotia, as Administrative Agent, and Credit Suisse First Boston, New York branch, as Syndication Agent, together with the related documents thereto (including, without limitation, the deed poll and transferable loan certificates issued in connection therewith, the term loans and revolving loans thereunder, any notes, instruments, guarantees, pledge agreements and security documents), in each case as amended, extended, waived, replaced, restructured, repaid, refunded, refinanced, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness incurred to Refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Credit Agreement or a successor Credit Agreement, whether by the same or any other lender or group of lenders and agents. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to the Credit Agreement and all refundings, restructurings, renewals, refinancing and replacements of any facility provided for in the Credit Agreement, including any agreement or agreements
(a) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby, (b) adding or deleting borrowers or guarantors thereunder or (c) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder to the extent permitted under the Indenture.

    "CREDIT AGREEMENT INTERCOMPANY INDEBTEDNESS" means Indebtedness of the Company or a Restricted Subsidiary (the "obligor") owing to a Restricted Subsidiary of the Company (the "obligee") that is a borrower under the Credit Agreement in respect of an advance to the obligor by the obligee of funds borrowed by the obligee under the Credit Agreement; PROVIDED, HOWEVER, that the amount of such Indebtedness constituting Credit Agreement Intercompany Indebtedness shall be limited to the amount

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actually owed by the obligee in respect of the funds advanced to the obligor under the Credit Agreement.

    "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement designed to protect such Person against fluctuations in currency values.

    "DEFAULT" means any event which is, or after notice or passage of time or both would be, an Event of Default.

    "DESIGNATED NONCASH CONSIDERATION" means the fair market value of noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of Temporary Cash Investments received in connection with a subsequent sale of such Designated Noncash Consideration.

    "DESIGNATED PREFERRED STOCK" means Preferred Stock of the Company (other than Disqualified Stock) that is issued for cash (other than to the Company, a Subsidiary of the Company or an employee stock ownership plan or trust established by the Company or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation of amounts under clause (3)(B) of paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Restricted Payments."

    "DESIGNATED SENIOR INDEBTEDNESS with respect to a Person" means:

    (1) the Bank Indebtedness; and

    (2) any other Senior Indebtedness of such Person which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $20 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of the Indenture.

    "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

    (1) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise;

    (2) is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

    (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

    in each case on or prior to the first anniversary of the Stated Maturity of the Notes; PROVIDED, HOWEVER, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy obligations as a result of such employee's death or disability; and PROVIDED FURTHER, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

    (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the holders of such Capital Stock than the terms applicable to the Notes

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       and described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock" and "--Certain Covenants--Change of Control"; and

    (2) any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto;

and, PROVIDED FURTHER, HOWEVER, that the Seller Preferred Stock shall constitute Disqualified Stock.

    "EBITDA" for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income:

    (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

    (2) Consolidated Interest Expense;

    (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

    (4) any non-recurring fees, expenses or charges related to any Equity Offering, Permitted Investment, acquisition or Indebtedness permitted to be Incurred by the Indentures (in each case, whether or not successful) deducted (and not subsequently added back) in such period in computing Consolidated Net Income;

    (5) any non-recurring charges related to one-time severance or lease termination costs incurred in connection with acquisitions consummated after the Issue Date deducted (and not subsequently added back) in such period in computing Consolidated Net Income; and

    (6) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period);

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

    "EQUITY OFFERING" means any primary offering of common stock or Preferred Stock of the Company (other than Disqualified Stock) to Persons who are not Affiliates of the Company other than (1) public offerings with respect to the Company's common stock registered or Form S-8 and (2) issuances upon exercise of options by employees of the Company or any of its Restricted Subsidiaries.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXCHANGE NOTES" means the debt securities of the Company issued pursuant to the Indentures in exchange for, and in an aggregate principal amount at maturity equal to, the Notes, in compliance with the terms of the Registration Rights Agreement.

    "EXCLUDED CONTRIBUTIONS" means the net cash proceeds received by the Company after the Issue Date from (1) contributions to its common equity capital and
(2) the sale (other than to a Subsidiary of the Company or to any management equity plan or stock option plan of the Company or a Restricted Subsidiary or any other management or employee benefit plan or agreement of the Company or a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Company, in each case designated as Excluded Contributions pursuant to an Officers'

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Certificate, the cash proceeds of which are excluded from the calculation of amounts under clause (3)(B) of paragraph (a) of the "--Certain
Covenants--Limitation on Restricted Payments" covenant.

    "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

    (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

    (2) statements and pronouncements of the Financial Accounting Standards
       Board;

    (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

    (4) the rules and regulations of the SEC governing the inclusion of financial statements (including PRO FORMA financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

    "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

    (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

    (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

    "GUARANTEE AGREEMENT" means a guarantee agreement, in substantially the form provided in the Indentures, pursuant to which a Subsidiary Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in the Indentures.

    "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

    "HOLDER" or "NOTEHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

    "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

    "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

    (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the

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       payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable; PROVIDED, HOWEVER, that unpaid dividends in respect of the Seller Preferred Stock shall not constitute Indebtedness;

    (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/ Leaseback Transactions entered into by such Person;

    (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

    (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the twentieth Business Day following payment on the letter of credit);

    (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indentures (but excluding, in each case, any accrued dividends);

    (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

    (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

    (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

    "INTEREST RATE AGREEMENT" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates.

    "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person.

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    For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and the covenant described under "--Certain Covenants--Limitation on Restricted Payments":

    (1) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to
       (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

    (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

    "INVESTMENT GRADE RATING" means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody's and S&P, respectively.

    "INVESTMENT GRADE STATUS" shall be deemed to have been reached on the date the Notes have an Investment Grade Rating from both S&P and Moody's.

    "ISSUE DATE" means the date on which the Notes were originally issued.

    "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

    "LOCAL MANAGEMENT PLAN" means an equity plan or program for the sale or issuance of Capital Stock to local management or a plan or program for the issuance or sale of Capital Stock to local strategic investors in respect of Subsidiaries of the Company whose principal business is conducted outside of the United States.

    "MOODY'S" means Moody's Investor Services, Inc. or any successor to the rating agency business thereof.

    "NET AVAILABLE CASH" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

    (1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

    (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

    (3) all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition; and

    (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such

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       Asset Disposition and retained by the Company or any Restricted
       Subsidiary after such Asset Disposition.

    "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

    "NOTES" means the $150.0 million aggregate principal amount and [EURO]100.0 million aggregate principal amount of 13% senior subordinated notes of the Company due 2009.

    "OBLIGATIONS" means with respect to any Indebtedness all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness; PROVIDED, HOWEVER that Obligations with respect to the Notes shall not include fees or indemnification in favor of the Trustee and other third parties other than the holders of the Notes.

    "PERMITTED HOLDERS" means Artal Luxembourg S.A., H.J. Heinz Company and each of their respective Affiliates.

    "PERMITTED INVESTMENT" means an Investment by the Company or any Restricted Subsidiary in:

    (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that the primary business of such Restricted Subsidiary is a Related Business;

    (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

    (3) cash and Temporary Cash Investments;

    (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

    (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

    (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

    (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

    (8) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to the covenant described under "--Certain Covenants--Limitation on Sales of Assets and Subsidiary Stock";

    (9) any Investment existing on the Issue Date;

    (10) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10), not to exceed $15 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

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    (11) Investments the payment for which consists of Capital Stock of the
       Company (other than Disqualified Stock);

    (12) any Guarantee Incurred in connection with a "synthetic lease" or similar financing of an acquisition or construction of property used in a Related Business by the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Guarantee and any other Indebtedness Incurred in connection with such transaction is permitted to be Incurred pursuant to the provisions of the covenant described under "--Certain Covenants--Limitation on Indebtedness";

    (13) any Investment acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; and

    (14) Investments of up to $10 million in WeightWatchers.com, our Internet affiliate.

    "PERSON" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

    "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

    "PERMITTED JUNIOR SECURITIES" shall mean debt or equity securities of the Company or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Company that are subordinated to the payment of all then-outstanding Senior Indebtedness of the Company at least to the same extent that the Notes are subordinated to the payment of all Senior Indebtedness of the Company on the Issue Date, so long as to the extent that any Senior Indebtedness of the Company outstanding on the date of consummation of any such plan of reorganization or readjustment is not paid in full in cash or Temporary Cash Investments on such date, the holders of any such Senior Indebtedness not so paid in full in cash have consented to the terms of such plan of reorganization or readjustment.

    "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

    "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

    "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indentures, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

    (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

    (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

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    (3) such Refinancing Indebtedness has an aggregate principal amount (or if
       Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include
(A) Indebtedness of a Restricted Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary; and provided further that clauses (1) and (2) of this clause will not apply to any refunding or refinancing of any Senior Indebtedness.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement dated September 22, 1999, among the Company, Credit Suisse First Boston Corporation and Scotia Capital Markets.

    "RELATED BUSINESS" means any business in which the Company was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date.

    "REPRESENTATIVE" means with respect to a Person any trustee, agent or representative (if any) for an issue of Senior Indebtedness of such Person.

    "RESTRICTED PAYMENT" with respect to any Person means:

    (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

    (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

    (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition or Indebtedness Incurred pursuant to clause (2) of paragraph (b) of the covenant described under "--Certain Covenants-- Limitation on Indebtedness" and not subsequently transferred to a Person other than the Company or its Restricted Subsidiaries); or

    (4) the making of any Investment (other than a Permitted Investment) in any Person.

    "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

    "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted

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Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

    "SEC" means the Securities and Exchange Commission.

    "SECURED INDEBTEDNESS" means any Indebtedness of the Company secured by a Lien.

    "SELLER PREFERRED STOCK" means the 6% preferred stock issued to H.J. Heinz Company on the Issue Date.

    "SENIOR INDEBTEDNESS" with respect to a Person means, without duplication:

    (1) Bank Indebtedness;

    (2) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

    (3) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post-filing interest is allowed in such proceeding) and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of clauses (1), (2) and (3), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes or the Subsidiary Guarantees, as the case may be; PROVIDED, HOWEVER, that Senior Indebtedness shall not include:

    (1) any obligation of such Person to any Subsidiary (other than Credit Agreement Intercompany Indebtedness);

    (2) any liability for Federal, state, local or other taxes owed or owing by such Person;

    (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

    (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

    (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indentures; PROVIDED, HOWEVER, that such Indebtedness shall be deemed not to have been Incurred in violation of the Indentures for purposes of this clause (5) if (x) the holders of such Indebtedness or their representative or the Company shall have furnished to the Trustee an opinion of recognized independent legal counsel, unqualified in all material respects, addressed to the Trustee (which legal counsel may, as to matters of fact, rely upon an Officers' Certificate) to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indentures or (y) such Indebtedness consists of Bank Indebtedness, and the holders of such Indebtedness or their agent or representative (1) had no actual knowledge at the time of the Incurrence that the Incurrence of such Indebtedness violated the Indentures and (2) shall have received an Officers' Certificate to the effect that the Incurrence of such Indebtedness does not violate the provisions of the Indentures.

    "SENIOR SUBORDINATED INDEBTEDNESS" means with respect to a Person, the Notes (in the case of the Company), a Subsidiary Guarantee (in the case of a Subsidiary Guarantor) and any other Indebtedness of such Person that specifically provides that such Indebtedness is to rank PARI PASSU with the Notes or such Subsidiary Guarantee, as the case may be, in right of payment and is not subordinated by its terms in right of payment to any Indebtedness or other obligation of such Person which is not Senior Indebtedness of such Person.

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    "SIGNIFICANT SUBSIDIARY" means any Restricted Subsidiary that would be a
"Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

    "S&P" means Standard & Poor's Rating Group (or any successor to the rating agency business thereof).

    "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

    "SUBORDINATED OBLIGATION" means with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee of such Person as the case may be, pursuant to a written agreement to that effect.

    "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

    (1) such Person;

    (2) such Person and one or more Subsidiaries of such Person; or

    (3) one or more Subsidiaries of such Person.

    "SUBSIDIARY GUARANTOR" means any Subsidiary that provides a Guarantee under the Credit Agreement (other than certain special purpose vehicles used to lend cash to guarantors of the Credit Facility.)

    "SUBSIDIARY GUARANTEE" means a Guarantee by a Subsidiary Guarantor of the Company's obligations with respect to the Notes pursuant to a Guarantee Agreement.

    "TEMPORARY CASH INVESTMENTS" means any of the following:

    (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

    (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

    (3) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

    (4) investments in commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P; and

    (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

    "TOTAL ASSETS" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

    "TRANSACTIONS" means the transactions contemplated by the Recapitalization and Stock Purchase Agreement, dated as of July 22, 1999, among Weight Watchers International, Inc., H.J. Heinz Company and Artal International S.A. and any financings related thereto.

    "UNRESTRICTED SUBSIDIARY" means:

    (1) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

    (2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under "--Certain Covenants--Limitation on Restricted Payments".

    The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under "--Certain Covenants--Limitation on Indebtedness" and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

    "U.S. DOLLAR EQUIVALENT" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in THE WALL STREET JOURNAL in the "Exchange Rates" column under the heading "Currency Trading" on the date two Business Days prior to such determination.

    Except as described under "--Certain Covenants--Limitation on Indebtedness", whenever it is necessary to determine whether the Company has complied with any covenant in the Indentures or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

    "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

    "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

    "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

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
                      DESCRIPTION OF NEW CREDIT FACILITIES

    The New Credit Facilities are provided by a syndicate of banks and other financial institutions led by The Bank of Nova Scotia, as administrative agent, letter of credit issuer, co-lead arranger and co-book manager, and Credit Suisse First Boston, New York branch as syndication agent, co-lead arranger and co-book manager. We and one of our subsidiaries are the borrowers under the New Credit Facilities. The New Credit Facilities provide senior secured financing of up to $267.0 million, consisting of the $75.0 million term loan A facility with a maturity of six years, the $75.0 million term loan B facility with a maturity of seven years, the $87.0 million TLC facility with a maturity of seven years and a $30.0 million revolving credit facility. The revolving credit facility commitment will terminate six years from the date of the closing of the New Credit Facilities.

    The term loan A facility, the term loan B facility, the TLC facility and the revolving credit facility initially bear interest (subject to performance based stepdowns applicable to the term loan A facility and the revolving credit facility) at a rate equal to LIBOR plus (a) in the case of the term loan A facility and the revolving credit facility, 3.25% or, at our option, the alternate base rate (as defined in the New Credit Facilities) plus 2.25% or
(b) in the case of the term loan B facility and the TLC facility, 4.00% or, at our option, the alternate base rate plus 3.00%.

    In addition to paying interest on outstanding principal under the New Credit Facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder at a rate equal to 0.50% per annum.

    The New Credit Facilities are subject to a mandatory prepayment with, in general

    - 100% of the proceeds of asset sales

    - 75% of our excess cash flow (as defined in the New Credit Facilities) and

    - 50% of the proceeds of equity offerings.

We may voluntarily repay outstanding loans under the New Credit Facilities without penalty.

    The obligations under the New Credit Facilities and the related documents are secured by a first priority lien upon substantially all of the real and personal property, and a pledge of substantially all of the common stock, of Weight Watchers International, Inc. and our subsidiaries, including certain significant foreign subsidiaries. Our obligations under the New Credit Facilities are guaranteed by substantially all of our subsidiaries, including certain significant foreign subsidiaries to the extent guarantees would not result in material increases in taxes or liabilities to us.

    The term loan A facility, the term loan B facility and the TLC facility will amortize each year in equal quarterly amounts in the following approximate aggregate principal amounts for each year set forth below:

                                                    TERM       TERM
                                                   LOAN A     LOAN B      TLC
YEAR                                              FACILITY   FACILITY   FACILITY
----                                              --------   --------   --------
                                                      (DOLLARS IN MILLIONS)
1...............................................  $  9.38    $  0.56     $ 0.65
2...............................................    12.50       0.75       0.87
3...............................................    12.50       0.75       0.87
4...............................................    12.50       0.75       0.87
5...............................................    12.50       0.75       0.87
6...............................................    15.62       0.75       0.87
7...............................................       --      70.69      82.00
                                                  -------    -------     ------
Total...........................................  $ 75.00    $ 75.00     $87.00
                                                  =======    =======     ======

Principal amounts outstanding under the revolving credit facility will be due and payable in full at maturity, six years from the date of the closing of the New Credit Facilities.

    The New Credit Facilities contain a number of covenants that, among other things, restrict our ability to:

    - dispose of assets,

    - incur additional indebtedness,

    - incur guarantee obligations,

    - repay other indebtedness,

    - make certain restricted payments and dividends,

    - create liens on assets,

    - make investments, loans or advances,

    - make certain acquisitions,

    - engage in mergers or consolidations,

    - make capital expenditures,

    - enter into sale and leaseback transactions, or

    - engage in certain transactions with affiliates and otherwise restrict corporate activities.

In addition, under the New Credit Facilities, we are required to comply with specified financial ratios and tests, including minimum fixed charge coverage and interest coverage ratios and maximum leverage ratios. The New Credit Facilities also contain certain customary events of default.

                    CERTAIN U.S. FEDERAL TAX CONSIDERATIONS

TAX CONSIDERATIONS OF THE EXCHANGE OFFER

    The following summarizes some U.S. federal income tax considerations of the exchange offer. The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions as of the date of this prospectus.

    The exchange of old notes for exchange notes will not constitute a recognition event for U.S. federal income tax purposes. Consequently, no gain or loss will be recognized by holders upon receipt of the exchange notes. For purposes of determining gain or loss upon the subsequent sale or exchange of exchange notes, a holder's basis in exchange notes will be the same as the holder's basis in the old notes exchanged. Holders will be considered to have held the exchange notes from the time of their original acquisition of the old notes. PERSONS CONSIDERING THE EXCHANGE OF OLD NOTES FOR EXCHANGE NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER FOREIGN, STATE OR LOCAL TAXING JURISDICTION.

TAX CONSIDERATIONS OF THE OWNERSHIP OF NOTES

    The following summary describes the material U.S. federal income tax consequences of the ownership of notes as of the date of this prospectus. It deals only with notes held as capital assets and does not deal with special situations, such as those of dealers in securities or currencies, financial institutions, tax-exempt entities, life insurance companies, persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, holders of notes whose "functional currency" is not the U.S. dollar, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies and corporations that accumulate earnings to avoid U.S. federal income taxes. Furthermore, the summary is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code") and regulations, rulings and judicial decisions pertaining to the Code. We can not assure you that a change in the law will not alter significantly the tax considerations that we describe in this summary. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF THE OWNERSHIP OF THE NOTES, AS WELL AS THE CONSEQUENCES TO YOU ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

    As used in this section, a "U.S. person" means;

    - a citizen or resident of the United States;

    - a corporation or partnership created or organized in or under the laws of the United States or any political subdivision of the United States;

    - an estate the income of which is subject to U.S. federal income taxation regardless of its source or

    - a trust that is subject to the supervision of a court within the United States and the control of one or more U.S. persons as described in section 7701(a)(30) of the Code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

    A "non-U.S. person" means a person that is not a U.S. person.

U.S. PERSONS

    PAYMENTS OF INTEREST

    It is anticipated that the notes will not be issued with more than a DE MINIMIS amount of original issue discount for U.S. federal income tax purposes. In this case, interest on a note will generally be taxable to a U.S. person as ordinary income at the time it is paid or accrued in accordance with the U.S. person's method of accounting for tax purposes.

    In the case of notes denominated in euros, U.S. persons on the cash method of accounting are required to include in income the U.S. dollar value of the amount received, based on the exchange rate in effect on the date of receipt, regardless of whether the payment is in fact converted into U.S. dollars. No exchange gain or loss is recognized with respect to the receipt of such payment. U.S. persons on the accrual method of accounting may determine the amount of income recognized with respect to an interest payment in euros in accordance with either of two methods. Under the first method, the U.S. person will be required to include in income for each taxable year the U.S. dollar value of the interest that has accrued during the taxable year, determined by translating the interest at the average rate of exchange for the period or periods during which the interest accrued. Under the second method, the U.S. person may elect to translate interest income at a spot rate on the last day of the accrual period (or last day of the taxable year in the case of an accrual period that straddles the U.S. person's taxable year) or on the date the interest payment is received if the date is within five business days of the end of the accrual period. Upon receipt of an interest payment on the note, a U.S. person will recognize ordinary income or loss in an amount equal to the difference between the U.S. dollar value of the payment of euros (determined by translating the euros received at the "spot rate" for the euros on the date received) and the U.S. dollar value of the interest income that the U.S. person has previously included in income with respect to the payment.

    SALE, EXCHANGE AND RETIREMENT OF NOTES

    A U.S. person's tax basis in a note will, in general, be the U.S. person's cost (in the case of notes denominated in euros, the U.S. dollar value of the euros paid for the note determined at the time of purchase). Upon the sale, exchange, retirement or other disposition of a note, a U.S. person will recognize gain or loss equal to the difference between the U.S. dollar value of the amount realized determined at the time of the sale, exchange, retirement or other disposition (less any accrued qualified stated interest, which will be taxable interest) and the adjusted tax basis of the note. The gain or loss will generally be capital gain or loss. However, in the case of notes denominated in euros, the gain or loss on the sale, exchange, retirement or other disposition of the euro notes will be ordinary income or loss to the extent attributable to the movement in exchange rates between the time of purchase and the time of disposition of the notes. Capital gains of individuals derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

    EXCHANGE GAIN OR LOSS WITH RESPECT TO EUROS

    A U.S. person's tax basis in euros received as interest on notes denominated in euros, or received on the sale, exchange, retirement or other disposition of notes denominated in euros will be the U.S. dollar value of the payment at the spot rate at the time the U.S. person receives the euros. Any gain or loss recognized by a U.S. person on a sale, exchange, retirement, or other disposition of euros will be ordinary income or loss and will not be treated as interest income or expense, except to the extent set forth in Treasury regulations or administrative pronouncements of the Internal Revenue Service.

NON-U.S. PERSONS

    U.S. FEDERAL WITHHOLDING TAX

    The 30% U.S. federal withholding tax will not apply to any payment of principal or interest on a note to a non-U.S. person provided that:

    - the non-U.S. person does not actually (or constructively) own 10% or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and the U.S. Treasury regulations;

    - the non-U.S. person is not a controlled foreign corporation that is related to us through stock ownership;

    - the non-U.S. person is not a bank whose receipt of interest on the notes is described in section 881(c)(3)(A) of the Code; and

    - (a) the non-U.S. person provides its name and address on an Internal Revenue Service Form W-8 or W-8BEN (or successor from), and certifies, under penalty of perjury, that the non-U.S. person is not a U.S. person or
      (b) a financial institution holds the notes on a non-U.S. person's behalf and certifies, under penalty of perjury, that it has received an Internal Revenue Service Form W-8 or W-8BEN (or successor form) from the beneficial owner and provides us with a copy.

    If the non-U.S. person cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. person provides us with a properly executed (1) Internal Revenue Service Form 1001 or W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of a tax treaty or
(2) Internal Revenue Service Form 4224 or W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the non-U.S. person's conduct of a trade or business in the United States.

    The 30% U.S. federal withholding tax will not apply to any gain that a non-U.S. person realizes on the sale, exchange, retirement or other disposition of the note.

    U.S. FEDERAL ESTATE TAX

    The estate of an individual non-U.S. person will not be subject to U.S. federal estate tax on a note beneficially owned by the individual at the time of his death, provided that (1) such individual did not own 10% or more of the total combined voting power of all classes of our voting stock (within the meaning of the Code and the U.S. Treasury regulations) and (2) interest on the note would not have been, if received at the time of the individual's death, effectively connected with his conduct of a trade or business in the United States.

    U.S. FEDERAL INCOME TAX

    If a non-U.S. person is engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business, the non-U.S. person will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax) in the same manner as if the non-U.S. person were a U.S. person. In addition, if the non-U.S. person is a foreign corporation, it may be subject to a branch profit tax equal to 30% (or lower applicable treaty rate) of its effectively connected earnings and profits for the taxable year (within the meaning of the Code), subject to adjustments. For this purpose, interest on the notes will be included in earnings and profits.

    Any gain realized on the disposition of a note generally will not be subject to U.S. federal income tax unless (1) that gain is effectively connected with the conduct by the non-U.S. person of a trade or business in the United States or (2) the non-U.S. person is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

    In general, information reporting requirements will apply to some payments of principal or interest paid on the notes and to the proceeds of sale of the notes made to U.S. persons other than some exempt recipients (such as corporations). A 31% backup withholding tax will apply to payments of principal or interest paid on the notes if the U.S. person fails to provide a taxpayer identification number or certification of foreign or other exempt status or fails to report in full dividend and interest income.

    In general, a non-U.S. person will not be subject to backup withholding and information reporting with respect to payments that we make provided that we have received from the non-U.S. person the statement described above under "--U.S. Federal Withholding Tax."

    In addition, a non-U.S. person will generally not be subject to backup withholding or information reporting with respect to the proceeds of the sale of a note within the United States or conducted through some U.S.-related financial intermediaries, provided that the payor receives the statement described above under "--U.S. Federal Income Tax" or the non-U.S. person otherwise established an exemption.

    U.S. Treasury regulations were recently issued that generally modify the information reporting and backup withholding rules applicable to some payments made after December 31, 2000. In general, the new U.S. Treasury regulations would not significantly alter the present rules discussed above, except in some special situations.

    Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability provided the required information is furnished to the IRS.

                              PLAN OF DISTRIBUTION


    Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where the old notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the date on which the exchange offer is consummated, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until June 1, 2000, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.


    We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at prevailing market prices at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of exchange notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the date on which the exchange offer is consummated, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses relating to the exchange offer, including the expenses of one counsel for the holders of old notes, other than commissions and concessions of any broker-dealers and will indemnify the holders of old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                         LUXEMBOURG LISTING INFORMATION

(1) The listing of the old euro notes on the Luxembourg Stock Exchange became effective on November 5, 1999. Application has also been made to list the exchange notes on the Luxembourg Stock Exchange. Our certificate of incorporation and a legal notice relating to the issue of the notes were deposited prior to listing with the Chief Registrar of the District Court of Luxembourg (GREFFIER EN CHEF DU TRIBUNAL D'ARRONDISSEMENT DE ET A LUXEMBOURG) where copies may be obtained on request. Notice of any optional redemption, change of control or any change in the rate of interest payable on the euro notes will be published in a Luxembourg newspaper of general circulation. The Luxembourg Stock Exchange will be informed and a notice will be published in a Luxembourg newspaper in the event of any accrual of additional interest (no later than the commencement of the accrual). In connection with the exchange offer, (a) notice was given to the Luxembourg Stock Exchange and published in a Luxembourg newspaper announcing the beginning of the registered exchange offer and, following completion of the offer, the results of the offer will be published, (b) we appointed Banque Generale de Luxembourg S.A. as the Luxembourg exchange agent, through which all relevant documents with respect to the registered exchange offer will be made available, and (c) Banque Generale de Luxembourg S.A. will be able to perform all agency functions to be performed by any exchange agent, including providing a letter of transmittal and other relevant documents to holders, and accepting these documents on our behalf. The exchange notes will be accepted for clearance through DTC and notice will be given to the Luxembourg Stock Exchange and published in a Luxembourg newspaper announcing the relevant CUSIP numbers and International Securities Identification Numbers (ISIN). In addition, copies of this prospectus are available at the Luxembourg Stock Exchange where copies may be obtained on request.


(2) Throughout the term of the notes, copies of our certificate of incorporation, the indentures (incorporating forms of the global notes) and the Registration Rights Agreement, dated as of September 22, 1999, among Weight Watchers International, Inc., Credit Suisse First Boston Corporation and Scotia Capital Markets (USA) Inc. and our most recent quarterly and annual financial statements may be obtained free of charge at the office of Banque Generale de Luxembourg S.A., the paying agent in Luxembourg.


(3) The indentures have been approved and notes will be issued pursuant to authority granted by our board of directors on September 21, 1999.


(4) Except as disclosed in this prospectus, there has been no material adverse change in our consolidated financial position since October 23, 1999. No interim financial information is available since October 23, 1999. Non-consolidated financial statements for Weight Watchers International, Inc. are not publicly available.


(5) Except as disclosed in this prospectus, we are not involved in, and we have no knowledge of a threat of, any litigation, administrative proceedings or arbitration which is or may be material in the context of the issue or exchange of notes.


(6) The dollar exchange notes have been accepted for clearance through DTC with CUSIP and ISIN numbers as follows: The dollar exchange note has a CUSIP number of 948628AB8 and an ISIN number of US948628AB82. The euro exchange notes have been accepted for clearance through DTC with CUSIP and ISIN numbers as follows: The euro exchange note has a CUSIP number of 948628AD4 and an ISIN number of US948628AD49. The dollar exchange notes have a Common Code number of 10583128, and the euro exchange notes have a Common Code number of 10886759.


(7) We have made all reasonable inquiries, and confirm that this prospectus contains all information with regard to us and the notes which is material in the context of the exchange of the notes, that the information contained in this prospectus is true and accurate in all material respects and is not misleading, that the opinions and intentions expressed herein are honestly held and there are no other facts, the omission of which would make this prospectus materially misleading. We accept responsibility for the information contained in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-4 under the Securities Act of 1933 with respect to the exchange notes. This prospectus, which is a part of that registration statement, does not contain all of the information set forth in the registration statement. For further information about us and the exchange notes, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents to which we refer you. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

    We are not currently subject to the information requirements of the Securities Exchange Act of 1934. As a result of this offering, we will become subject to the information requirements of the Exchange Act. Accordingly, we will file reports and other information with the SEC unless and until we obtain an exemption from the requirement to do so. Our registration statement and other SEC filings can be inspected and copied at the Public Reference Section of the SEC located at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and at regional public reference facilities maintained by the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois, 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-732-0330. Copies of these materials can be obtained from the Public Reference Section of the SEC at prescribed rates. The materials may also be accessed electronically by means of the SEC's home page on the Internet at http://www.sec.gov.

    For so long as any exchange notes remain outstanding, we will furnish to you the information that would be required to be furnished by us under Section 13 of the Exchange Act.

                                 LEGAL MATTERS

    Certain legal matters with respect to the exchange notes are being passed upon on our behalf by Simpson Thacher & Bartlett, New York, New York.

                                    EXPERTS

    The Weight Watchers Classroom Business' financial statements as of
April 24, 1999 and April 25, 1998 and for each of the three years in the period ended April 24, 1999 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in auditing and accounting.

                     INDEX TO COMBINED FINANCIAL STATEMENTS

                        AND FINANCIAL STATEMENT SCHEDULE


                                                                    PAGE
                                                              ----------------
Report of Independent Accountants...........................               F-2

Combined Financial Statements:

Combined Balance Sheets as of April 25, 1998, April 24, 1999
  and October 23, 1999 (unaudited)..........................               F-3

Combined Statements of Income, Comprehensive Income and
  Parent Company's Investment for the fiscal years ended
  April 26, 1997,
  April 25, 1998, and April 24, 1999 and the six months
  ended October 24, 1998 (unaudited) and October 23, 1999
  (unaudited)...............................................               F-4

Combined Statements of Cash Flows for the fiscal years ended
  April 26, 1997,
  April 25, 1998, and April 24, 1999 and the six months
  ended October 24, 1998 (unaudited) and October 23, 1999
  (unaudited)...............................................               F-5

Notes to Combined Financial Statements......................          F-6-F-34

Report of Independent Accountants on Financial Statement
  Schedule..................................................               S-1

Schedule II -- Valuation and Qualifying Accounts............               S-2

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
H.J. Heinz Company:

    In our opinion, the accompanying combined balance sheets and the related combined statements of income, comprehensive income and parent company's investment and of cash flows present fairly, in all material respects, the financial position of the Weight Watchers Classroom Business (the Company) at April 25, 1998 and April 24, 1999 and the results of their operations and their cash flows for each of the three years in the period ended April 24, 1999, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

[LOGO]

Melville, New York


July 23, 1999, except for Note 17,
for which the date is September 29, 1999

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                            COMBINED BALANCE SHEETS

                                 (IN THOUSANDS)


                                                              APRIL 25,   APRIL 24,   OCTOBER 23,
                                                                1998        1999         1999
                                                              ---------   ---------   -----------
                                                                                      (UNAUDITED)
                                      ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 11,829    $ 19,515     $  33,434
  Receivables (net of allowances: 1998--$876; 1999--$994)...    11,647      11,403         8,043
  Notes receivable, current.................................     2,246       3,266         1,070
  Inventories...............................................     7,652       7,580         9,065
  Prepaid expenses and other current assets.................     6,139       7,598         7,215
  Deferred income taxes.....................................     5,741       3,609            --
  Due from related parties..................................   137,478     133,783            --
                                                              --------    --------     ---------
      Total current assets..................................   182,732     186,754        58,827
Property and equipment, net.................................    10,006       8,725         7,721
Notes and other receivables, noncurrent.....................    12,767      19,165         7,528
Goodwill (net of accumulated amortization: 1998--$44,722;
  1999--$49,888)............................................   148,942     143,714       155,906
Trademarks and other intangible assets (net of accumulated
  amortization: 1998--$21,576; 1999--$18,982)...............     8,355       8,113         8,459
Deferred income taxes.......................................     7,130       4,133        75,639
Deferred financing costs....................................        --          --        15,538
Other noncurrent assets.....................................       867         830            14
                                                              --------    --------     ---------
      Total assets..........................................  $370,799    $371,434     $ 329,632
                                                              ========    ========     =========
        LIABILITIES, PARENT COMPANY'S INVESTMENT AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Short-term borrowings and line of credit..................  $  7,097    $  6,690     $      --
  Short-term borrowings due to related party................    16,250      16,250         2,055
  Portion of long-term debt due within one year.............     1,081       1,164        10,590
  Accounts payable..........................................     8,375      12,710        14,438
  Salaries and wages........................................     8,569      11,285         6,588
  Accrued restructuring costs...............................    11,645       7,690         6,199
  Foreign currency contract payable.........................    34,995       7,169            --
  Other accrued liabilities.................................    18,681      18,220        20,037
  Income taxes..............................................     3,117       7,962         5,629
  Deferred revenue..........................................     7,130       6,414         2,810
                                                              --------    --------     ---------
      Total current liabilities.............................   116,940      95,554        68,346
Long-term debt..............................................    16,664      15,500       483,330
Deferred income taxes.......................................     5,252       8,228         3,516
Other.......................................................     2,854       3,204           653
                                                              --------    --------     ---------
      Total long-term debt and other liabilities............    24,770      26,932       487,499
Redeemable preferred stock..................................        --          --        25,000
Parent company's investment and stockholders' deficit.......   229,089     248,948      (251,213)
                                                              --------    --------     ---------
        Total liabilities, parent company's investment and
          stockholders' deficit.............................  $370,799    $371,434     $ 329,632
                                                              ========    ========     =========


     The accompanying notes are an integral part of the combined financial statements.

                       WEIGHT WATCHERS CLASSROOM BUSINESS

    COMBINED STATEMENTS OF INCOME, COMPREHENSIVE INCOME AND PARENT COMPANY'S
                                   INVESTMENT

                                 (IN THOUSANDS)


                                                   FISCAL YEAR ENDED               SIX MONTHS ENDED
                                           ---------------------------------   -------------------------
                                           APRIL 26,   APRIL 25,   APRIL 24,   OCTOBER 24,   OCTOBER 23,
                                             1997        1998        1999         1998          1999
                                           ---------   ---------   ---------   -----------   -----------
                                                                                      (UNAUDITED)
Revenue:
  Fees--company operated classes:
    Domestic.............................  $105,185    $113,247    $145,336      $ 67,146     $  63,122
    Foreign..............................   134,774     146,595     161,038        74,000        76,625
  Franchise commissions:
    Domestic.............................    10,720      14,403      19,135         9,527        10,087
    Foreign..............................     3,223       3,521       4,060         1,979         2,157
  Products and aids......................    30,012      46,088      56,551        24,020        30,781
  Food sales.............................    34,736       1,465         762           229           456
  Royalties--licensing, publications and
    other................................    14,089       8,994      17,960         3,562         3,370
                                           --------    --------    --------      --------     ---------
      TOTAL REVENUE......................   332,739     334,313     404,842       180,463       186,598

Cost of revenues:
  Products and aids......................    17,004      23,089      26,631        12,610        11,931
  Food...................................    13,787         678         427           125           248
  Classroom operating expenses...........   199,649     136,194     151,867        71,940        74,477
                                           --------    --------    --------      --------     ---------
      TOTAL COSTS........................   230,440     159,961     178,925        84,675        86,656
                                           --------    --------    --------      --------     ---------
      GROSS PROFIT.......................   102,299     174,352     225,917        95,788        99,942

Marketing expenses.......................    88,843      86,295      93,090        35,786        30,668
Selling, general and administrative......    45,515      44,067      48,912        23,009        22,218
Transaction costs........................        --          --          --            --         8,345
Interest income..........................    12,806      13,452      16,027         7,413         4,575
Interest expense.........................    13,849       8,576       8,859         4,395         6,474
Other expenses, net......................     3,346       4,281       5,248         2,527         4,261
                                           --------    --------    --------      --------     ---------
Income (loss) before income taxes and
  minority interest......................   (36,448)     44,585      85,835        37,484        32,551
Provision for (benefit from) income
  taxes..................................   (12,997)     19,969      36,360        15,874        12,625
                                           --------    --------    --------      --------     ---------
Income (loss) before minority interest...   (23,451)     24,616      49,475        21,610        19,926
Minority interest........................       638         845       1,493           675           592
                                           --------    --------    --------      --------     ---------
NET INCOME (LOSS)........................   (24,089)     23,771      47,982        20,935        19,334

Other comprehensive income (loss):
  Foreign currency translation
    adjustments..........................   (14,598)    (10,212)     19,660        44,033        12,465
                                           --------    --------    --------      --------     ---------
COMPREHENSIVE INCOME (LOSS)..............  $(38,687)   $ 13,559    $ 67,642      $ 64,968     $  31,799
                                           ========    ========    ========      ========     =========
Parent company's investment, beginning of
  year...................................  $231,748    $188,936    $229,089
Net income (loss)........................   (24,089)     23,771      47,982
Dividends paid...........................    (9,260)     (8,470)    (10,368)
Other comprehensive income (loss)........   (14,598)    (10,212)     19,660
Net parent (settlements) advances........     5,135      35,064     (37,415)
                                           --------    --------    --------
PARENT COMPANY'S INVESTMENT, END OF
  YEAR*..................................  $188,936    $229,089    $248,948
                                           ========    ========    ========



* Includes cumulative translation adjustment of $(22,212), $(32,424) and $(12,764) at April 26, 1997, April 25, 1998 and April 24, 1999,
    respectively.


     The accompanying notes are an integral part of the combined financial statements.

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                       COMBINED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)


                                                          FISCAL YEAR ENDED               SIX MONTHS ENDED
                                                  ---------------------------------   -------------------------
                                                  APRIL 26,   APRIL 25,   APRIL 24,   OCTOBER 24,   OCTOBER 23,
                                                    1997        1998        1999         1998          1999
                                                  ---------   ---------   ---------   -----------   -----------
                                                                                             (UNAUDITED)
Operating activities:
  Net income (loss).............................  $(24,089)   $ 23,771    $ 47,982     $ 20,935      $  19,334
  Adjustments to reconcile net income (loss) to
      cash provided by operating activities:
    Depreciation and amortization...............    14,189       8,775       9,586        4,505          4,743
    Deferred tax provision (benefit)............   (13,385)     15,563       9,279        2,876           (512)
    Provision for restructuring.................    51,694          --          --           --             --
    Other items, net............................      (368)        415          38          193         (2,347)
    Increase (decrease) in cash due to changes
      in:
      Receivables...............................     1,784      (2,491)     (7,159)      (5,091)        17,192
      Inventories...............................    (1,290)     (2,825)         74         (786)        (1,486)
      Prepaid expenses and other current
        assets..................................      (997)      1,913      (1,454)      (5,717)           380
      Due from related parties..................    (6,336)     (8,610)      3,693        4,306        (14,195)
      Accounts payable..........................    (6,132)     (2,383)      4,346       (3,370)         1,697
      Accrued liabilities and deferred
        revenue.................................    (1,305)      1,458     (10,792)       1,612         (5,419)
      Income taxes..............................    (4,109)        647       3,571        2,040         (2,324)
                                                  --------    --------    --------     --------      ---------
        Cash provided by operating activities...     9,656      36,233      59,164       21,503         17,063
                                                  --------    --------    --------     --------      ---------
Investing activities:
  Capital expenditures..........................    (2,709)     (3,389)     (2,474)      (1,108)          (999)
  Acquisitions, net of cash acquired............      (681)     (1,412)         --           --             --
  Acquisitions of minority interest.............                                                       (15,900)
  Proceeds from divestitures....................     2,700          --          --           --          1,033
  Other items, net..............................      (726)       (121)       (565)        (381)           147
                                                  --------    --------    --------     --------      ---------
        Cash used for investing activities......    (1,416)     (4,922)     (3,039)      (1,489)       (15,719)
                                                  --------    --------    --------     --------      ---------
Financing activities:
  Net increase (decrease) in short-term
    borrowings..................................     1,176      (2,041)       (407)       1,973         (6,656)
  Proceeds from borrowings......................        --          --          --           --        491,452
  Repurchase of common stock....................        --          --          --           --       (324,476)
  Payment of dividends..........................    (9,260)     (8,470)    (10,368)      (2,884)        (2,047)
  Payments on long-term debt....................    (1,337)     (1,368)     (1,081)        (555)            --
  Deferred financing cost.......................        --          --          --           --        (15,696)
  Net parent (settlements) advances.............     5,067     (18,630)    (37,076)     (18,222)      (131,014)
                                                  --------    --------    --------     --------      ---------
        Cash (used for) provided by financing
          activities............................    (4,354)    (30,509)    (48,932)     (19,688)        11,563
                                                  --------    --------    --------     --------      ---------
Effect of exchange rate changes on cash and cash
  equivalents...................................        61         (44)        493         (441)         1,012
Net increase (decrease) in cash and cash
  equivalents...................................     3,947         758       7,686         (115)        13,919
Cash and cash equivalents, beginning of
  period........................................     7,124      11,071      11,829       11,829         19,515
                                                  --------    --------    --------     --------      ---------
Cash and cash equivalents, end of period........  $ 11,071    $ 11,829    $ 19,515     $ 11,714      $  33,434
Recapitalization transaction:
  Deferred tax asset recorded as a component of
    stockholders' deficit, in 1999, in
    conjunction with the recapitalization of the
    Company.....................................                                                     $  72,100
  Redeemable preferred stock, issued to H.J.
    Heinz.......................................                                                        25,000


     The accompanying notes are an integral part of the combined financial statements.

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                 (IN THOUSANDS)

1. DESCRIPTION OF BUSINESS:

    The accompanying combined financial statements include the accounts of Weight Watchers International, Inc. and its subsidiaries (WWI), and are combined with the accounts of Fortuity Australia (Weight Watchers Australia) and Fortuity New Zealand Ltd. (Weight Watchers New Zealand). WWI, Fortuity Australia and Fortuity New Zealand Ltd. are collectively referred to as ("the Company"). All intercompany accounts and transactions between WWI, Fortuity Australia and Fortuity New Zealand Ltd. have been eliminated. The Company is an affiliate of H.J. Heinz Company (Heinz).

    The Company operates and franchises territories offering weight loss and control programs through the operation of classroom type meetings to the general public in the United States, Canada, Mexico, the United Kingdom, Continental Europe, Australia, New Zealand, South Africa, Latin America and South America. All of the assets are directly or indirectly wholly-owned by Heinz except for
(i) classroom operations in Finland and Sweden which are each owned 90% and
(ii) classroom operations in Australia and New Zealand which are owned 90% and 75%, respectively.

    INTERIM FINANCIAL INFORMATION:


    The consolidated financial statements of WWI as of October 23, 1999 and for the six months ended October 24, 1998 and October 23, 1999 are unaudited. Adjustments, consisting of normal recurring adjustments (except for the leveraged recapitalization transaction as described below) and adjustments necessary to present the consolidated results of operations and financial position of WWI have been made which in the opinion of management are necessary for a fair presentation. Results of operations for the six months ended
October 24, 1998 and October 23, 1999 are not necessarily indicative of the results that may be expected for the full year or for any future period.



    The following disclosures are applicable only as of and for the six month period ended October 23, 1999.



    RECAPITALIZATION



    On September 29, 1999, the Company effected a recapitalization and stock purchase agreement ("Agreement") with its former parent, H.J. Heinz Company ("Heinz"). The Company redeemed shares of common stock from Heinz for $349.5 million. The $349.5 million consisted of $324.5 million of cash and $25.0 million of the Company's redeemable Series A preferred stock. After the redemption, Artal Luxembourg S.A. purchased 94% of the Company's remaining common stock from Heinz for $223.7 million. The recapitalization and stock purchase was financed through borrowings under credit facilities amounting to approximately $237.0 million and by issuing Senior Subordinated Notes amounting to $255.0 million, due 2009. The balance of the borrowings was utilized to refinance debt incurred prior to the Agreement relating to the transfer of ownership and acquisition of the minority interest in the Weight Watchers businesses that operate in Australia and New Zealand. The acquisition of the minority interest resulted in approximately $15.9 million of goodwill. In connection with the recapitalization, the Company incurred approximately $8.3 million in transaction costs and $15.7 million in deferred financing costs. For U.S. Federal and State tax purposes, the recapitalization is being treated as a taxable sale under Section 338(h)(10) of the Internal Revenue Code of 1986 as amended. As a result, for tax purposes, the Company will record a step-up in the tax basis of net assets. For financial statement purposes, a valuation allowance of approximately $72.1 million has been established against

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

1. DESCRIPTION OF BUSINESS: (CONTINUED)

the corresponding deferred tax asset as management has concluded it is more likely than not that this amount will not be utilized to reduce future tax payments.



    REDEEMABLE PREFERRED STOCK



    The Company issued 1.0 million shares of Series A Preferred Stock in conjunction with the recapitalization transaction. Holders of the Series A Preferred Stock are entitled to receive dividends at an annual rate of 6% payable annually in arrears. The Company has recorded a $125,000 dividend which is included in accrued expenses at October 23, 1999. The liquidation preference of the Series A Preferred Stock is $25 per share. If there is a liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock are entitled to be paid out of our assets available for distribution to our shareholders an amount in cash equal to the $25 liquidation preference per share plus all accrued and unpaid dividends prior to the distribution of any assets to holders of shares of common stock.



    LONG-TERM DEBT



    In connection with the recapitalization, the Company entered into a credit facility ("Credit Facility") with The Bank of Nova Scotia, Credit Suisse, First Boston and certain other lenders providing (i) a $75 million term loan A facility ("Term Loan A"), (ii) a $75 million term loan B facility ("Term Loan B"), (iii) an $87 million transferable loan certificate ("TLC") and (iv) a revolving credit facility with borrowings up to $30 million ("Revolving Credit Facility"). Borrowings under the Credit Facility are paid quarterly and initially bear interest at a rate equal to LIBOR plus (a) in the case of Term Loan A and the Revolving Credit Facility, 3.25% or, at the Company's option, the alternative base rate, as defined, plus 2.25% or (b) in the case of Term Loan B and the TLC, 4.00% or, at the Company's option, the alternate base rate plus 3.00%. At October 23, 1999, the interest rates were 8.6675% for Term Loan A and 9.4175% for Term B and the TLC. Borrowings under Term Loan A and the Revolving Credit Facility mature in six years and Term Loan B and the TLC matures in seven years. Assets of the Company collateralize the Credit Facility. In addition, the Company issued $255 million principal amount of 13% Senior Subordinated Notes due 2009 (the "Notes") to qualified institutional buyers under a private placement offering pursuant to Rule 144A. The Notes are denominated in U.S. dollars and euros. At October 23, 1999, the Notes consisted of $150.0 million in U.S. dollars and approximately $106.9 million in euros (as translated). The impact of the change in foreign exchange rates related to euro denominated debt are reflected in the income statement. Interest is payable on the Notes semi-annually on April 1 and October 1 of each year, commencing April 1, 2000. The Notes are unsecured senior subordinated obligations of the Company, subordinated in right of payment to all existing and future senior indebtedness of the Company, including the Credit

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

1. DESCRIPTION OF BUSINESS: (CONTINUED)

Facility. Each of the aforementioned debt facilities contains restrictive covenants and requires the Company to maintain certain financial ratios, as defined.



    The aggregate amounts of existing long-term debt maturing in each of the next five years as of October 23, 1999 are as follows:



                                                              (IN THOUSANDS)
                                                              --------------
2000........................................................     $ 10,590
2001........................................................       14,120
2002........................................................       14,120
2003........................................................       14,120
2004 and thereafter.........................................      440,970
                                                                 --------
                                                                 $493,920
                                                                 --------



    NEW ACCOUNTING PRONOUNCEMENTS



    In December 1999, the SEC issued Staff Accounting Bulletin No. 101
(SAB 101), "Revenue Recognition in Financial Statements". This bulletin summarizes some of the staff's interpretations of the application of generally accepted accounting principles to revenue recognition. We are not required to apply the accounting and disclosure requirements until fiscal 2001. We do not believe this bulletin will have a material impact on our financial statements.


2. SIGNIFICANT ACCOUNTING POLICIES:

    FISCAL YEAR:

    The Company operates on a 52- or 53-week fiscal year. However, certain foreign subsidiaries have earlier closing dates to facilitate timely reporting. Fiscal years for the financial statements included herein ended April 26, 1997, April 25, 1998, and April 24, 1999.

    USE OF ESTIMATES:

    The preparation of financial statements, in conformity with generally accepted accounting principles, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    TRANSLATION OF FOREIGN CURRENCIES:

    For all foreign operations, the functional currency is the local currency. Assets and liabilities of these operations are translated at the exchange rate in effect at each year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from the use of differing exchange rates from period to period are included as a component of parent company's investment. Gains and losses from foreign currency transactions are included in net income for the period.

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    CASH EQUIVALENTS:

    Cash equivalents are defined as highly liquid investments with original maturities of 90 days or less.

    INVENTORIES:

    Inventories, which consist of finished goods, are stated at the lower of cost or market on a first-in, first-out basis, net of reserves.

    PROPERTY AND EQUIPMENT:

    Property and equipment are recorded at cost. For financial reporting purposes, depreciation is provided on the straight-line method over the estimated useful lives of the assets (5-10 years for equipment and the duration of the lease for leasehold improvements). Accelerated depreciation methods are generally used for income tax purposes. Expenditures for new facilities and improvements that substantially extend the useful life of an asset are capitalized. Ordinary repairs and maintenance are expensed as incurred. When assets are retired or otherwise disposed of, the cost and related depreciation are removed from the accounts and any related gains or losses are included in income.

    INTANGIBLES:

    Goodwill, trademarks and other intangibles arising from acquisitions, including the acquisition of previously franchised areas, are being amortized on a straight-line basis over periods ranging from three to 40 years. The Company regularly reviews the individual components of the balances by evaluating the future cash flows of the businesses to determine the recoverability of the assets and recognizes, on a current basis, any diminution in value.

    PARENT COMPANY'S INVESTMENT:

    Heinz's investment includes the stockholders equity of the Company. The equity of the Company represents the original investment by Heinz plus accumulated comprehensive net income, less dividends, certain intercompany accounts and current domestic federal income taxes payable.

    REVENUE RECOGNITION:

    The Company earns revenue by conducting meetings and selling products and aids in its own facilities, by collecting commissions from franchisees operating under the Weight Watchers name and by collecting royalties related to licensing agreements. Revenue is recognized when services are rendered, products are sold and commissions and royalties are earned. Deferred revenue consisting of prepaid lecture income is amortized into income over the period earned.

    MARKETING EXPENSES:

    Marketing expenses are comprised of promotion and advertising costs. Promotion costs mainly relate to registration fee discounts. Advertising costs include national and local direct mail, television

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) and print advertisements. Advertising costs are generally expensed in the year in which the advertising first takes place.

    INCOME TAXES:

    Domestic affiliates of the Company join with Heinz in the filing of a consolidated U.S. income tax return and certain state income tax returns. Tax expense for all years includes the effect of certain tax sharing agreements the Company has with Heinz regarding these consolidated filings. Specifically, Heinz charges (refunds) the Company at the U.S. statutory rate for its actual domestic taxable income (loss), less any foreign tax credits it generates. In addition, Heinz charges the Company for its share of consolidated state tax expense based on the Company's share of the state allocation factors. In foreign jurisdictions, subsidiaries file separate tax returns in their respective country.

    Deferred income taxes result primarily from temporary differences between financial and tax reporting. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

    The Company has not provided for possible U.S. taxes on the undistributed earnings of foreign subsidiaries that are considered to be reinvested indefinitely. Calculation of the unrecognized deferred tax liability for temporary differences related to these earnings is not practicable.

    FOREIGN CURRENCY CONTRACTS:

    The Company enters into forward and swap contracts to hedge transactions denominated in foreign currencies in order to reduce the currency risk associated with fluctuating exchange rates. Such contracts are used primarily to hedge certain intercompany cash flows and for payments arising from certain foreign currency denominated obligations. Realized and unrealized gains and losses from instruments qualifying as hedges are deferred as part of the cost basis of the underlying transaction.

    COMPREHENSIVE INCOME:

    The Company adopted SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income in the financial statements. Comprehensive income includes all changes in parent company's investment during a period except those resulting from investments by or distribution to shareholders. For the Company, comprehensive income for all periods presented consisted of net income (loss) and foreign currency translation adjustments.

    BUSINESS SEGMENT INFORMATION:

    The Company adopted SFAS No. 131, "Disclosures About Segments of an Enterprise and Related Information," which establishes new standards for reporting and disclosures relating to segments and geographic areas.

    RECENTLY ISSUED ACCOUNTING STANDARDS:

    In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". This statement establishes accounting and reporting standards for derivative instruments.

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

2. SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
The statement requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of Statement 133," which postponed the adoption date of SFAS
No. 133. As such, the Company is not required to adopt the statement until fiscal 2002. The Company does not believe this standard will have a material impact on its financial statements.

    In April 1998, the American Institute of CPAS issued a Statement of Position
(SOP) entitled "Reporting on the Costs of Start-Up Activities." This SOP requires that costs incurred to open a new facility, introduce a new product, commence a new operation or other similar activities be expensed as incurred. The Company will adopt this SOP in fiscal 2000 and does not believe it will have a material impact on its financial statements.

3. ACQUISITIONS:

    The Company has acquired, from time to time, franchise territorial rights previously owned by franchisees. In addition, in January 1998, Heinz Watties acquired a 75% interest in the Weight Watchers operation in New Zealand which is included in the combined financial statements of the Company. The excess of the purchase price over the fair value of the net tangible assets acquired has been recorded as goodwill by the Company.

4. RESTRUCTURING CHARGES:

    During the fourth quarter of fiscal 1997, the Company announced a reorganization and restructuring program. The reorganization plan was designed to strengthen the Company's classroom business and improve profitability and global growth.

    Charges related to the restructuring, were recognized to reflect the exit from the Personal Cuisine Food Option in United States Company-owned locations, the relocation of classes from certain fixed retail outlets to traveling locations, and other initiatives involving the exit of certain under-performing businesses and product lines.

    Restructuring and related costs recorded in fiscal 1997 totaled $51,694 pretax. Pretax charges of $49,694 were classified as classroom operating expenses and $2,000 as selling, general and

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

4. RESTRUCTURING CHARGES: (CONTINUED)
administrative expenses. The major components of the fiscal 1997 charges and the remaining accrual balances as of April 26, 1997, April 25, 1998, and April 24, 1999 were as follows:

                                                       EMPLOYEE            EXIT COSTS
                                                      TERMINATION   -------------------------
                                         NON-CASH         AND       ACCRUED
                                           ASSET       SEVERANCE      EXIT     IMPLEMENTATION
                                        WRITE-DOWNS      COSTS       COSTS         COSTS         TOTAL
                                        -----------   -----------   --------   --------------   --------
Initial charge--1997..................    $ 27,402      $ 4,723     $19,569            --       $ 51,694
Amounts utilized--1997................     (27,402)        (339)        (46)           --        (27,787)
                                          --------      -------     -------         -----       --------
Accrued restructuring costs--April 26,
  1997................................          --        4,384      19,523            --         23,907
Implementation costs--1998............          --           --          --         $ 999            999
Amounts utilized--1998................          --       (3,709)     (8,553)         (999)       (13,261)
                                          --------      -------     -------         -----       --------
Accrued restructuring costs--April 25,
  1998................................          --          675      10,970            --         11,645
Implementation costs--1999............          --           --          --            32             32
Amounts utilized--1999................          --         (186)     (3,769)          (32)        (3,987)
                                          --------      -------     -------         -----       --------
Accrued restructuring costs--April 24,
  1999................................          --      $   489     $ 7,201            --       $  7,690
                                          ========      =======     =======         =====       ========

    Asset write-downs consisted primarily of fixed assets and other long-term asset impairments that were recorded as a direct result of the Company's decision to exit businesses or facilities ($16,931). Such assets were written down based on management's estimate of fair value. Write-downs were also recognized for estimated losses from disposals of classroom inventories, packaging materials and other assets related to product line rationalizations and process changes as a direct result of the Company's decision to exit businesses or facilities ($10,471).

    Severance costs include charges related to both voluntary terminations and involuntary terminations. As part of the voluntary termination agreements, enhanced retirement benefits were offered to the affected employees. These amounts were included in the Employee Termination and Severance Costs component of the restructuring charge.

    Exit costs consist primarily of contract and lease termination costs associated with the Company's decision to exit the activities described above. The remaining accrued exit costs will be utilized through fiscal year 2002.

    The results for fiscal 1998 included costs related to the implementation of the restructuring program of $999 pretax, which were classified as selling, general and administrative expenses. These costs consist primarily of center relocation and training. The results for fiscal 1999 included costs related to the implementation of the restructuring program of $32 pretax, which was classified as selling, general and administrative expenses. These costs consist primarily of relocation and training costs.

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

5. PROPERTY AND EQUIPMENT:

    The classification of property and equipment at April 25, 1998 and April 24, 1999 was:

                                                              1998       1999
                                                            --------   --------
Leasehold improvements....................................  $21,059    $18,343
Equipment.................................................   38,966     36,559
                                                            -------    -------
                                                             60,025     54,902
Less: accumulated depreciation and amortization...........   50,210     46,428
                                                            -------    -------
                                                              9,815      8,474
Construction in progress..................................      191        251
                                                            -------    -------
                                                            $10,006    $ 8,725
                                                            =======    =======

6. RELATED PARTY TRANSACTIONS:

    Certain of Heinz' general and administrative expenses are allocated to the Company. Total costs allocated include charges for salaries of corporate officers and staff and other Heinz corporate overhead. Total costs charged to the Company for these services were $1,757, $1,769 and $2,156 for fiscal years 1997, 1998 and 1999, respectively, based on a percent of revenue which Heinz believes represents a reasonable allocation of Heinz's corporate overhead. These costs are recorded in other expense, net in the accompanying combined statement of income.

    Heinz charges the Company for its share of group health insurance costs for eligible company employees based upon location specific costs, overall insurance costs and loss experience incurred during a calendar year. In addition, various other insurance coverages are also provided to the Company through Heinz' consolidated programs. Workers compensation, auto, property, product liability and other insurance coverages are charged directly based on the Company's loss experience. Amounts charged to the Company for insurance costs were $4,976, $4,154 and $4,339 for fiscal years 1997, 1998 and 1999, respectively, and are recorded in selling, general and administrative expenses in the accompanying combined statement of income.

    Total costs charged to the Company by Heinz for other miscellaneous services were $956, $579 and $520 for fiscal years 1997, 1998 and 1999, respectively, and are recorded in selling, general and administrative expenses in the accompanying combined statement of income.

    The Company maintains a cash management arrangement with Heinz. On a daily basis, all available domestic cash is deposited and disbursements are withdrawn. Heinz charges (credits) the company interest on the average daily balance maintained in the resulting intercompany account. Net interest (income) expense related to this arrangement, included in the combined statement of income was $758, ($965) and $(3,081) in fiscal years 1997, 1998 and 1999, respectively. The interest rate charged to or received by the Company was 7.5% in fiscal 1997 and 6.25% in fiscal year 1998 and 1999.

    Substantially all of the due from related parties of $137,478 and $133,783 at April 25, 1998 and April 24, 1999, respectively, represents a note receivable from an affiliate of Heinz which was repaid in June 1999. Interest income reflected in the combined statement of income related to this note

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

6. RELATED PARTY TRANSACTIONS: (CONTINUED) receivable was $8,215, $9,637 and $10,062, in 1997, 1998 and 1999, respectively.
The interest rate charged by the Company was LIBOR plus 25 basis points in all three years.

    Short-term borrowings due to an affiliate of Heinz of $16,250 at April 25, 1998 and April 24, 1999 represent a note payable due April 28, 1999. Interest expense of $1,306, $1,016 and $1,013 is recorded in the combined statement of income related to the note payable in fiscal years 1997, 1998 and 1999, respectively. The interest rate on the note payable was 7.5% in 1997 and 6.25% in 1998 and 1999.

    Long-term borrowings of $52,500 due to a related party were converted to capital during fiscal year 1998. Interest expense of $5,487 and $961 is recorded in the combined statement of income in fiscal years 1997 and 1998, respectively related to these long-term borrowings. The interest rate on the long-term borrowings was 10.5%.

    Pension costs and postretirement costs are also charged to the Company based upon eligible employees participating in the Plans. See note 14.

7. LONG-TERM STOCK INCENTIVE PLAN:

    Certain qualifying employees of the Company are granted options to purchase Heinz common stock under Heinz's stock option plans (the Plan). Options under the Plan have been granted at not less than market prices on the date of grant. Stock options granted have a maximum term of ten years. Vesting occurs from one to three years after the date of grant. Beginning in fiscal 1998, in order to place greater emphasis on creation of shareholder value, performance--accelerated stock options were granted to certain key executives. These options vest eight years after the grant date, subject to acceleration if predetermined share price goals are achieved.

    Heinz accounts for stock based compensation arrangements under the provisions of APB opinion No. 25, and is not required to recognize compensation expense. Accordingly, the Company does not recognize compensation expense. If compensation expense had been recognized by Heinz for options granted in 1999, 1998 and 1997 under the provisions of Statement of Financial Accounting Standards No. 123, the Company's net income would have been reduced by their allocable portion of such expense resulting in the pro forma amounts shown below.

                                                    1997       1998       1999
                                                  --------   --------   --------
Net Income:
  As reported...................................  $(24,089)  $23,771    $47,982
  Pro forma.....................................   (24,152)   23,485     47,621

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

7. LONG-TERM STOCK INCENTIVE PLAN: (CONTINUED)
    The weighted average fair value of options granted was $7.20 per share in 1997, $11.21 per share in 1998 and $10.98 per share in 1999. The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model with the following weight-average assumptions:

                                                              1997       1998       1999
                                                            --------   --------   --------
Dividend yield............................................     3.3%       2.5%       2.5%
Volatility................................................    17.5       20.0       22.0
Risk-free interest rate...................................     6.0        6.2        5.1
Expected term (years).....................................     5.5        5.5        5.0

8. INCOME TAXES:

    The following table summarizes the provision (benefit) for U.S. federal, state and foreign taxes on income:

                                                    1997       1998       1999
                                                  --------   --------   --------
Current:
  U.S. federal..................................  $ (4,932)  $(4,798)   $11,997
  State.........................................      (291)      346      3,247
  Foreign.......................................     5,611     8,858     11,837
                                                  --------   -------    -------
                                                       388     4,406     27,081
                                                  --------   -------    -------
Deferred:
  U.S. federal..................................   (14,616)   10,493      6,368
  State.........................................    (1,136)      502        312
  Foreign.......................................     2,367     4,568      2,599
                                                  --------   -------    -------
                                                   (13,385)   15,563      9,279
                                                  --------   -------    -------
Total tax provision (benefit)...................  $(12,997)  $19,969    $36,360
                                                  ========   =======    =======

    The components of income (loss) before income taxes consist of the following:

                                                    1997       1998       1999
                                                  --------   --------   --------
Domestic........................................  $(59,310)  $13,143    $48,199
Foreign.........................................    22,224    30,597     36,143
                                                  --------   -------    -------
                                                  $(37,086)  $43,740    $84,342
                                                  ========   =======    =======

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

8. INCOME TAXES: (CONTINUED)

    The difference between the U.S. federal statutory tax rate and the Company's consolidated effective tax rate are as follows:

                                                              1997       1998       1999
                                                            --------   --------   --------
U.S. federal statutory tax rate...........................    35.0%      35.0%      35.0%
Tax on income of foreign subsidiaries.....................    (2.5)       7.3        1.6
State income taxes (net of federal benefit)...............     3.6        1.7        2.9
Goodwill amortization.....................................    (2.4)       1.8         .9
Earnings repatriation.....................................    (1.3)       1.6        1.7
Effect of foreign loss....................................     2.1       (1.1)        .5
Other.....................................................      .5        (.6)        .5
                                                              ----       ----       ----
Effective tax rate........................................    35.0%      45.7%      43.1%
                                                              ====       ====       ====

    The deferred tax (assets) and deferred tax liabilities recorded on the balance sheet as of April 25, 1998 and April 24, 1999 are as follows:

                                                            1998       1999
                                                          --------   --------
Depreciation/amortization...............................  $  8,258   $  9,620
Deferred income.........................................       969      3,767
Other...................................................     2,720      2,063
                                                          --------   --------
                                                            11,947     15,450
                                                          --------   --------
Provision for estimated expenses........................    (5,649)    (3,288)
Operating loss carryforwards............................    (7,473)    (4,430)
Benefit plans...........................................    (5,416)    (5,878)
Other...................................................    (1,371)    (1,998)
                                                          --------   --------
                                                           (19,909)   (15,594)
                                                          --------   --------
Valuation allowance.....................................       343        630
                                                          --------   --------
Net deferred tax liabilities (assets)...................  $ (7,619)  $    486
                                                          ========   ========

    At the end of 1999, net operating loss carryforwards totaled $9.2 million. Of that amount, $1.6 million expire through 2004; the other $7.6 million do not expire.

    The U.S. income tax returns of Heinz have been audited by the Internal Revenue Service for all years through 1994.

    Undistributed earnings of foreign subsidiaries considered to be reinvested permanently amounted to $22.2 million at April 24, 1999. The 1999 net change in valuation allowance for deferred tax assets is due to additional net operating losses in certain foreign entities.

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

9. CASH FLOW INFORMATION:

    Net cash paid during the year for:

                                                       1997       1998       1999
                                                     --------   --------   --------
  Interest expense.................................   $3,572    $ 5,818     $2,748
                                                      ======    =======     ======
  Income taxes.....................................   $2,033    $ 4,706     $5,380
                                                      ======    =======     ======
Noncash investing and financing activities:
Conversion of related party debt to capital........       --    $52,500         --
                                                      ======    =======     ======

10. THIRD PARTY DEBT:

                                                                1998       1999
                                                              --------   --------
Lines of credit.............................................   $7,097     $6,690
                                                               ======     ======


    The weighted-average interest rate on short-term debt during 1998 and at April 25, 1998 was 5.2% and 4.9%, respectively. Total lines of credit had a weighted-average interest rate during 1999 and at April 24, 1999 of 5.3% and 4.7%, respectively. Effective with the Agreement these lines of credit were no longer available to the Company.


    The Company has available for borrowing, under various lines of credit, amounts approximating $5,000 and $7,300 at April 25, 1998 and April 24, 1999, respectively.

                                                                   MATURITY
                                                        RANGE OF    (FISCAL
                                                        INTEREST     YEAR)       1998       1999
                                                        --------   ---------   --------   --------
Long-term:
  Promissory notes....................................    7-10%    2001-2005   $17,745    $16,664
Less portion due within one year......................                          (1,081)    (1,164)
                                                                               -------    -------
                                                                               $16,664    $15,500
                                                                               =======    =======

    The Promissory notes represent amounts due various former franchisees as a result of the Company acquiring certain Weight Watchers franchised operations. The amount of long-term debt that matures in each of the four years succeeding 2000 is: $6,603 in 2001, $6,094 in 2002, $1,206 in 2003, and $266 in 2004.

    The Company has guaranteed Term Loans and Letters of Credit of franchisees that originated as part of a franchisees' acquisition of certain Weight Watchers franchised areas. The balance of the guaranteed indebtedness totals $8,413 at April 25, 1998 and $24,463 at April 24, 1999.

11. MANAGEMENT INCENTIVE PLANS:

    The Company's management incentive plan covers officers and other key employees. Participants may elect to be paid on a current or deferred basis. The aggregate amount of all awards may not exceed certain limits in any year. Compensation under the management incentive plan was

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

11. MANAGEMENT INCENTIVE PLANS: (CONTINUED) approximately $615 in 1997, $3,127 in 1998 and $3,387 in 1999. In addition, the Company maintains various other bonus plans that cover other employees of the Company.

12. COMMITMENTS AND CONTINGENCIES:

    Because of the nature of its activities, the Company is, at times, subject to pending and threatened legal actions which arise out of the normal course of business. In the opinion of management, based in part upon advice of legal counsel, the disposition of all such matters will not have a material effect on the combined financial statements.

    LEASE COMMITMENTS:

    Operating lease rentals for office and classroom facilities amounted to $19,603 in 1997, $12,275 in 1998, and $11,001 in 1999. At April 24, 1999, future lease commitments under noncancelable operating leases, were as follows:
2000-$14,621, 2001--$11,339, 2002--$7,117, 2003--$3,182, 2004--$2,151 and
thereafter--$4,916.

    REPURCHASE AGREEMENTS:

    The Company is a party to repurchase agreements related to the 10% minority interests in the classroom operations in Finland and Sweden. Pursuant to the agreements, the Company may elect or be required to repurchase the minority shareholders' interests in these operations. If the Company repurchases the minority interests within five years of the original sale, the repurchase price is based on the original sales price times the increase in the consumer price index since the date of the sale. If the Company repurchases the minority interest after five years from the original sale, the repurchase price is based on a multiple of the average operating income during the last three years.

13. FRANCHISE PROFIT SHARING FUND:

    The Company's franchise agreement with its North American franchisees provides for an annual franchise profit sharing distribution based upon specified formulas. The formulas include revenue from Canadian food royalties, Weight Watchers Gourmet Food royalties and book royalties. Profit sharing expense under this arrangement for the years ended April 26, 1997, April 25, 1998 and April 24, 1999 was $878, $683 and $757, respectively. Unpaid amounts are included in accrued liabilities as of such dates.

14. EMPLOYEE RETIREMENT BENEFITS:

    Domestic employees participate in certain defined benefit pension plans, a defined contribution 401(k) savings plan and, for employees affected by certain IRS limits, a section 415 Excess Plan, all of which are sponsored by Heinz. The Company also provides post-retirement health care and life insurance benefits for employees who meet the eligibility requirements of the Heinz plans. Retirees share in the cost of these benefits based on age and years of service.

    Heinz allocates costs for the defined benefit plans to the Company as determined by actuarial valuations. Company contributions to the savings plan amount to a qualified age-related contribution and a matching of employee's contributions up to a specified amount.

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

14. EMPLOYEE RETIREMENT BENEFITS: (CONTINUED)
    The following amounts were included in the Company's result of operations:

                                                        1997       1998       1999
                                                      --------   --------   --------
Defined Benefit Pension Plans.......................   $  553     $  726     $1,456
Defined Benefit Postretirement Medical..............   $  468     $  261     $  577
Savings Plan........................................   $1,836     $1,668     $2,170

    In addition, foreign employees participate in certain Company sponsored pension plans and such charges, which are included in the results of operations, are not material.

15. SEGMENT AND GEOGRAPHIC DATA:

    The Company is engaged principally in one line of business--weight control--which represents more than 90% of consolidated sales. The following table presents information about the Company by geographic area. There were no material amounts of sales or transfers among geographic areas and no material amounts of United States export sales.

                                                 EXTERNAL SALES                 LONG-LIVED ASSETS
                                         ------------------------------   ------------------------------
                                           1997       1998       1999       1997       1998       1999
                                         --------   --------   --------   --------   --------   --------
United States..........................  $179,149   $163,255   $212,399   $160,454   $155,360   $149,054
United Kingdom.........................    71,233     85,218     87,471      1,130      1,272      1,198
Continental Europe.....................    60,171     60,356     70,992      2,027      2,463      2,422
Australia and New Zealand..............    22,186     25,484     33,980      8,270      8,208      7,878
                                         --------   --------   --------   --------   --------   --------
                                         $332,739   $334,313   $404,842   $171,881   $167,303   $160,552
                                         ========   ========   ========   ========   ========   ========

16. FINANCIAL INSTRUMENTS:

    FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The Company's significant financial instruments include cash and cash equivalents, short-and-long-term debt, current and noncurrent notes receivable, currency exchange agreements and guarantees.

    In evaluating the fair value of significant financial instruments, the Company generally uses quoted market prices of the same or similar instruments or calculates an estimated fair value on a discounted cash flow basis using the rates available for instruments with the same remaining maturities. As of April 25, 1998 and April 24, 1999, the fair value of financial instruments held by the Company approximated the recorded value.

    FOREIGN CURRENCY CONTRACTS:

    As of April 25, 1998, the Company held currency swap contracts to purchase certain foreign currencies totaling $98,525. The Company also held separate swap contracts to sell foreign currencies of $133,520. As of April 24, 1999, the Company held contracts to purchase certain foreign currencies totaling approximately $127,246. The Company also held separate contracts to sell foreign currencies of

                       WEIGHT WATCHERS CLASSROOM BUSINESS

                                 (IN THOUSANDS)

16. FINANCIAL INSTRUMENTS: (CONTINUED)
approximately $134,415. These contracts were settled in June 1999. Net unrealized gains and losses associated with the Company's foreign currency contracts as of April 25, 1998 and April 24, 1999 were not material.

17. GUARANTOR SUBSIDIARIES


    The Company's payment obligations under the Senior Subordinated Notes will be fully and unconditionally guaranteed on a joint and several basis by the following wholly-owned subsidiaries: 58 WW Food Corp.; Waist Watchers, Inc.; Weight Watchers Camps, Inc.; W.W. Camps and Spas, Inc.; Weight Watchers Direct, Inc.; W/W Twentyfirst Corporation; W.W. Weight Reduction Services, Inc.; W.W.I. European Services Ltd.; W.W. Inventory Service Corp.; Weight Watchers North America, Inc.; Weight Watchers UK Holdings Ltd.; Weight Watchers International Holdings Ltd.; Weight Watchers (U.K.) Limited; Weight Watchers (Accessories & Publications) Ltd.; Weight Watchers (Food Products) Limited; Weight Watchers New Zealand Limited; Weight Watchers International Pty Limited; Fortuity Pty Ltd; and Gutbusters Pty Ltd. (collectively, the "Guarantor Subsidiaries"). The obligations of each Guarantor Subsidiary under its guarantee of the Notes are subordinated to such subsidiary's obligations under its guarantee of the new senior credit facility.


    Presented below is condensed consolidating financial information for Weight Watchers International, Inc. ("Parent Company"), the Guarantor Subsidiaries and the Non-Guarantor Subsidiaries (primarily companies incorporated in European countries other than The United Kingdom). In the Company's opinion, separate financial statements and other disclosures concerning each of the Guarantor Subsidiaries would not provide additional information that is material to investors. Therefore, the Guarantor Subsidiaries are combined in the presentation below.

    Investments in subsidiaries are accounted for by the Parent Company on the equity method of accounting. Earnings of subsidiaries are, therefore, reflected in the Parent Company's investments in subsidiaries' accounts. The elimination entries eliminate investments in subsidiaries and intercompany balances and transactions.

                      SUPPLEMENTAL COMBINING BALANCE SHEET

                              AS OF APRIL 25, 1998

                                 (IN THOUSANDS)


                                                                           NON-
                                              PARENT     GUARANTOR      GUARANTOR
                                             COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    COMBINED
                                             --------   ------------   ------------   ------------   ----------
                  ASSETS
Current assets:
  Cash and cash equivalents................  $   (104)    $  5,800       $  6,133                     $ 11,829
  Receivables..............................     5,249        5,697            701                       11,647
  Notes receivable, current................     2,246                                                    2,246
  Inventories..............................                  5,825          1,827                        7,652
  Prepaid expenses and other current
    assets.................................       836        3,442          1,861                        6,139
  Deferred income taxes....................     1,013       (2,402)         7,130                        5,741
  Due from related parties.................       857          325        136,296                      137,478
  Intercompany receivables (payables)         142,082     (142,847)           765                           --
                                             --------     --------       --------      ---------      --------
      Total current assets.................   152,179     (124,160)       154,713                      182,732
Investment in subsidiaries.................    98,723                                  $ (98,723)           --
Property and equipment, net................     2,247        6,214          1,545                       10,006
Notes and other receivables, noncurrent....     3,897                       8,870                       12,767
Goodwill...................................    28,675      119,367            900                      148,942
Trademarks and other intangible assets.....     2,436        5,906             13                        8,355
Deferred income taxes......................         2        7,128                                       7,130
Other noncurrent assets....................       199          487            181                          867
                                             --------     --------       --------      ---------      --------
      Total assets.........................  $288,358     $ 14,942       $166,222      $ (98,723)     $370,799
                                             ========     ========       ========      =========      ========
LIABILITIES AND PARENT COMPANY'S INVESTMENT
Current liabilities:
  Short-term borrowings and line of
    credit.................................               $      1       $  7,096                     $  7,097
  Short-term borrowings due to related
    party..................................  $ 16,402         (152)                                     16,250
  Portion of long-term debt due within one
    year...................................     1,081                                                    1,081
  Accounts payable.........................       919        4,242          3,214                        8,375
  Salaries and wages.......................     3,008        5,564             (3)                       8,569
  Accrued restructuring costs..............       297       11,540           (192)                      11,645
  Foreign currency contract payable........                                34,995                       34,995
  Other accrued liabilities................     4,085        6,856          7,740                       18,681
  Income taxes.............................    25,225      (22,517)           409                        3,117
  Deferred revenue.........................                  7,130                                       7,130
                                             --------     --------       --------      ---------      --------
      Total current liabilities............    51,017       12,664         53,259             --       116,940
Long term debt.............................    16,664                                                   16,664
Deferred income taxes......................    (4,822)       9,687            387                        5,252
Other......................................                  2,161            693                        2,854
                                             --------     --------       --------      ---------      --------
      Total long-term debt and other
        liabilities........................    11,842       11,848          1,080                       24,770
Parent company's investments...............   225,499       (9,570)       111,883      $ (98,723)      229,089
                                             --------     --------       --------      ---------      --------
Total liabilities and Parent company's
  investment...............................  $288,358     $ 14,942       $166,222      $ (98,723)     $370,799
                                             ========     ========       ========      =========      ========


     The accompanying notes are an integral part of the combined financial statements.

                      SUPPLEMENTAL COMBINING BALANCE SHEET

                              AS OF APRIL 24, 1999

                                 (IN THOUSANDS)


                                                                             NON-
                                                PARENT     GUARANTOR      GUARANTOR
                                               COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    COMBINED
                                               --------   ------------   ------------   ------------   ----------
                   ASSETS
Current assets:
  Cash and cash equivalents..................  $    (74)    $ 12,376       $  7,213                     $ 19,515
  Receivables................................     5,134        4,364          1,905                       11,403
  Notes receivable, current..................     3,266                                                    3,266
  Inventories................................                  5,775          1,805                        7,580
  Prepaid expenses and other current
    assets...................................       856        4,588          2,154                        7,598
  Deferred income taxes......................     1,758       (1,949)         3,800                        3,609
  Due from related parties...................     1,034          242        132,507                      133,783
  Intercompany receivables (payables)........   103,588     (107,373)         3,785                           --
                                               --------     --------       --------      ---------      --------
    Total current assets.....................   115,562      (81,977)       153,169             --       186,754
Investment in subsidiaries...................   117,732                                  $(117,732)
Property and equipment, net..................     1,981        5,231          1,513                        8,725
Notes and other receivables, noncurrent......    10,295                       8,870                       19,165
Goodwill.....................................    27,254      115,568            892                      143,714
Trademarks and other intangible assets.......     2,355        5,745             13                        8,113
Deferred income taxes........................       (22)       4,155                                       4,133
Other noncurrent assets......................       138          510            182                          830
                                               --------     --------       --------      ---------      --------
    Total assets.............................  $275,295     $ 49,232       $164,639      $(117,732)     $371,434
                                               ========     ========       ========      =========      ========

LIABILITIES AND PARENT COMPANY'S INVESTMENT
Current liabilities:
  Short-term borrowings and line of credit...                              $  6,690                     $  6,690
  Short-term borrowings due to related
    party....................................  $ 16,638     $   (388)                                     16,250
  Portion of long-term debt due within one
    year.....................................     1,164                                                    1,164
  Accounts payable...........................       631        9,192          2,887                       12,710
  Salaries and wages.........................     4,189        7,096                                      11,285
  Accrued restructuring costs................         8        7,929           (247)                       7,690
  Foreign currency contract payable..........                                 7,169                        7,169
  Other accrued liabilities..................     3,959        6,659          7,602                       18,220
  Income taxes...............................   (11,168)      17,118          2,012                        7,962
  Deferred revenue...........................                  5,680            734                        6,414
                                               --------     --------       --------      ---------      --------
    Total current liabilities................    15,421       53,286         26,847             --        95,554
Long-term debt...............................    15,500                                                   15,500
Deferred income taxes........................    (2,366)      10,338            256                        8,228
Other........................................                  2,659            545                        3,204
                                               --------     --------       --------      ---------      --------
    Total long-term debt and other
      liabilities............................    13,134       12,997            801             --        26,932
Parent company's investment..................   246,740      (17,051)       136,991      $(117,732)      248,948
                                               --------     --------       --------      ---------      --------
      Total liabilities and Parent company's
        investment...........................  $275,295     $ 49,232       $164,639      $(117,732)     $371,434
                                               ========     ========       ========      =========      ========


     The accompanying notes are in integral part of the combined financial statements.

                    SUPPLEMENTAL CONSOLIDATING BALANCE SHEET



                             AS OF OCTOBER 23, 1999


                                 (IN THOUSANDS)


                                                                             NON-
                                               PARENT      GUARANTOR      GUARANTOR
                                               COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                              ---------   ------------   ------------   ------------   ------------
                   ASSETS
Current Assets:
  Cash and cash equivalents.................  $  11,247     $ 13,750       $ 8,437                       $  33,434
  Receivables...............................      3,897        2,773         1,373                           8,043
  Notes receivable, current.................      1,070                                                      1,070
  Inventories...............................                   7,160         1,905                           9,065
  Prepaid expenses and other current
    assets..................................     (1,331)       6,725         1,821                           7,215
  Deferred income taxes.....................      2,846       (2,846)
  Due from related parties..................
  Intercompany receivables/(payables).......    (91,374)      89,428         1,946
                                              ---------     --------       -------       ---------       ---------
        Total current assets................    (73,645)     116,990        15,482              --          58,827
Investment in subsidiaries..................    154,283                                  $(154,283)
Property and equipment, net.................      1,913        4,395         1,413                           7,721
Notes and other receivables, noncurrent.....      7,528                                                      7,528
Goodwill....................................     26,543      128,527           836                         155,906
Trademarks and other intangible assets......      2,105        6,152           202                           8,459
Deferred income taxes.......................     72,100        3,539                                        75,639
Deferred financing costs....................     15,538                                                     15,538
Other noncurrent assets.....................         14                                                         14
                                              ---------     --------       -------       ---------       ---------
        Total assets........................  $ 206,379     $259,603       $17,933       $(154,283)      $ 329,632
                                              =========     ========       =======       =========       =========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Short-term borrowings due to related
    party...................................  $   2,055                                                  $   2,055
  Portion of long-term debt due within one
    year....................................      9,938     $    652                                        10,590
  Accounts payable..........................        680       12,328       $ 1,430                          14,438
  Salaries and wages........................        355        3,474         2,759                           6,588
  Accrued restructuring costs...............      2,870        3,082           247                           6,199
  Other accrued liabilities.................     15,894        1,250         2,893                          20,037
  Income taxes..............................      1,915        2,187         1,527                           5,629
  Deferred revenue..........................                   1,803         1,007                           2,810
                                              ---------     --------       -------       ---------       ---------
      Total current liabilities.............     33,707       24,776         9,863              --          68,346
Long-term debt..............................    396,983       86,347                                       483,330
Deferred income taxes.......................      1,903          227         1,386                           3,516
Other.......................................                     368           285                             653
                                              ---------     --------       -------       ---------       ---------
        Total long-term debt and other
          liabilities.......................    398,886       86,942         1,671              --         487,499
Redeemable preferred stock..................     25,000                                                     25,000
Stockholders' deficit.......................   (251,214)     147,885         6,399        (154,283)       (251,213)
                                              ---------     --------       -------       ---------       ---------
        Total liabilities, redeemable
          preferred stock, and stockholders'
          deficit...........................  $ 206,379     $259,603       $17,933       $(154,283)      $ 329,632
                                              =========     ========       =======       =========       =========


     The accompanying notes are an integral part of the combined financial statements.

                   SUPPLEMENTAL COMBINING STATEMENT OF INCOME


                    FOR THE FISCAL YEAR ENDED APRIL 26, 1997

                                 (IN THOUSANDS)

                                                                     NON-
                                        PARENT     GUARANTOR      GUARANTOR
                                       COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    COMBINED
                                       --------   ------------   ------------   ------------   ----------
Revenue:
  Fees--company operated classes:
    Domestic.........................               $105,185                                    $105,185
    Foreign..........................                 83,727       $ 51,047                      134,774
Franchise commissions:
    Domestic.........................  $ 10,720                                                   10,720
    Foreign..........................     3,223                                                    3,223
  Products and aids..................       338       21,300          8,374                       30,012
  Food sales.........................                 33,985            751                       34,736
  Royalties--licensing, publications
    and others.......................    12,060        2,029                                      14,089
                                       --------     --------       --------       --------      --------
      Total revenue..................    26,341      246,226         60,172             --      $332,739
Cost of revenues:
  Products and aids..................     1,375       11,226          4,403                       17,004
  Food...............................                 13,381            406                       13,787
  Classroom operating expenses.......     2,869      167,911         28,869                      199,649
                                       --------     --------       --------       --------      --------
      Total costs....................     4,244      192,518         33,678             --       230,440
                                       --------     --------       --------       --------      --------
      Gross profit...................    22,097       53,708         26,494                      102,299
Marketing expenses...................     7,832       64,032         16,979                       88,843
Selling, general and
  administrative.....................    21,658       17,722          6,135                       45,515
Interest income......................       696        3,156          8,954                       12,806
Interest expense.....................     9,964        1,973          1,912                       13,849
Other expenses, net..................     1,943          762            641                        3,346
Equity in income (loss) of
  consolidated subsidiaries..........   (17,912)                                  $ 17,912            --
Franchise commission (income) loss...    (5,817)       4,853            964                           --
                                       --------     --------       --------       --------      --------
Income (loss) before income taxes and
  minority interest..................   (30,699)     (32,478)         8,817         17,912       (36,448)
Provision for (benefit from) income
  taxes..............................    (1,581)     (15,042)         3,626                      (12,997)
                                       --------     --------       --------       --------      --------
Income (loss) before minority
  interest...........................   (29,118)     (17,436)         5,191         17,912       (23,451)
Minority interest....................                    404            234                          638
                                       --------     --------       --------       --------      --------
Net income (loss)....................  $(29,118)    $(17,840)      $  4,957       $ 17,912      $(24,089)
                                       ========     ========       ========       ========      ========

     The accompanying notes are an integral part of the combined financial statements.

                   SUPPLEMENTAL COMBINING STATEMENT OF INCOME


                    FOR THE FISCAL YEAR ENDED APRIL 25, 1998

                                 (IN THOUSANDS)

                                                                              NON-
                                                 PARENT     GUARANTOR      GUARANTOR
                                                COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   COMBINED
                                                --------   ------------   ------------   ------------   --------
Revenue:
  Fees--company operated classes:
    Domestic..................................               $113,247                                   $113,247
    Foreign...................................                 97,589       $49,006                      146,595
  Franchise commissions:
    Domestic..................................  $14,403                                                   14,403
    Foreign...................................    3,521                                                    3,521
  Products and aids...........................    1,547        33,840        10,701                       46,088
  Food sales..................................                    815           650                        1,465
  Royalties--licensing, publications and
    other.....................................    8,994                                                    8,994
                                                -------      --------       -------        --------     --------
      Total revenue...........................   28,465       245,491        60,357              --      334,313
Cost of revenues:
  Products and aids...........................    1,389        16,851         4,849                       23,089
  Food........................................                    336           342                          678
  Classroom operating expenses................    1,875       104,961        29,358                      136,194
                                                -------      --------       -------        --------     --------
      Total costs.............................    3,264       122,148        34,549              --      159,961
                                                -------      --------       -------        --------     --------
      Gross profit............................   25,201       123,343        25,808                      174,352

Marketing expenses............................    7,916        65,061        13,318                       86,295
Selling, general and administrative...........   21,154        16,578         6,335                       44,067
Interest income...............................      831         2,297        10,641        $   (317)      13,452
Interest expense..............................    4,033           607         4,253            (317)       8,576
Other expenses, net...........................    1,695         2,494            92                        4,281
Equity in income of consolidated
  subsidiaries................................   16,837                                     (16,837)          --
Franchise commission (income) loss............   (8,038)        5,984         2,054                           --
                                                -------      --------       -------        --------     --------
Income before income taxes and minority
  interest....................................   16,109        34,916        10,397         (16,837)      44,585
Provision for (benefit from) income taxes.....   (1,979)       16,355         5,593                       19,969
                                                -------      --------       -------        --------     --------
Income before minority interest...............   18,088        18,561         4,804         (16,837)      24,616
Minority interest.............................                    629           216                          845
                                                -------      --------       -------        --------     --------
Net income....................................  $18,088      $ 17,932       $ 4,588        $(16,837)    $ 23,771
                                                =======      ========       =======        ========     ========

     The accompanying notes are an integral part of the combined financial statements.

                   SUPPLEMENTAL COMBINING STATEMENT OF INCOME


                    FOR THE FISCAL YEAR ENDED APRIL 24, 1999

                                 (IN THOUSANDS)

                                                                        NON-
                                           PARENT     GUARANTOR      GUARANTOR
                                          COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   COMBINED
                                          --------   ------------   ------------   ------------   --------
Revenue:
  Fees--company operated classes:
    Domestic............................               $145,336                                   $145,336
    Foreign.............................                103,532       $57,506                      161,038
  Franchise commissions:
    Domestic............................  $19,135                                                   19,135
    Foreign.............................    4,060                                                    4,060
  Products and aids.....................    1,133        42,694        12,724                       56,551
  Food sales............................                                  762                          762
  Royalties--licensing, publications and
    other...............................   17,960                                                   17,960
                                          -------      --------       -------        --------     --------
        Total revenue...................   42,288       291,562        70,992              --      404,842

Cost of revenues:
  Products and aids.....................    1,425        19,850         5,356                       26,631
  Food..................................                                  427                          427
  Classroom operating expenses..........    2,260       115,245        34,362                      151,867
                                          -------      --------       -------        --------     --------
        Total costs.....................    3,685       135,095        40,145              --      178,925
                                          -------      --------       -------        --------     --------
        Gross profit....................   38,603       156,467        30,847                      225,917

Marketing expenses......................    8,815        69,741        14,534                       93,090
Selling, general and administrative.....   23,715        17,794         7,403                       48,912
Interest income.........................      615         5,096        10,938        $   (622)      16,027
Interest expense........................    3,537           357         5,587            (622)       8,859
Other expenses, net.....................    1,930         3,361           (43)                       5,248
Equity in income of consolidated
  subsidiaries..........................   37,310                                     (37,310)          --
Franchise commission (income) loss......   (8,697)        6,072         2,625                           --
                                          -------      --------       -------        --------     --------

Income before income taxes and minority
  interest..............................   47,228        64,238        11,679         (37,310)      85,835
Provision for (benefit from) income
  taxes.................................    7,944        22,860         5,556                       36,360
                                          -------      --------       -------        --------     --------
Income before minority interest.........   39,284        41,378         6,123         (37,310)      49,475
Minority interest.......................                  1,108           385                        1,493
                                          -------      --------       -------        --------     --------
Net income..............................  $39,284      $ 40,270       $ 5,738        $(37,310)    $ 47,982
                                          =======      ========       =======        ========     ========

     The accompanying notes are an integral part of the combined financial statements.

                   SUPPLEMENTAL COMBINING STATEMENT OF INCOME



                   FOR THE SIX MONTHS ENDED OCTOBER 24, 1998


                                 (IN THOUSANDS)


                                                                        NON-
                                           PARENT     GUARANTOR      GUARANTOR
                                          COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   COMBINED
                                          --------   ------------   ------------   ------------   --------
Revenue:
  Fees--company operated classes:
    Domestic............................               $ 67,146                                   $ 67,146
    Foreign.............................                 49,730       $24,270                       74,000
  Franchise commissions:
    Domestics...........................  $ 9,527                                                    9,527
    Foreign.............................    1,979                                                    1,979
  Products and aids.....................      369        18,476         5,175                       24,020
  Food sales............................                                  229                          229
Royalties--housing, publications and
  other.................................    3,562                                                    3,562
                                          -------      --------       -------        --------     --------
        Total revenue...................   15,437       135,352        29,674                      180,463
                                          -------      --------       -------        --------     --------
Cost of revenues:
  Products and aids.....................      414        10,030         2,166                       12,610
  Food..................................                                  125                          125
  Classroom operating expenses..........      886        56,474        14,580                       71,940
                                          -------      --------       -------        --------     --------
        Total costs.....................    1,300        66,504        16,871              --       84,675
                                          -------      --------       -------        --------     --------
        Gross profit....................   14,137        68,848        12,803                       95,788
Marketing expense.......................    3,027        27,055         5,704                       35,786
Selling, general and administrative.....   10,768         8,953         3,288                       23,009
Interest Income.........................      297         1,682         5,434                        7,413
Interest expense........................    1,625            90         2,680                        4,395
Other expenses, net.....................      857         1,698           (28)                       2,527
Equity in income of consolidated
  subsidiaries..........................   15,421                                    $(15,421)          --
Franchise commission (income) loss......   (3,227)        2,425           802                           --
                                          -------      --------       -------        --------     --------
Income before income taxes and minority
  interest..............................   16,805        30,309         5,791         (15,421)      37,484
Provision for (benefit from) income
  taxes.................................     (270)       14,015         2,129                       15,874
                                          -------      --------       -------        --------     --------
Income before minority interest.........   17,075        16,294         3,662         (15,421)      21,610
Minority interest.......................                    506           169                          675
                                          -------      --------       -------        --------     --------
Net income..............................  $17,075      $ 15,788       $ 3,493        $(15,421)    $ 20,935
                                          =======      ========       =======        ========     ========


     The accompanying notes are an integral part of the combined financial statements.

                 SUPPLEMENTAL CONSOLIDATING STATEMENT OF INCOME



                   FOR THE SIX MONTHS ENDED OCTOBER 23, 1999


                                 (IN THOUSANDS)


                                                                           NON-
                                              PARENT     GUARANTOR      GUARANTOR
                                             COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                             --------   ------------   ------------   ------------   ------------
Revenue:
  Fees--company operated classes:
    Domestic...............................               $63,122                                      $ 63,122
    Foreign................................                51,670        $24,955                         76,625
  Franchise commissions:
    Domestic...............................  $10,087                                                     10,087
    Foreign................................    2,157                                                      2,157
  Products and aids........................      224       25,096          5,461                         30,781
  Food sales...............................                                  456                            456
  Royalties--licensing, publications and
    other..................................    3,370                                                      3,370
                                             -------      -------        -------        --------       --------
      Total revenue........................   15,838      139,888         30,872              --        186,598
                                             -------      -------        -------        --------       --------

Cost of revenues:
  Products and aids........................      173        9,469          2,289                         11,931
  Food.....................................                                  248                            248
  Classroom operating expenses.............      956       58,276         15,245                         74,477
                                             -------      -------        -------        --------       --------
      Total costs..........................    1,129       67,745         17,782              --         86,656
                                             -------      -------        -------        --------       --------

      Gross profit.........................   14,709       72,143         13,090                         99,942

Marketing expenses.........................    3,292       21,247          6,129                         30,668
Selling, general and administrative........    7,837       11,070          3,311                         22,218
Transaction costs..........................    8,345                                                      8,345
Interest income............................      911        1,527          2,137                          4,575
Interest expense...........................    4,628          616          1,230                          6,474
Other expenses, net........................    4,084          110             67                          4,261

Equity in income of consolidated
  subsidiaries.............................  $31,264                                    $(31,264)            --
Franchise commission (income) loss.........   (3,752)       2,607          1,145                             --
                                             -------      -------        -------        --------       --------
Income before income taxes and minority
  interest.................................   22,450       38,020          3,345         (31,264)        32,551
Provision for income taxes.................    3,116        8,780            729                         12,625
                                             -------      -------        -------        --------       --------
Income before minority interest............   19,334       29,240          2,616         (31,264)        19,926
Minority interest..........................                   446            146                            592
                                             -------      -------        -------        --------       --------
Net income.................................  $19,334      $28,794        $ 2,470        $(31,264)      $ 19,334
                                             =======      =======        =======        ========       ========


     The accompanying notes are an integral part of the combined financial statements.

                 SUPPLEMENTAL COMBINING STATEMENT OF CASH FLOWS

                    FOR THE FISCAL YEAR ENDED APRIL 26, 1997

                                 (IN THOUSANDS)

                                                                       NON-
                                          PARENT     GUARANTOR      GUARANTOR
                                         COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   COMBINED
                                         --------   ------------   ------------   ------------   --------
Operating activities:
  Net income (loss)....................  $(29,118)    $(17,840)      $  4,957       $ 17,912     $(24,089)
  Adjustments to reconcile net income
    (loss) to cash provided by (used
    for) operating activities:
    Depreciation and amortization......     2,951       10,556            682                      14,189
    Deferred tax provision (benefit)...    (6,498)      (8,704)         1,817                     (13,385)
    Provision for restructuring........                 51,694                                     51,694
    Other items, net...................       700       (1,218)           150                        (368)
    Increase (decrease) in cash due to
      changes in:
      Receivables......................     1,087         (953)         1,650                       1,784
      Inventories......................                 (1,744)           454                      (1,290)
      Prepaid expenses and other
        current assets.................      (891)        (154)            48                        (997)
      Due from related parties.........    15,288      (10,568)       (11,056)                     (6,336)
      Accounts payable.................       756       (7,402)           514                      (6,132)
      Accrued liabilities and deferred
        revenue........................       345       (7,583)         5,933                      (1,305)
      Income taxes.....................    (5,830)         809            912                      (4,109)
                                         --------     --------       --------       --------     --------
        Cash provided by (used for)
          operating activities.........   (21,210)       6,893          6,061         17,912        9,656
                                         --------     --------       --------       --------     --------

Investing activities:
  Capital expenditures.................      (300)      (1,886)          (523)                     (2,709)
  Acquisitions, net of cash acquired...                   (681)                                      (681)
  Proceeds from divestitures...........                  2,700                                      2,700
  Other items, net.....................      (509)        (197)           (20)                       (726)
                                         --------     --------       --------       --------     --------
        Cash used for investing
          activities...................      (809)         (64)          (543)            --       (1,416)
                                         --------     --------       --------       --------     --------

Financing activities:
  Net increase in short-term
    borrowings.........................                    442            734                       1,176
  Payments on long-term debt...........    (1,337)                                                 (1,337)
  Payment of dividends.................    (3,353)     (10,365)          (825)         5,283       (9,260)
  Net parent (settlements) advances....    27,177        5,370         (4,326)       (23,154)       5,067
                                         --------     --------       --------       --------     --------
        Cash provided by (used for)
          financing activities.........    22,487       (4,553)        (4,417)       (17,871)      (4,354)
                                         --------     --------       --------       --------     --------
Effect of exchange rate changes on cash
  and cash equivalents.................        53          (51)           100            (41)          61
Net increase in cash and
  cash equivalents.....................       521        2,225          1,201                       3,947
Cash and cash equivalents, beginning of
  year.................................      (965)       3,493          4,596                       7,124
                                         --------     --------       --------       --------     --------
Cash and cash equivalents, end of
  year.................................  $   (444)    $  5,718       $  5,797       $     --     $ 11,071
                                         ========     ========       ========       ========     ========

     The accompanying notes are an integral part of the combined financial statements.

                 SUPPLEMENTAL COMBINING STATEMENT OF CASH FLOWS

                    FOR THE FISCAL YEAR ENDED APRIL 25, 1998

                                 (IN THOUSANDS)


                                                                           NON-
                                              PARENT     GUARANTOR      GUARANTOR
                                             COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS    COMBINED
                                             --------   ------------   ------------   ------------   ----------
Operating activities:
  Net income...............................  $ 18,088     $ 17,932       $ 4,588        $(16,837)     $ 23,771
  Adjustments to reconcile net income to
      cash provided by operating
      activities:
    Depreciation and amortization..........     2,390        5,764           621                         8,775
    Deferred tax provision.................     1,628       10,463         3,472                        15,563
    Other items, net.......................      (120)         139           396                           415
    Increase (decrease) in cash due to
      changes in:
      Receivables..........................       446       (3,278)          341                        (2,491)
      Inventories..........................                 (2,507)         (318)                       (2,825)
      Prepaid expenses and other current
        assets.............................      (298)       2,091           120                         1,913
      Due from related parties.............    (5,092)       1,546        (5,064)                       (8,610)
      Accounts payable.....................       (45)      (3,157)          819                        (2,383)
      Accrued liabilities and deferred
        revenue............................    (1,311)      (3,977)        6,746                         1,458
      Income taxes.........................    12,315      (10,428)       (1,240)                          647
                                             --------     --------       -------        --------      --------
        Cash provided by operating
          activities.......................    28,001       14,588        10,481         (16,837)       36,233
Investing activities:
  Capital expenditures.....................      (170)      (2,539)         (680)                       (3,389)
  Acquisitions, net of cash acquired.......                 (1,007)         (405)                       (1,412)
  Other items, net.........................      (627)         521           (15)                         (121)
                                             --------     --------       -------        --------      --------
        Cash used for investing
          activities.......................      (797)      (3,025)       (1,100)             --        (4,922)
                                             --------     --------       -------        --------      --------
Financing activities:
  Net decrease in short-term borrowings....    (1,250)                      (791)                       (2,041)
  Payments on long-term debt...............     2,382       (3,750)                                     (1,368)
  Payment of dividends.....................    (5,949)      (8,378)       (1,145)          7,002        (8,470)
  Net parent (settlements) advances........   (21,818)         (42)       (6,373)          9,603       (18,630)
                                             --------     --------       -------        --------      --------
        Cash used for financing
          activities.......................   (26,635)     (12,170)       (8,309)         16,605       (30,509)
                                             --------     --------       -------        --------      --------
Effect of exchange rate changes on cash and
  cash equivalents.........................      (229)         689          (736)            232           (44)
Net increase in cash and cash
  equivalents..............................       340           82           336                           758
Cash and cash equivalents, beginning of
  year.....................................      (444)       5,718         5,797                        11,071
                                             --------     --------       -------        --------      --------
Cash and cash equivalents, end of year.....  $   (104)    $  5,800       $ 6,133        $     --      $ 11,829
                                             ========     ========       =======        ========      ========


     The accompanying notes are an integral part of the combined financial statements.

                 SUPPLEMENTAL COMBINING STATEMENT OF CASH FLOWS

                    FOR THE FISCAL YEAR ENDED APRIL 24, 1999

                                 (IN THOUSANDS)


                                                                             NON-
                                                PARENT     GUARANTOR      GUARANTOR
                                               COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   COMBINED
                                               --------   ------------   ------------   ------------   --------
Operating activities:
  Net income.................................  $ 39,284     $ 40,270       $ 5,738        $(37,310)    $ 47,982
  Adjustments to reconcile net income to cash
    provided by operating activities:
  Depreciation and amortization..............     2,378        6,609           599                        9,586
  Deferred tax provision.....................     1,735        4,345         3,199                        9,279
  Other items, net...........................                    153          (115)                          38
  Increase (decrease) in cash due to changes
    in:
    Receivables..............................    (7,303)       1,348        (1,204)                      (7,159)
    Inventories..............................                     52            22                           74
    Prepaid expenses and other current
      assets.................................       (20)      (1,141)         (293)                      (1,454)
    Due from related parties.................    38,317      (35,394)          770                        3,693
    Accounts payable.........................      (288)       4,961          (327)                       4,346
    Accrued liabilities and deferred
      revenue................................     1,003       (4,022)       (7,773)                     (10,792)
    Income taxes.............................   (36,393)      38,362         1,602                        3,571
                                               --------     --------       -------        --------     --------
      Cash provided by operating
        activities...........................    38,713       55,543         2,218         (37,310)      59,164
                                               --------     --------       -------        --------     --------
Investing activities:
  Captial expenditures.......................      (271)      (1,612)         (591)                      (2,474)
  Other items, net...........................      (278)        (286)           (1)                        (565)
                                               --------     --------       -------        --------     --------
      Cash used for investing activities.....      (549)      (1,898)         (592)             --       (3,039)
                                               --------     --------       -------        --------     --------
Financing activities:
  Net decrease in short term borrowings......                     (1)         (406)                        (407)
  Payments on long-term debt.................    (1,081)                                                 (1,081)
  Payment of dividends.......................    (5,435)     (14,446)       (3,670)         13,183      (10,368)
  Net parent (settlements) advances..........   (31,483)     (32,903)        3,316          23,994      (37,076)
                                               --------     --------       -------        --------     --------
      Cash used for financing activities.....   (37,999)     (47,350)         (760)         37,177      (48,932)
                                               --------     --------       -------        --------     --------
Effect of exchange rate changes on cash and
  cash equivalents...........................      (135)         281           214             133          493
Net increase in cash and cash equivalents....        30        6,576         1,080                        7,686
Cash and cash equivalents, beginning of
  year.......................................      (104)       5,800         6,133                       11,829
                                               --------     --------       -------        --------     --------
Cash and cash equivalents, end of year.......  $    (74)    $ 12,376       $ 7,213        $     --     $ 19,515
                                               ========     ========       =======        ========     ========


     The accompanying notes are an integral part of the combined financial statements.

                 SUPPLEMENTAL COMBINING STATEMENT OF CASH FLOWS


                FOR THE FISCAL SIX MONTHS ENDED OCTOBER 24, 1998


                                 (IN THOUSANDS)


                                                                       NON-
                                          PARENT     GUARANTOR      GUARANTOR
                                         COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   COMBINED
                                         --------   ------------   ------------   ------------   --------
Operating activities:
  Net income...........................  $ 17,076    $  15,787      $   3,493       $(15,421)    $ 20,935
  Adjustments to reconcile net income
    to cash provided by (used for)
    operating activities:
    Depreciation and amortization......     1,197        3,129            179                       4,505
    Deferred tax provision.............    (3,486)       3,406          2,956                       2,876
    Other items, net...................                      6            187                         193
    Increase (decrease) in cash due to
      changes in:
      Receivables......................       418      146,295       (151,804)                     (5,091)
      Inventories......................                     98           (884)                       (786)
      Prepaid expenses and other
        current assets.................    (1,093)      (4,388)          (236)                     (5,717)
      Due from related parties.........    (7,534)      10,864            976                       4,306
      Accounts payable.................      (594)      (1,906)          (870)                     (3,370)
      Accrued liabilities and deferred
        revenue........................    (1,975)    (142,140)       145,727                       1,612
      Income taxes.....................   (11,761)      13,598            203                       2,040
                                         --------    ---------      ---------       --------     --------
        Cash provided by (used for)
          operating activities.........    (7,752)      44,749            (73)       (15,421)      21,503
                                         --------    ---------      ---------       --------     --------

Investing activities:
  Capital expenditures.................      (131)        (671)          (306)                     (1,108)
  Other items, net.....................      (168)        (211)            (2)                       (381)
                                         --------    ---------      ---------       --------     --------
        Cash used for investing
          activities...................      (299)        (882)          (308)            --       (1,489)
                                         --------    ---------      ---------       --------     --------

Financing activities:
  Net decrease in short-term
    borrowings.........................     1,091          172            710                       1,973
  Payment on long-term debt............      (555)                                                   (555)
  Payment of dividends.................    (2,884)      (3,022)          (994)         4,016       (2,884)
  Net parent (settlements) advances....    10,633      (41,904)         1,777         11,272      (18,222)
                                         --------    ---------      ---------       --------     --------
        Cash provided by (used for)
          financing activities.........     8,285      (44,754)         1,493         15,288      (19,688)
                                         --------    ---------      ---------       --------     --------
Effect of exchange rate changes on cash
  and cash equivalents.................      (130)        (399)           (45)           133         (441)
Net increase (decrease) in cash and
  cash equivalents.....................       104       (1,286)         1,067             --         (115)
Cash and cash equivalents, beginning of
  period...............................      (104)       5,800          6,133             --       11,829
                                         --------    ---------      ---------       --------     --------
Cash and cash equivalents, end of
  period...............................  $     --    $   4,514      $   7,200       $     --     $ 11,714
                                         ========    =========      =========       ========     ========


     The accompanying notes are an integral part of the combined financial statements.

                       REPORT OF INDEPENDENT ACCOUNTANTS
                        ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors
H.J. Heinz Company;


Our audits of the combined financial statements referred to in our report dated July 23, 1999, except for Note 17, for which the date is September 29, 1999, which is included in this Registration Statement on Form S-4 also included an audit of the financial statement schedule listed in Item 21(b) of this Form S-4. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related combined financial statements.


[LOGO]


Melville, New York
July 23, 1999, except for Note 17,
for which the date is September 29, 1999.

                      WEIGHT WATCHERS INTERNATIONAL, INC.

                 SCHEDULE II-VALUATION AND QUALIFYING ACCOUNTS

                                 (IN THOUSANDS)

                                                     COLUMN B    COLUMN C      COLUMN D       COLUMN E
                                                     --------    ---------     --------       --------
                     COLUMN A                                    ADDITIONS
                     --------                                    ---------
                                                                  CHARGED
                                                    BALANCE AT   TO COSTS                    BALANCE AT
                                                    BEGINNING       AND                        END OF
                   DESCRIPTION                      OF PERIOD    EXPENSES    DEDUCTIONS(1)     PERIOD
                   -----------                      ----------   ---------   -------------   ----------
YEAR ENDED APRIL 24, 1999

    Allowance for doubtful accounts...............    $  876      $  118                       $  994
    Inventory reserves............................     3,961       3,910        $(6,435)        1,436

YEAR ENDED APRIL 25, 1998
    Allowance for doubtful accounts...............    $  733      $  143                       $  876
    Inventory reserves............................       472       4,505        $(1,016)        3,961

YEAR ENDED APRIL 26, 1997
    Allowance for doubtful accounts...............    $  931                    $  (198)       $  733
    Inventory reserves............................     1,571      $  760         (1,859)          472

------------------------

(1) Primarily represents the utilization of established reserves, net of recoveries

               SUPPLEMENTAL CONSOLIDATING STATEMENT OF CASH FLOWS



                   FOR THE SIX MONTHS ENDED OCTOBER 23, 1999


                                 (IN THOUSANDS)


                                                                           NON-
                                             PARENT      GUARANTOR      GUARANTOR
                                             COMPANY    SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                                            ---------   ------------   ------------   ------------   ------------
Operating activities:
  Net income..............................  $  19,334     $ 28,794       $  2,470       $(31,264)      $  19,344
  Adjustments to reconcile net income to
      cash provided by (used for)
      operating activities:
    Depreciation and amortization.........      1,326        3,146            350            (79)          4,743
    Deferred tax provision (benefit)......      3,159       (8,601)         4,930                           (512)
    Other items, net......................                  (2,158)          (189)                        (2,347)
    Increase (decrease) in cash due to
      changes in:
      Receivables.........................      6,200        1,590          9,402                         17,192
      Inventories.........................                  (1,386)          (100)                        (1,486)
      Prepaid expenses and other current
        assets............................      2,187       (2,140)           333                            380
      Due from related parties............    (14,583)         388                                       (14,195)
      Accounts payable....................         50        3,138         (1,491)                         1,697
      Accrued liabilities and deferred
        revenue...........................     10,963      (17,926)         1,544                         (5,419)
      Income taxes........................     13,083      (14,922)          (485)                        (2,324)
                                            ---------     --------       --------       --------       ---------
        Cash provided by (used for)
          operating activities............     41,719      (10,077)        16,764        (31,343)         17,063
                                            ---------     --------       --------       --------       ---------
Investing activities:
  Acquisition, net of cash acquired.......         --      (15,900)            --                        (15,900)
  Other items, net........................        (16)         446           (328)            79             181
                                            ---------     --------       --------       --------       ---------
        Cash used for investing
          activities......................        (16)     (15,454)          (328)            79         (15,719)
                                            ---------     --------       --------       --------       ---------
Financing activities:
  Proceeds from borrowings................    404,260       87,192                                       491,452
  Repurchase of common stock..............   (324,476)                                                  (324,476)
  Deferred financing costs................    (15,696)                                                   (15,696)
  Parent settlements, net.................    (93,085)     (57,424)        (4,998)        24,493        (131,014)
  Other items, net........................     (2,048)      (3,123)       (10,880)         7,348          (8,703)
                                            ---------     --------       --------       --------       ---------
        Cash provided by (used for)
          financing activities............    (31,045)      26,645        (15,878)        31,841          11,563
                                            ---------     --------       --------       --------       ---------

Effect of exchange rate changes on cash
  and cash equivalents....................        662          261            666           (577)          1,012
Net increase in cash and cash
  equivalents.............................     11,320        1,375          1,224             --          13,919
Cash and cash equivalents, beginning of
  period..................................        (74)      12,376          7,213             --          19,515
                                            ---------     --------       --------       --------       ---------
Cash and cash equivalents, end of
  period..................................  $  11,246     $ 13,751       $  8,437       $     --       $  33,434
                                            =========     ========       ========       ========       =========


     The accompanying notes are an integral part of the combined financial statements.

                   PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY

                      Weight Watchers International, Inc.
                            175 Crossways Park West
                               Woodbury, NY 11797

         TRUSTEE, REGISTRAR, PRINCIPAL PAYING AGENT AND EXCHANGE AGENT

                  Norwest Bank Minnesota, National Association
                                 Norwest Center
                        6th Street and Marquette Avenue
                          Minneapolis, Minnesota 55479

                                 LEGAL ADVISORS


                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017


                      INDEPENDENT AUDITORS FOR THE COMPANY

                           PricewaterhouseCoopers LLP
                             401 Broad Hollow Road
                            Melville, New York 11747

                             EURO NOTE PAYING AGENT

                                 Citibank, N.A.
                               5 Carmalite Street
                            London, England EC4Y OPA

             LISTING AGENT, LUXEMBOURG PAYING AGENT, TRANSFER AGENT
                         AND LUXEMBOURG EXCHANGE AGENT

                       Banque Generale de Luxembourg S.A.
                            50, avenue J.F. Kennedy
                               L-2951 Luxembourg

                                                                          [LOGO]
$150,000,000
[EURO]100,000,000

WEIGHT WATCHERS INTERNATIONAL, INC.

Offer to Exchange all Outstanding 13% Senior Subordinated Notes due 2009 for 13% Senior Subordinated Notes due 2009, which have been registered under the Securities Act of 1933


    Until June 1, 2000, all dealers effecting transactions in the exchange notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Our articles of incorporation provide for the indemnification of our directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors and officers in civil and criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. Our articles of incorporation require indemnification of directors and officers with respect to certain liabilities and expenses imposed upon them by reason of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law. Weight Watchers also carries insurance on behalf of its directors, officers, employees or agents that may cover liabilities under the Securities Act of 1933. In addition, the Virginia Stock Corporation Act and our articles of incorporation eliminate the liability for monetary damages of a director or officer in a shareholder or derivative proceeding. This elimination of liability will not apply in the event of willful misconduct or a knowing violation of criminal law or any federal or state securities law. Sections 13.1-692.1 through 704 of the Virginia Stock Corporation Act are incorporated into this paragraph by reference.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE.

    (a) Exhibits


       EXHIBIT
       NUMBER                       DESCRIPTION
---------------------               -----------
        **1                --       Purchase Agreement, dated September 22, 1999, among Weight
                                    Watchers International, Inc., Credit Suisse First Boston
                                    Corporation and Scotia Capital Markets (USA) Inc.
        **2                --       Recapitalization and Stock Purchase Agreement, dated July
                                    22, 1999, among Weight Watchers International, Inc., H.J.
                                    Heinz Company and Artal International S.A.
        **3.1              --       Amended and Restated Articles of Incorporation of Weight
                                    Watchers International, Inc.
        **3.2              --       Amended and Restated By-laws of Weight Watchers
                                    International, Inc.
        **3.3              --       Certificate of Incorporation of 58 WW Food Corp.
        **3.4              --       By-laws of 58 WW Food Corp.
        **3.5              --       Certificate of Incorporation of Waist Watchers, Inc.
        **3.6              --       By-laws of Waist Watchers, Inc.
        **3.7              --       Certificate of Incorporation of Weight Watchers Camps, Inc.
        **3.8              --       By-laws of Weight Watchers Camps, Inc.
        **3.9              --       Certificate of Incorporation of W.W. Camps and Spas, Inc.
        **3.10             --       By-laws of W.W. Camps and Spas, Inc.
        **3.11             --       Certificate of Incorporation of Weight Watchers Direct, Inc.
        **3.12             --       By-laws of Weight Watchers Direct, Inc.
        **3.13             --       Certificate of Incorporation of W/W Twentyfirst Corporation
        **3.14             --       By-laws of W/W Twentyfirst Corporation
        **3.15             --       Certificate of Incorporation of W.W. Weight Reduction
                                    Services, Inc.
        **3.16             --       By-laws of W.W. Weight Reduction Services, Inc.
        **3.17             --       Certificate of Incorporation of W.W.I. European Services,
                                    Ltd.
        **3.18             --       By-laws of W.W.I. European Services, Ltd.
        **3.19             --       Certificate of Incorporation of W.W. Inventory Service Corp.
        **3.20             --       By-laws of W.W. Inventory Service Corp.
        **3.21             --       Certificate of Incorporation of Weight Watchers North
                                    America, Inc.

       EXHIBIT
       NUMBER                       DESCRIPTION
---------------------               -----------
        **3.22             --       By-laws of Weight Watchers North America, Inc.
        **3.23             --       Certificate of Incorporation and Memorandum and Articles of
                                    Association of Weight Watchers UK Holdings Ltd
        **3.24             --       Certificate of Incorporation and Memorandum and Articles of
                                    Association of Weight Watchers International Holdings Ltd
        **3.25             --       Certificate of Incorporation and Memorandum and Articles of
                                    Association of Weight Watchers (U.K.) Limited
        **3.26             --       Certificate of Incorporation and Memorandum and Articles of
                                    Association of Weight Watchers (Accessories & Publications)
                                    Ltd
        **3.27             --       Certificate of Incorporation and Memorandum and Articles of
                                    Association of Weight Watchers (Food Products) Limited
        **3.28             --       Certificate of Incorporation and Constitution of Weight
                                    Watchers New Zealand Limited
        **3.29             --       Certificate of Registration and Memorandum and Articles of
                                    Association of Weight Watchers International Pty Limited
        **3.30             --       Certificate of Registration and Memorandum and Articles of
                                    Association of Fortuity Pty Ltd
        **3.31             --       Certificate of Registration and Memorandum and Articles of
                                    Association of Gutbusters Pty Ltd
        **4.1              --       Dollar Securities Indenture, dated as of September 29, 1999, between Weight Watchers International, Inc. and Norwest Bank
                                    Minnesota, National Association
         *4.2              --       Guarantee Agreement, dated as of March 3, 2000, given by 58
                                    WW Food Corp., Waist Watchers, Inc., Weight Watchers Camps,
                                    Inc. W.W. Camps and Spas, Inc., Weight Watchers Direct,
                                    Inc., W/W Twentyfirst Corporation, W.W. Weight Reduction
                                    Services, Inc., W.W.I. European Services, Ltd., W.W.
                                    Inventory Service Corp., Weight Watchers North America,
                                    Inc., Weight Watchers UK Holdings Ltd, Weight Watchers
                                    International Holdings Ltd, Weight Watchers U.K. Limited,
                                    Weight Watchers (Accessories & Publications) Ltd, Weight
                                    Watchers (Food Products) Limited, Weight Watchers New
                                    Zealand Limited, Weight Watchers International Pty Limited,
                                    Fortuity Pty Ltd and Gutbusters Pty Ltd.
        **4.3              --       Euro Securities Indenture, dated as of September 29, 1999, between Weight Watchers International Inc. and Norwest Bank
                                    Minnesota, National Association
         *4.4              --       Guarantee Agreement, dated as of March 3, 2000, given by 58
                                    WW Food Corp., Waist Watchers, Inc., Weight Watchers Camps,
                                    Inc. W.W. Camps and Spas, Inc., Weight Watchers Direct,
                                    Inc., W/W Twentyfirst Corporation, W.W. Weight Reduction
                                    Services, Inc., W.W.I. European Services, Ltd., W.W.
                                    Inventory Service Corp., Weight Watchers North America,
                                    Inc., Weight Watchers UK Holdings Ltd, Weight Watchers
                                    International Holdings Ltd, Weight Watchers U.K. Limited,
                                    Weight Watchers (Accessories & Publications) Ltd, Weight
                                    Watchers (Food Products) Limited, Weight Watchers New
                                    Zealand Limited, Weight Watchers International Pty Limited,
                                    Fortuity Pty Ltd and Gutbusters Pty Ltd.
        **4.5              --       Registration Rights Agreement, dated as of September 22,
                                    1999, among Weight Watchers International, Inc., Credit
                                    Suisse First Boston Corporation and Scotia Capital Markets
                                    (USA) Inc.
        **5                --       Opinion of Simpson Thacher & Bartlett
       **10.1              --       Credit Agreement, dated as of September 29, 1999, among
                                    Weight Watchers International, Inc., WW Funding Corp.,
                                    Credit Suisse First Boston, BHF (USA) Capital Corporation,
                                    The Bank of Nova Scotia and various financial institutions
       **10.2              --       Preferred Stock Stockholders' Agreement, dated as of
                                    September 29, 1999, among Weight Watchers International,
                                    Inc., Artal Luxembourg S.A. and H.J. Heinz Company

       EXHIBIT
       NUMBER                       DESCRIPTION
---------------------               -----------
       **10.3              --       Stockholders' Agreement, dated as of September 29, 1999,
                                    among Weight Watchers International, Inc., Artal Luxembourg
                                    S.A. and H.J. Heinz Company
       **10.4              --       License Agreement, dated as of September 29, 1999, between
                                    WW Foods, LLC and Weight Watchers International, Inc.
       **10.5              --       License Agreement, dated as of September 29, 1999, between
                                    Weight Watchers International, Inc. and H.J. Heinz Company
       **10.6              --       License Agreement, dated as of September 29, 1999, between
                                    WW Foods, LLC and H.J. Heinz Company
       **10.7              --       LLC Agreement, dated as of September 29, 1999, between
                                    H.J. Heinz Company and Weight Watchers International, Inc.
       **10.8              --       Operating Agreement, dated as of September 29, 1999, between
                                    Weight Watchers International, Inc. and H.J. Heinz Company.
       **10.9              --       Subscription Agreement, dated as of September 29, 1999,
                                    among WeightWatchers.com, Inc., Weight Watchers
                                    International, Inc., Artal Luxembourg S.A. and H.J. Heinz
                                    Company
       **10.10             --       Registration Rights Agreement, dated September 29, 1999,
                                    among WeightWatchers.com, Weight Watchers International,
                                    Inc., H.J. Heinz Company and Artal Luxembourg S.A.
       **10.11             --       Stockholders' Agreement, dated September 29, 1999, among
                                    WeightWatchers.com, Weight Watchers International, Inc.,
                                    Artal Luxembourg S.A., H.J. Heinz Company
       **10.12             --       Letter Agreement, dated as of September 29, 1999, between
                                    Weight Watchers International, Inc. and The Invus Group,
                                     Ltd.
       **10.13             --       Agreement of Lease, dated as of August 1, 1995, between
                                    Industrial & Research Associates Co. and Weight Watchers
                                    International, Inc.
       **10.14             --       Lease Agreement, dated as of April 1, 1997, between Junto
                                    Investments and Weight Watchers North America, Inc.
       **10.15             --       Lease Agreement, dated as of August 31, 1995, between 89
                                    State Line Limited Partnership and Weight Watchers North
                                    America, Inc.
       **10.16             --       Employment Agreement, dated as of August 30, 1996, between
                                    Weight Watchers International, Inc. and Robert Mallow
        *12.1              --       Computation of Ratio of Earnings to Fixed Charges
        *12.2              --       Computation of Pro Forma Ratio of Earnings to Fixed Charges
       **21                --       Subsidiaries of Weight Watchers International, Inc.
       **23.1              --       Consent of Simpson Thacher & Bartlett (included in Exhibit
                                    5)
        *23.2              --       Consent of PricewaterhouseCoopers LLP
       **24                --       Powers of Attorney (included in signature pages hereto)
       **25                --       Form T-1 Statement of Eligibility under the Trust Indenture
                                    Act of 1939 of Norwest Bank Minnesota, National Association,
                                    as trustee
       **27.1              --       Financial Data Schedules
       **27.2              --       Financial Data Schedules
        *27.3              --       Financial Data Schedules
       **99.1              --       Form of Letter of Transmittal (dollar notes)
       **99.2              --       Form of Letter of Transmittal (euro notes)
       **99.3              --       Form of Notice of Guaranteed Delivery (dollar notes)
       **99.4              --       Form of Notice of Guaranteed Delivery (euro notes)


------------------------


*   Filed herewith.



**  Previously filed.


    (b) Financial Statement Schedule

Schedule II--Valuation and Qualifying Accounts and Reserves included on pages S-1 and S-2 of this Registration Statement.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) (1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       WEIGHT WATCHERS INTERNATIONAL, INC.

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Chairman of the Board of Directors    March 2, 2000
                Raymond Debbane

                       *
     --------------------------------------       Director                              March 2, 2000
              Jonas M. Fajgenbaum

                       *
     --------------------------------------       Director                              March 2, 2000
                  Kent Q. Kreh

                       *
     --------------------------------------       Director                              March 2, 2000
                 Sacha Lainovic

                       *
     --------------------------------------       Director                              March 2, 2000
                  Richard Penn

                       *
     --------------------------------------       Director                              March 2, 2000
             Christopher J. Sobecki



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       58 WW FOOD CORP.

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
               Robert W. Hollweg



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2 , 1999.


                                                       WAIST WATCHERS, INC.

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
               Robert W. Hollweg



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2 , 2000.


                                                       WEIGHT WATCHERS CAMPS, INC.

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
               Robert W. Hollweg



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       W.W. CAMPS AND SPAS, INC.

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
               Robert W. Hollweg



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       WEIGHT WATCHERS DIRECT, INC.

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
               Robert W. Hollweg



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       W/W TWENTYFIRST CORPORATION

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
               Robert W. Hollweg



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       W.W. WEIGHT REDUCTION SERVICES, INC.

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
               Robert W. Hollweg



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       W.W.I. EUROPEAN SERVICES, LTD.

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
               Robert W. Hollweg

                       *
     --------------------------------------       Director                              March 2, 2000
               Clive A. Brothers



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       W.W. INVENTORY SERVICE CORP.

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                              DATE
---------                                         -----                              ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal    March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial      March 2, 2000
                 Dennis Sweeney                     and Accounting Officer)

                       *
     --------------------------------------       Director                             March 2, 2000
               Robert W. Hollweg



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       WEIGHT WATCHERS NORTH AMERICA, INC.

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                              DATE
---------                                         -----                              ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal    March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial      March 2, 2000
                 Dennis Sweeney                     and Accounting Officer)

                       *
     --------------------------------------       Director                             March 2, 2000
               Robert W. Hollweg



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       WEIGHT WATCHERS UK HOLDINGS LTD

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                              DATE
---------                                         -----                              ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal    March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial      March 2, 2000
                 Dennis Sweeney                     and Accounting Officer)

                       *
     --------------------------------------       Director                             March 2, 2000
               Robert W. Hollweg



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                     WEIGHT WATCHERS INTERNATIONAL HOLDINGS LTD

                                                     By:                 /s/ LINDA HUETT
                                                          --------------------------------------------
                                                                           Linda Huett
                                                                     PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                              DATE
---------                                         -----                              ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal    March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial      March 2, 2000
                 Dennis Sweeney                     and Accounting Officer)

                       *
     --------------------------------------       Director                             March 2, 2000
               Robert W. Hollweg



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       WEIGHT WATCHERS (U.K.) LIMITED

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                              DATE
---------                                         -----                              ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal    March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial      March 2, 2000
                 Dennis Sweeney                     and Accounting Officer)

                       *
     --------------------------------------       Director                             March 2, 2000
                  John Dennis



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       WEIGHT WATCHERS (ACCESSORIES & PUBLICATIONS)
                                                       LTD

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
                  John Dennis



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       WEIGHT WATCHERS (FOOD PRODUCTS) LIMITED

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
                  John Dennis



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       WEIGHT WATCHERS NEW ZEALAND LIMITED

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
               Robert W. Hollweg

                       *
     --------------------------------------       Director                              March 2, 2000
                   Scott Penn



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       WEIGHT WATCHERS INTERNATIONAL PTY LIMITED

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
             Christopher J. Sobecki

                       *
     --------------------------------------       Director                              March 2, 2000
                 Sacha Lainovic

                       *
     --------------------------------------       Director                              March 2, 2000
                   Scott Penn



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       FORTUITY PTY LTD

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
             Christopher J. Sobecki

                       *
     --------------------------------------       Director                              March 2, 2000
                 Sacha Lainovic

                       *
     --------------------------------------       Director                              March 2, 2000
                   Scott Penn



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 2, 2000.


                                                       GUTBUSTERS PTY LTD

                                                       By:               /s/ LINDA HUETT
                                                            -----------------------------------------
                                                                           Linda Huett
                                                                      PRESIDENT AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                         TITLE                                 DATE
---------                                         -----                                 ----
                /s/ LINDA HUETT
     --------------------------------------       President and Director (Principal     March 2, 2000
                  Linda Huett                       Executive Officer)

                       *
     --------------------------------------       Controller (Principal Financial and   March 2, 2000
                 Dennis Sweeney                     Accounting Officer)

                       *
     --------------------------------------       Director                              March 2, 2000
             Christopher J. Sobecki

                       *
     --------------------------------------       Director                              March 2, 2000
                 Sacha Lainovic

                       *
     --------------------------------------       Director                              March 2, 2000
                   Scott Penn



*By               /s/ LINDA HUETT
         ----------------------------------
                    Linda Huett
                  ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


       EXHIBIT
       NUMBER                       DESCRIPTION
---------------------               -----------
        **1                --       Purchase Agreement, dated September 22, 1999, among Weight
                                    Watchers International, Inc., Credit Suisse First Boston
                                    Corporation and Scotia Capital Markets (USA) Inc.
        **2                --       Recapitalization and Stock Purchase Agreement, dated July
                                    22, 1999, among Weight Watchers International, Inc., H.J.
                                    Heinz Company and Artal International S.A.
        **3.1              --       Amended and Restated Articles of Incorporation of Weight
                                    Watchers International, Inc.
        **3.2              --       Amended and Restated By-laws of Weight Watchers
                                    International, Inc.
        **3.3              --       Certificate of Incorporation of 58 WW Food Corp.
        **3.4              --       By-laws of 58 WW Food Corp.
        **3.5              --       Certificate of Incorporation of Waist Watchers, Inc.
        **3.6              --       By-laws of Waist Watchers, Inc.
        **3.7              --       Certificate of Incorporation of Weight Watchers Camps, Inc.
        **3.8              --       By-laws of Weight Watchers Camps, Inc.
        **3.9              --       Certificate of Incorporation of W.W. Camps and Spas, Inc.
        **3.10             --       By-laws of W.W. Camps and Spas, Inc.
        **3.11             --       Certificate of Incorporation of Weight Watchers Direct, Inc.
        **3.12             --       By-laws of Weight Watchers Direct, Inc.
        **3.13             --       Certificate of Incorporation of W/W Twentyfirst Corporation
        **3.14             --       By-laws of W/W Twentyfirst Corporation
        **3.15             --       Certificate of Incorporation of W.W. Weight Reduction
                                    Services, Inc.
        **3.16             --       By-laws of W.W. Weight Reduction Services, Inc.
        **3.17             --       Certificate of Incorporation of W.W.I. European Services,
                                    Ltd.
        **3.18             --       By-laws of W.W.I. European Services, Ltd.
        **3.19             --       Certificate of Incorporation of W.W. Inventory Service Corp.
        **3.20             --       By-laws of W.W. Inventory Service Corp.
        **3.21             --       Certificate of Incorporation of Weight Watchers North
                                    America, Inc.
        **3.22             --       By-laws of Weight Watchers North America, Inc.
        **3.23             --       Certificate of Incorporation and Memorandum and Articles of
                                    Association of Weight Watchers UK Holdings Ltd
        **3.24             --       Certificate of Incorporation and Memorandum and Articles of
                                    Association of Weight Watchers International Holdings Ltd
        **3.25             --       Certificate of Incorporation and Memorandum and Articles of
                                    Association of Weight Watchers (U.K.) Limited
        **3.26             --       Certificate of Incorporation and Memorandum and Articles of
                                    Association of Weight Watchers (Accessories & Publications)
                                    Ltd
        **3.27             --       Certificate of Incorporation and Memorandum and Articles of
                                    Association of Weight Watchers (Food Products) Limited
        **3.28             --       Certificate of Incorporation and Constitution of Weight
                                    Watchers New Zealand Limited
        **3.29             --       Certificate of Registration and Memorandum and Articles of
                                    Association of Weight Watchers International Pty Limited
        **3.30             --       Certificate of Registration and Memorandum and Articles of
                                    Association of Fortuity Pty Ltd
        **3.31             --       Certificate of Registration and Memorandum and Articles of
                                    Association of Gutbusters Pty Ltd
        **4.1              --       Dollar Securities Indenture, dated as of September 29, 1999, between Weight Watchers International, Inc. and Norwest Bank
                                    Minnesota, National Association

       EXHIBIT
       NUMBER                       DESCRIPTION
---------------------               -----------
         *4.2              --       Guarantee Agreement, dated as of March 3, 2000, given by 58
                                    WW Food Corp., Waist Watchers, Inc., Weight Watchers Camps,
                                    Inc. W.W. Camps and Spas, Inc., Weight Watchers Direct,
                                    Inc., W/W Twentyfirst Corporation, W.W. Weight Reduction
                                    Services, Inc., W.W.I. European Services, Ltd., W.W.
                                    Inventory Service Corp., Weight Watchers North America,
                                    Inc., Weight Watchers UK Holdings Ltd, Weight Watchers
                                    International Holdings Ltd, Weight Watchers U.K. Limited,
                                    Weight Watchers (Accessories & Publications) Ltd, Weight
                                    Watchers (Food Products) Limited, Weight Watchers New
                                    Zealand Limited, Weight Watchers International Pty Limited,
                                    Fortuity Pty Ltd and Gutbusters Pty Ltd.
        **4.3              --       Euro Securities Indenture, dated as of September 29, 1999, between Weight Watchers International Inc. and Norwest Bank
                                    Minnesota, National Association
         *4.4              --       Guarantee Agreement, dated as of March 3, 2000, given by 58
                                    WW Food Corp., Waist Watchers, Inc., Weight Watchers Camps,
                                    Inc. W.W. Camps and Spas, Inc., Weight Watchers Direct,
                                    Inc., W/W Twentyfirst Corporation, W.W. Weight Reduction
                                    Services, Inc., W.W.I. European Services, Ltd., W.W.
                                    Inventory Service Corp., Weight Watchers North America,
                                    Inc., Weight Watchers UK Holdings Ltd, Weight Watchers
                                    International Holdings Ltd, Weight Watchers U.K. Limited,
                                    Weight Watchers (Accessories & Publications) Ltd, Weight
                                    Watchers (Food Products) Limited, Weight Watchers New
                                    Zealand Limited, Weight Watchers International Pty Limited,
                                    Fortuity Pty Ltd and Gutbusters Pty Ltd.
        **4.5              --       Registration Rights Agreement, dated as of September 22,
                                    1999, among Weight Watchers International, Inc., Credit
                                    Suisse First Boston Corporation and Scotia Capital Markets
                                    (USA) Inc.
        **5                --       Opinion of Simpson Thacher & Bartlett
       **10.1              --       Credit Agreement, dated as of September 29, 1999, among
                                    Weight Watchers International, Inc., WW Funding Corp.,
                                    Credit Suisse First Boston, BHF (USA) Capital Corporation,
                                    The Bank of Nova Scotia and various financial institutions
       **10.2              --       Preferred Stock Stockholders' Agreement, dated as of
                                    September 29, 1999, among Weight Watchers International,
                                    Inc., Artal Luxembourg S.A. and H.J. Heinz Company
       **10.3              --       Stockholders' Agreement, dated as of September 29, 1999,
                                    among Weight Watchers International, Inc., Artal Luxembourg
                                    S.A. and H.J. Heinz Company
       **10.4              --       License Agreement, dated as of September 29, 1999, between
                                    WW Foods, LLC and Weight Watchers International, Inc.
       **10.5              --       License Agreement, dated as of September 29, 1999, between
                                    Weight Watchers International, Inc. and H.J. Heinz Company
       **10.6              --       License Agreement, dated as of September 29, 1999, between
                                    WW Foods, LLC and H.J. Heinz Company
       **10.7              --       LLC Agreement, dated as of September 29, 1999, between
                                    H.J. Heinz Company and Weight Watchers International, Inc.
       **10.8              --       Operating Agreement, dated as of September 29, 1999, between
                                    Weight Watchers International, Inc. and H.J. Heinz Company.
       **10.9              --       Subscription Agreement, dated as of September 29, 1999,
                                    among WeightWatchers.com, Inc., Weight Watchers
                                    International, Inc., Artal Luxembourg S.A. and H.J. Heinz
                                    Company
       **10.10             --       Registration Rights Agreement, dated September 29, 1999,
                                    among WeightWatchers.com, Weight Watchers International,
                                    Inc., H.J. Heinz Company and Artal Luxembourg S.A.
       **10.11             --       Stockholders' Agreement, dated September 29, 1999, among
                                    WeightWatchers.com, Weight Watchers International, Inc.,
                                    Artal Luxembourg S.A., H.J. Heinz Company
       **10.12             --       Letter Agreement, dated as of September 29, 1999, between
                                    Weight Watchers International, Inc. and The Invus Group,
                                     Ltd.

       EXHIBIT
       NUMBER                       DESCRIPTION
---------------------               -----------
       **10.13             --       Agreement of Lease, dated as of August 1, 1995, between
                                    Industrial & Research Associates Co. and Weight Watchers
                                    International, Inc.
       **10.14             --       Lease Agreement, dated as of April 1, 1997, between Junto
                                    Investments and Weight Watchers North America, Inc.
       **10.15             --       Lease Agreement, dated as of August 31, 1995, between 89
                                    State Line Limited Partnership and Weight Watchers North
                                    America, Inc.
       **10.16             --       Employment Agreement, dated as of August 30, 1996, between
                                    Weight Watchers International, Inc. and Robert Mallow
        *12.1              --       Computation of Ratio of Earnings to Fixed Charges
        *12.2              --       Computation of Pro Forma Ratio of Earnings to Fixed Charges
       **21                --       Subsidiaries of Weight Watchers International, Inc.
       **23.1              --       Consent of Simpson Thacher & Bartlett (included in Exhibit
                                    5)
        *23.2              --       Consent of PricewaterhouseCoopers LLP
       **24                --       Powers of Attorney (included in signature pages hereto)
       **25                --       Form T-1 Statement of Eligibility under the Trust Indenture
                                    Act of 1939 of Norwest Bank Minnesota, National Association,
                                    as trustee
       **27.1              --       Financial Data Schedules
       **27.2              --       Financial Data Schedules
        *27.3              --       Financial Data Schedules
       **99.1              --       Form of Letter of Transmittal (dollar notes)
       **99.2              --       Form of Letter of Transmittal (euro notes)
       **99.3              --       Form of Notice of Guaranteed Delivery (dollar notes)
       **99.4              --       Form of Notice of Guaranteed Delivery (euro notes)


------------------------


*   Filed herewith.



**  Previously filed.